AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999


                                                     REGISTRATION NO. 333-69137

 ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          GALVESTON'S STEAKHOUSE CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      5812
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                                   94-3248672
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)


                             10200 WILLOW CREEK ROAD
                               SAN DIEGO, CA 92131
                                 (619) 689-2333
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                 ---------------
                                 RICHARD M. LEE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          GALVESTON'S STEAKHOUSE CORP.
                             10200 WILLOW CREEK ROAD
                               SAN DIEGO, CA 92131
                                 (619) 689-2333
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

------------------------------------------------------------------------------

                                    COPY TO:

                                HANK GRACIN, ESQ.
                                 LEHMAN & EILEN
                                    SUITE 505
                           50 CHARLES LINDBERGH BLVD.
                               UNIONDALE, NY 11553
                            TELEPHONE: (516) 222-0888
                            FACSIMILE: (516) 222-0948


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:


             As soon as practicable after the registration statement
                               becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                             CALCULATION OF REGISTRATION FEE
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Title of each class of                              Proposed maximum        Proposed maximum              Amount
   securities to be           Amount to be         offering price per      aggregate offering               of
      registered               registered            share (1) (6)               price                 registration
                                                                                                          fee (7)
----------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock (2)             234,708    sh.           $     6.75             $  1,584,279              $    467.36
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Common Stock (3)             193,837    sh.           $     6.75             $  1,308,400              $    385.98
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Common Stock (4)             368,182    sh.           $     6.75             $  2,485,228              $    733.14
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Common Stock (5)             267,521    sh.           $     6.75             $  1,805,767              $    532.70
------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Total                      1,064,248    sh.           $     6.75             $  7,183,674              $  2,119.18
------------------------ ----------------------- ----------------------- ----------------------- -----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.


(2) Based upon 150% of the shares issuable upon the conversion of $1,100,000 aggregate principal amount of 6% Convertible Debentures on February 1, 1999 if all such Debentures were converted on that date at 85% of the Market Price (as such term is defined in the Debentures) of the Common Stock on the Conversion Date (or $7.03). The actual number of shares issuable upon conversion of the Debentures cannot be predicted at this time, insofar as it will be based, among other things, on the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted.

(3) Based upon 150% of the shares issuable upon the exchange of $650,000 principal amount a Secured Exchangeable Note on February 1, 1999 if the full principal amount thereof was exchanged on that date at an Exchange Price per share of 110% of $4.58 (or $5.03) which is the average closing price of the Common Stock for the five days preceding September 28, 1998. The actual number of shares issuable upon the exchange of such Secured Exchangeable Note cannot be predicted at this time, insofar as it will be based, among other things, on the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock for which such Secured Exchangeable Note will be exchanged.

(4) Based upon 150% of the shares issuable upon the exchange of $1,350,000 principal amount of a Secured Exchangeable Note on February 1, 1999 if the full principal amount thereof was exchanged on that date at an Exchange Price per share of $5.50. The actual number of shares issuable upon the exchange of such Secured Exchangeable Note cannot be predicted at this time, insofar as it will be based, among other things, on the future market price of the Common Stock. This is not intended to constitute a prediction as to the number of shares of Common Stock for which such Secured Exchangeable Note will be exchanged.

(5) Based upon 267,521 shares issuable upon exercise of Warrants to purchase Common Stock of Registrant.

(6) The closing price of the Common Stock of the Registrant on February 8, 1999 on the NASDAQ SmallCap Market was $6.75 per share.

(7) The unpaid balance of the registration fee equal to $1,047.94 is enclosed herewith. The registrant previously paid a registration fee of $1,071.24.

Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions or to provide for changes in the number of shares of Common Stock as are issuable upon conversion of the Debentures and upon the exchange of the Secured Exchangeable Notes.





                             DATED FEBRUARY 10, 1999

                                   PROSPECTUS


                               1,064,248 SHARES
                          GALVESTON'S STEAKHOUSE CORP.
                                  COMMON STOCK
                            ------------------------

The 1,064,248 shares of common stock of Galveston's Steakhouse Corp. offered hereby are offered by the holders of 6% Convertible Debentures of the Company, the holder of two Secured Exchangeable Notes of the Company and the holders of warrants to purchase shares of the Company's Common Stock. The shares of Common Stock so offered are issuable upon the conversion of the Debentures, the exchange of the Secured Notes and the exercise of the Warrants. The Common Stock is currently quoted on the NASDAQ SmallCap Market under the symbol "SIZL." On February 8, 1999 the closing price on the NASDAQ SmallCap Market of the Common Stock was $6.75 per share.

This Prospectus relates to an aggregate of 1,064,248 shares of Common Stock, which is based on 150% of the shares issuable if $1,100,000 aggregate principal amount of Debentures had been converted on February 1, 1999 at 85% of the Market Price (as such term is defined in the Debentures) of the Common Stock on the conversion date (or $7.03), 150% of the shares issuable upon the exchange of the first Secured Note if the full $650,000 principal amount thereof was exchanged on February 1, 1999 at an exchange price of 110% of $4.58 (or $5.03) per share, 150% of the shares issuable upon the exchange of the second Secured Note if the full $1,350,000 principal amount thereof was exchanged on February 1, 1999 at an exchange price of $5.50 per share, and all of the Warrants had been exercised on that date. The exact number of shares that will be issued on the conversion of the Debentures and/or the exchange of the Secured Notes will depend on the market price of the Common Stock on, or immediately prior to, the date of the conversion and/or the exchange and is not now known. All the Common Stock offered hereby is being sold by the Selling Securityholders and may be offered to the public from time to time by the Selling Securityholders. The Company will not receive any of the proceeds received by the Selling Securityholders from the Common Stock sold.


The Company will pay all reasonable expenses of this offering estimated at $40,000. The Selling Securityholders, however, will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of their Common Stock. The Common Stock may be sold by the Selling Securityholders directly or through underwriters, dealers or agents in market transactions or privately negotiated transactions.

                            ------------------------

This investment involves a high degree of risk. Carefully consider the risk factors beginning on page 6 in this Prospectus.

                            ------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is February 10, 1999.


                            ------------------------

                               PROSPECTUS SUMMARY


         This summary highlights selected information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements.


         Investors should carefully consider the information set forth under the heading "Risk Factors."

                          GALVESTON'S STEAKHOUSE CORP.

                        Offices: 10200 Willow Creek Road
                               San Diego, CA 92131
                           (Telephone) (619) 689-2333
                           (Facsimile) (619) 689-0231

         The Company currently operates seventy-seven (77) full-service, high quality steakhouse restaurants located in eleven states. The Company's restaurants specialize in complete steak and prime rib meals, and also offer fresh fish and other lunch and dinner dishes. The Company's average dinner check is approximately $23.00 (including alcoholic beverages) and it currently serves over 6.8 million meals annually. The Company operates principally under the brand names of Hungry Hunter, Hunter Steakhouse, Mountain Jack's, Mountain Jack's Steakhouse and Carvers.

         The Mountain Jack's, Mountain Jack's Steakhouse, Hungry Hunter and Hunter Steakhouse restaurants are mid-priced, full service, high quality steakhouse restaurants. The Carvers restaurants are upscale, sophisticated steakhouse restaurants. Company management believes that its emphasis on quality service and the limited menu of its restaurants, with its concentration on high quality USDA choice-graded steaks and prime ribs, distinguishes the Company's restaurants and presents an opportunity for significant growth.

     On December 21, 1998, the Company consummated its acquisition of Paragon Steakhouse Restaurants, Inc. ("Paragon") which owned seventy-eight (78) steakhouse restaurants and Pacific Basin Foods Inc., a restaurant food distribution company. Paragon is now a wholly owned subsidiary of the Company.


         The Company was incorporated under the laws of the State of Delaware on June 3, 1996 under the name "Texas Loosey's Steakhouse & Saloon, Inc.". The Company changed its name to "Galveston's Steakhouse Corp." on December 19, 1996.

         This Prospectus may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks set forth herein, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

                                  THE OFFERING

Common Stock Offered by Selling Stockholders.....              1,064,248  shares,  based  upon  150%  of  the 156,472 shares
                                                               issuable   upon  the   conversion   of  $1,100,000  aggregate
                                                               principal amount of the  6%  Convertible Debentures,  at  85%
                                                               of  the  Market  Price  (as  such  term  is  defined  in  the
                                                               Debentures)  of  the  Common  Stock  on   February 1, 1999 or
                                                               $7.03, 150%  of  the  374,679 shares  issuable upon  exchange of  the  Secured  Notes  and  267,521  shares  issuable  upon exercise  of  the Warrants.

Common Stock to be offered by the Company.........             0 shares

Common Stock Outstanding Prior to Offering (1)....             2,428,325 shares

Common Stock to be Outstanding Immediately
After Offering....................................             3,492,573  shares  based on all  shares  offered  under  this
                                                               Prospectus (assuming full conversion of the Debentures,  full exchange  of  the  Secured  Notes  and  exercise  of  all  the
                                                               Warrants).



Use of Proceeds...................................             None  of  the  proceeds  of the  sale  of  the  Common  Stock registered  hereunder  will accrue to the  Company.  See "Use of Proceeds."

Risk Factors......................................             The  Securities  offered  hereby  involve  a high  degree  of
                                                               risk.   Investors  should  purchase  the  securities  offered
                                                               hereby  only if they can  afford  the  loss of  their  entire investment.

NASDAQ SmallCap Market Symbol ....................             "SIZL"


---------------
(1) Based on shares outstanding as of February 1, 1999. Excludes 1,000,000 outstanding shares of Series B Convertible Preferred Stock held by Richard M. Lee which are convertible into Common Stock, at the option of the holder, at a conversion price per share equal to 150% of the initial public offering price of the Company's Common Stock, upon the earlier of: (a) the date the Company's net profits equal or exceed $3.5 million, or (b) the date which is eight (8) years from March 2, 1998, the closing date of the Company's initial public offering. See "Description of Securities."

                                 CURRENT FINANCING

         On July 15, 1998, pursuant to a private placement, the Company sold to two (2) investors $600,000 principal amount of 6% Convertible Debentures. On July 23, 1998, the Company sold an additional $100,000 principal amount of the Debentures to a third investor, who also received warrants to purchase 6,303 shares of Common Stock. On December 21, 1998 the two (2) original investors purchased additional Debentures in the aggregate principal amount of $400,000 (all of such such Debentures are collectively referred to herein as the "Debentures"). The investors may convert the Debentures into Common Stock (collectively, the "Debenture Conversion Shares"), and the Company has the right, under certain circumstances, to require such conversion. In connection with such private placements, the Company issued warrants to purchase 18,666 shares of its Common Stock to the placement agents of the Debentures. Such warrants are referred to herein collectively as the Debenture Placement Warrants. The shares issuable under the Debenture Placement Warrants, together with the shares issuable under the Note Placement Warrants, the warrants to purchase 6,303 shares of Common Stock referred to above and the warrants to purchase 225,000 shares of Common Stock referred to below are herein referred to collectively as the "Warrant Shares."

         On September 28, 1998, pursuant to a private placement, the Company sold to one investor a Secured Exchangeable Promissory Note in the principal amount of $650,000 (the "First Secured Note") and issued to such investor warrants to purchase 73,125 shares of Common Stock. On December 21, 1998, pursuant to a private placement, the Company sold to the same investor an additional Secured Exchangeable Promissory Note in the principal amount of $1,350,000 (the "Second Secured Note", and collectively with the First Secured Note, the "Secured Notes") and issued to such investor warrants to purchase 151,875 shares of Common Stock. The investor may exchange all or a portion of the Secured Notes for Common Stock (the "Note Exchange Shares"). In connection with such private placements, the Company issued warrants to purchase 17,552 shares of its Common Stock to the placement agents of the Secured Notes. Such warrants are referred to herein collectively as the Note Placement Warrants. The Debenture Conversion Shares, the Note Exchange Shares and the Warrant Shares constitute the Common Stock being offered and sold by the Selling Securityholders pursuant to this Prospectus. See "Description of Securities," "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources" and "Selling Securityholders and Plan of Distribution."

                            SUMMARY OF FINANCIAL DATA

     The following information is qualified by reference to, and should be read in conjunction with, the financial statements and the notes thereto and "Management's Discussion and Analysis or Plan Of Operation" contained elsewhere in this Prospectus. The following information for the period from December 31, 1995 through August 18, 1996 was for the period under the ownership and operation of TLC Restaurant Management Corp. ("TLC"). The Company acquired and took over the operation of the two (2) restaurants constituting the Texas Loosey's business from TLC effective August 19, 1996. The Company was incorporated on June 3, 1996. Also, in this Prospectus are unaudited financial statements for the twelve months ended December 31, 1996 of the Company and the unaudited financial statements for the nine months ended September 30, 1998 and 1997 of the Company, which in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The Company has also presented the proforma statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 assuming its acquisition of Paragon took place on January 1, 1997. See the proforma financial statements and related notes contained elsewhere in this prospectus. The financial statements of the Company and its predecessor, TLC, are not comparable due to the significant amount of debt incurred by the Company to consummate the acquisition and due to the significant purchase accounting adjustments that resulted therefrom.



                                  STATEMENTS OF OPERATIONS DATA:


                   1996              1996                   1996                    1997
                 (Audited)         (Audited)             (Unaudited)              (Audited)
              --------------   --------------------------------------------------------------
INCOME                          GALVESTON'S                                        1-1-97 TO
STATEMENT      TLC 12-31-95      6-3-96 TO         PRO FORMA                       12-31-97
CAPTION         TO 8-18-96        12-31-96        ADJUSTMENTS      PRO FORMA       (Audited)
Revenues         $ 1,096,262    $      416,544   $   --           $  1,512,806    $  1,867,671
Restaurant Costs   1,144,538           547,981      40,585 (1)       1,733,104       2,006,351
                 -----------   ---------------   ------------     ------------    ------------
                     (48,276)         (131,437)    (40,585)           (220,298)       (138,680)
                 -----------   ---------------   ------------     ------------    ------------
Other Income/
(Expenses):
General &
Administrative      (103,271)         (136,467)         --            (239,738)       (350,945)
Pre-opening &
Start-up Costs            --          (433,694)         --            (433,694)        (65,155)
Other                  1,312            30,419     (47,667)(2)         (15,936)         --
                 -----------   ---------------   ------------     ------------    ------------
Operating Loss      (150,235)         (671,179)    (88,252)           (909,666)       (554,780)
Interest &
  Financing Costs    (10,459)         (271,373)   (167,427)(3)        (438,800)       (523,187)
                 -----------   ---------------   ------------     ------------    ------------
Net Loss        $   (160,694)    $    (942,552)  $(255,679)        $(1,348,466)    $(1,077,967)
Net Loss Per
  Common Share  $     (16.07)    $       (1.19)                    $     (1.70)    $     (1.36)
Weighted
  average number
  of common
  shares              10,000           795,000                         795,000         790,296
  outstanding


                                                     Proforma           Proforma
INCOME             1-1-97 TO        1-1-98 TO       year ended         1-1-98 TO
STATEMENT           9-30-97          9-30-98       12-31-97 (4)      9-30-98 (4)(5)
CAPTION           (Unaudited)      (Unaudited)     (Unaudited)        (Unaudited)
Revenues        $   1,481,719    $   841,476      $  175,479,478    $  131,607,090
Restaurant Costs    1,411,508      1,093,762         170,581,275       125,131,107
                 -------------    -----------       -------------     -------------
                       70,211       (252,286)          4,898,203         6,468,983
                 -------------    -----------       -------------     -------------
Other Income/
(Expenses):
General &
Administrative      (264,103)      (694,990)         (10,975,103)        (7,967,383)
Pre-opening &
Start-up Costs       (63,955)          --                (65,155)              --
Other                   --             --            (23,620,641)           255,383
                 -------------    -----------       -------------       -------------
Operating Loss      (257,847)      (947,276)         (29,761,669)        (1,243,017)
Interest &
  Financing Costs   (448,010)      (275,140)          (3,969,080)        (2,707,314)
                 -------------    -----------       --------------      -------------
Net Loss        $   (705,857)   $(1,222,416)        $(33,730,749)       $(3,950,331)
Net Loss Per
  Common Share  $      (0.91)   $     (0.59)        $     (42.68)        $    (1.91)
Weighted
  average number
  of common
  shares             778,600      2,064,714              790,296          2,064,714
  outstanding

         BALANCE SHEET DATA                9/30/98                  9/30/98               9/30/98
                                           (Actual)              (As Adjusted)      (Proforma As Adjusted)
                                          (Unaudited)          (Unaudited)(4)(6)      (Unaudited)(4)(5)(6)
          ----------------------------- ------------------ ---------------------- ---------------------------
          Working Capital (deficit)     $   1,931,145       $    (14,179,929)       $   (12,829,924)
          ----------------------------- ------------------ ---------------------- ----------------------------
          Total Assets                      5,016,540             64,488,750             64,488,750
          ----------------------------- ------------------ ---------------------- ----------------------------
          Current Portion of Notes          1,439,497              4,068,133              2,718,133
          Payable
          ----------------------------- ------------------ ---------------------- ----------------------------
          Notes Payable Net of                795,245             29,182,308             29,182,308
          Current Portion
          ----------------------------- ------------------ ---------------------- ----------------------------
          Accumulated Deficit              (3,242,935)            (3,242,935)            (3,242,935)
          ----------------------------- ------------------ ---------------------- ----------------------------
          Stockholders' Equity              2,634,775              2,634,775              3,984,775
          ----------------------------- ------------------ ---------------------- ----------------------------

                     FOOTNOTES TO SUMMARY OF FINANCIAL DATA

(1) The pro forma adjustment related to restaurant costs is for depreciation and amortization of fixed assets and leasehold improvements. Had the Company recorded depreciation and amortization expense for a full 12 months, additional expense in the amount of $40,585 would have been recognized.

(2) The pro forma adjustment to other expenses is related to the amortization of intangible assets. Had the Company recorded amortization expense for a full 12 months, additional expense in the amount of $47,667 would have been recognized.

(3) The Company would have incurred an additional $167,427 in interest expense if the debt that was raised from inception (June 3, 1996) through December 31, 1996 had been outstanding for a full 12 months.

(4) Gives effect to the acquisition of Paragon.

(5) Gives effect to the conversion of the $700,000 principal amount of the Debentures and the exchange of the $650,000 principal amount of the Secured Note.


     (6) Assumes that the secured indebtedness of Paragon under its long-term borrowing agreement will not be accelerated. See "Risk Factors--Default Under Paragon Mortgage Facility" and "Risk Factors--Going Concern Uncertainty Regarding Paragon".

                                  RISK FACTORS

         Investing in the Company's shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

No History Of Earnings And Accumulated Deficit.


     The Company has suffered substantial losses since inception. For the nine months ending September 30, 1998, the Company had a net loss of $1,222,416. As of September 30, 1998, the Company's accumulated deficit totaled $3,242,935. There can be no assurance that it will achieve profitable operations. See "Risk Factors -- Business," "Risk Factors -- Recent Significant Increase in Company Operations," "Business" and "Financial Statements."

Default Under Paragon Mortgage Facility

     On August 30, 1997, Paragon, a wholly owned subsidiary of the Company since December 21, 1998, entered into a $22,624,000 secured mortgage financing (the "Mortgage") with a financing company. Paragon is liable for the repayment of such financing. The Mortgage bears interest at a rate of 10.39% per annum and is payable in 180 equal installments of principal and interest, with the final installment due in September 2011. The Mortgage is secured by substantially all of Paragon's owned land, buildings, and improvements thereon. The terms of the Mortgage include specific financial covenants, restrictions on obtaining other financing and other limitations. On April 30, 1997, and on May 28, 1997, the Mortgage agreement was amended primarily to modify the loan covenants. As of September 25, 1998, Paragon was not in compliance with certain financial ratio loan covenants and has not obtained a waiver for the covenant violations. Accordingly, Paragon is in technical default under the terms of the Mortgage. The Company is presently exploring opportunities to refinance the Mortgage and has so informed the financing company.

     To date, the financing company has not declared an event of default under the Mortgage agreement. Failure to obtain the agreement of the financing company to amend the terms of the Mortgage agreement or to waive the covenant violations could have a material adverse effect on the Company, its operations, financial results and prospects, including but not limited to foreclosure upon Paragon's owned land, buildings and the improvements thereon. There can be no assurance that the Company will be able to obtain the agreement of the financing company to amend the terms of the Mortgage agreement or to waive the covenant violations of Paragon before the Company effects a refinancing of the Mortgage or that the Company will be able to consummate such refinancing.


Going Concern Uncertainty Regarding Paragon


     Paragon has suffered substantial losses in recent years. As of September 25, 1998, Paragon had an accumulated deficit of $87,352,438, a deficiency in assets of $6,003,349 and negative working capital of $33,386,287. In addition, Paragon is not in compliance with certain loan covenants under the terms of its long-term borrowing agreement and such covenants have not been waived or amended. If the lender demanded payment of the balance outstanding, it is likely Paragon would not have available funds to meet the lender's demand. The financial statements regarding Paragon included in this Prospectus have been prepared assuming that Paragon will continue as a going concern; however, the financial condition of Paragon raises substantial doubt about the ability of Paragon to continue as a going concern. See "Report of Independent Auditors".

Recent Significant Increase in Company Operations

     On December 21, 1998 the Company consummated its acquisition of Paragon, which then operated seventy-three (73) steakhouse restaurants. Prior to such acquisition, the Company operated only four (4) steakhouse restaurants. At present, the Company operates a total of seventy-seven (77) restaurants. The Company's ability to successfully manage and operate a significantly larger number of restaurants will depend on a number of factors, including but not limited to, the availability, staffing, training and retention of skilled management personnel, securing required governmental approvals and permits, adequately supervising construction and renovations, securing adequate financing, achieving profitable operations and other factors, some of which are beyond the control of the Company. There can be no assurance that the Company will be able to successfully manage and operate all of its restaurants or that such restaurants can be operated profitably. See "Business -- Review of Paragon Steakhouse Restaurants Results; Future Expansion."

Need For Additional Working Capital

         The Company has incurred substantial operating losses since commencing operations in June 1996 and its newly acquired Paragon subsidiary has incurred substantial operating losses in Paragon's two most recent fiscal years. There can be no assurance if or when the Company will achieve profitability. The Company anticipates that its capital resources will be adequate to satisfy its capital requirements for at least the next twelve months. There can be no assurance, however, that the Company's cash requirements during this period will not exceed its available resources. See "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources." The Company's future capital requirements will depend upon many factors, including the Company's ability to operate its resturants successfully, as well as market developments and cash flow from operations. In the event that cash generated from operations is insufficient to fund the Company's activities, the Company will be required to raise additional funds through bank or other borrowings, or equity or debt financings. There can be no assurance that additional financing, if required, will be available at all or in amounts or on terms acceptable to the Company. In addition, any equity financing could result in dilution to the Company's existing stockholders. Failure to obtain additional working capital in a timely manner or on acceptable terms could have a material adverse effect on the Company, its operations, financial results and prospects. See "Business," "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources" and the Financial Statements of the Company included elsewhere herein.

Business

         The Company's business plan and prospects are dependent upon, among other things, the availability of suitable future restaurant sites, timely development and construction of restaurants, the hiring of skilled management and other personnel, the ability of the Company to integrate the Paragon restaurants into its operations, the ability of the Company to successfully manage growth (including monitoring its restaurants, controlling costs, and maintaining effective quality controls), and the availability of adequate financing. The Company has no significant experience in operating a large chain of restaurants or effectuating restaurant expansion, and the lack of success or the closing of any restaurants developed or acquired by the Company, including the restaurants acquired in the Paragon transaction, could have a material adverse effect upon the Company. There can be no assurance that the Company will be able to successfully operate the restaurants acquired in the Paragon transaction or otherwise implement its business plan, or that unanticipated expenses, problems or difficulties will not result in material delays in its implementation. See "Business."

Upscale Strategy

     As a result of the Paragon acquisition, the Company acquired an upscale steakhouse restaurant concept, Carvers. Prior to the Paragon acquisition, the Company did not operate in the upscale segment. There can be no assurance that the Company will choose to develop additional Carvers restaurants beyond those currently operating, or that any such restaurants, if and when developed or operated, will achieve profitability or prove to be successful. See "Business -- Operations in Upscale Markets."


Government Regulation

         The Company's restaurant operations are subject to numerous national and local, health, sanitation, employment, safety and franchising regulations and standards, as well as local authorities and local zoning, building code and land-use regulations. There can be no assurance that the Company will be able, for financial reasons or otherwise, to comply with any laws or regulations or that amendments to existing laws and regulations or new laws and regulations will not be enacted in the future that could require the Company to alter methods of operations in the future at costs that could be substantial. In addition, each restaurant must obtain appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant has food service licenses from local health authorities. Each restaurant's liquor license must be renewed annually and may be revoked at any time for cause. Failure to comply with any such laws or regulations, or the loss of the Company's liquor licenses, or inability to obtain any of the same, would likely have a material adverse effect on the Company. In California, there is a set number of alcoholic beverage licenses available, but there is an active market through which new licenses can be obtained at the then-applicable market price. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere. See "Business -- Government Regulation."

         The Company may be subject to "dram-shop" liability, which generally provides a person injured by an intoxicated person with the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. To address any such potential liability, the Company carries liquor liability coverage as part of its comprehensive general liability insurance.


Geographic Concentration of Restaurants


         The Company's restaurants are located in eleven states, predominantly on the West Coast and in the Great Lakes regions. Accordingly, the restaurants are susceptible to fluctuations in their business caused by adverse economic or other conditions occuring in such regions of the United States, including natural disasters. Each of the Company's restaurants represents a significant investment and long-term commitment which limits the Company's ability to respond quickly or effectively to changes in local competitive conditions or other changes that could affect the Company's operations.

Limited Experience in Operating Large Number of Restaurants;
Future Restaurant Capital Financing Needs

         The Company has limited experience in managing and operating a large number of restaurants or restaurants which are geographically dispersed. The Company's acquisition of the Paragon restaurants may over-burden the Company's personnel and financial resources. The Company's success in managing and operating a significantly larger restaurant base will depend on, among other things, the hiring and retention of skilled management and other personnel, the general ability to successfully manage growth (including monitoring restaurants, controlling costs and maintaining effective quality controls) and the availability of adequate financing. There can be no assurance that the Company will be successful in its management and operation of an expanded restaurant base. See "Business -- Significant Increase in Company Operations; Review of Paragon Steakhouse Restaurants Results; Future Expansion"

         The Company's ability to successfully manage and operate its increased number of restaurants will depend on a variety of factors, many of which may be beyond the Company's control, including but not limited to the Company's ability to integrate its operations with the Paragon operations, attract, train and retain qualified and experienced personnel and management, operate its restaurants profitably and obtain additional capital, as well as the general economic conditions and degree of competition in the particular region of expansion. The Company will incur substantial costs in opening each new Company-owned restaurant, and new restaurants experience fluctuating operational levels for some time after opening. Should the Company's results of operations or its rate of growth fail to be adequate to finance expansion or should costs of capital expenditures rise, the Company may not have the ability to open new restaurants at its desired pace or at all, and could be required to seek additional financing in the future. There can be no assurance that the Company will be able to raise such capital when needed on satisfactory terms or at all. In addition, there can be no assurance that the Company will successfully expand or that the Company's existing or new restaurants will be profitable. The Company expects to encounter intense competition for restaurant sites, and may have difficulty buying or leasing desirable sites on terms that are acceptable to the Company. In many cases, the Company's competitors may be willing and able to pay more than the Company for sites. The Company expects these difficulties with regard to obtaining desirable sites to continue for the foreseeable future. See "-- Restaurant Industry and Competition," "Business -- Significant Increase in Company Operations; Review of Paragon Steakhouse Restaurants Results; Future Expansion" and "-- Competition."

Restaurant Industry And Competition


     The restaurant industry is highly competitive. Key competitive factors in the industry include the quality and value of the food products offered, quality of service, price, dining experience, restaurant locations and the ambiance of facilities. The Company's competitors include various mid-price, full-service casual dining restaurants. The Company competes with national and regional chains, as well as individually owned restaurants. The number of steakhouse restaurants with operations generally similar to the concepts operated by the Company has grown substantially in the last several years, and the Company believes competition among such restaurants is increasing. As the Company's competitors expand operations in various geographic areas, competition, including competition among steakhouse restaurants with concepts similar to the Company's, can be expected to intensify. Such increased competition could increase the Company's operating costs or adversely affect its revenues. Many of the Company's competitors have been in existence longer than the Company, have a more established market presence and have substantially greater financial, marketing and other resources than the Company, which may give them certain competitive advantages. The restaurant industry is affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Consumer trends can shift rapidly. There can be no assurance that the Company's restaurants will match trends in consumer tastes. The performance of individual restaurants may be affected by factors such as traffic patterns, demographic considerations and the type, number and location of competing restaurants. Changes in economic conditions affecting the Company's future customers could reduce traffic in some or all of the Company's restaurants or impose practical limits on pricing, either of which could have a material adverse effect on the profitability of the Company. In addition, the restaurant industry has few non-economic barriers to entry. There can be no assurance that third parties will not be able to successfully imitate and implement the Company's concepts. See "Business."

Company Profitability Highly Sensitive To Cost Increases

     The Company's profitability is highly sensitive to increases in food, labor and other operating costs. The Company's restaurants' dependence on frequent deliveries of fresh food supplies subject them to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could materially and adversely affect the availability, quality and cost of ingredients. In addition, unfavorable trends or developments concerning factors such as inflation, food, labor and employee benefit costs (including increases in hourly wage and minimum unemployment tax rates), rent increases resulting from the rent escalation provisions in the various restaurants' leases, and the availability of experienced management and hourly employees may also adversely affect the Company. The Company believes recent favorable inflation rates and part-time labor supplies in its principal market area have contributed to relatively stable food and labor costs in recent years. However, there can be no assurance that these conditions will continue or that the Company will have the ability to control costs in the future. See "Business."

Control By Principal Stockholders


         The management of the Company beneficially owns 17.3% of the outstanding shares of Common Stock of the Company and 41.6% of the combined stockholder voting power of the Company, including all 1,000,000 outstanding shares of the Company's Series B Convertible Preferred Stock, which carries rights to vote with the Common Stock as one class on a one vote-per-share basis. Management therefore has control over the outcome of all matters submitted to the stockholders for approval, including the election of the Company's board of directors. As a result, the stockholders of the Company possess little practical ability to remove management or effect the operations or business of the Company. In addition, the Company intends to issue to senior management of the Company 1,750,000 shares of a newly authorized Series C Convertible Preferred Stock, which carries rights to vote with the Common Stock as one class on a one vote-per-share basis. Issuance of the shares of the Series C Convertible Preferred Stock to senior management of the Company will enhance the control of senior management over the outcome of all matters submitted to the stockholders for approval. See "Principal Stockholders" and "Description of Securities."

No Dividends On Common Stock

     The Company has never paid any dividends on its Common Stock and does not expect to declare or pay any cash dividends for the foreseeable future. It is anticipated that earnings, if any, will be used in the Company's operations and to finance the expansion of its business. See "Dividend Policy" and "Management's Discussion, Analysis or Plan of Operation -- Liquidity and Capital Resources".

Dependence Upon Key And Other Personnel

         The success of the Company will be largely dependent on the efforts of certain key personnel of the Company, including Richard M. Lee, its Chairman and Chief Executive Officer and Hiram J. Woo, its President, Secretary and Chief Financial Officer. On June 3, 1996, the Company entered into a four-year employment contract with each of Messrs. Lee and Woo. See "Certain Transactions
- -- Employment Agreements." The loss of the services of either of Mr. Lee or Mr. Woo would have a material adverse effect on the Company, and the Company does not maintain, nor does it intend to maintain, any key-man life insurance. Additionally, in order to implement its business plan, the Company will be dependent upon its ability to hire and retain experienced financial, marketing, and restaurant management personnel. There can be no assurance that the Company will be able to hire additional experienced personnel. The inability to hire and retain additional experienced personnel could have a material adverse effect on the Company. The Company will also be dependent on its ability to hire and train restaurant managers and hourly employees from the local labor pool who are able to operate the Company's restaurants in conformity with the required standards of service and efficiency. The unavailability of an adequate number of qualified local managers and hourly employees could have an adverse effect on the Company. See "Business -- Restaurant Operations and Management" and "Management -- Employment Agreements."

Authorization Of Preferred Stock


         The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. As of the date of this Prospectus, 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the "Series B Preferred") are outstanding, all of which are owned by Richard M. Lee, the Company's Chairman and Chief Executive Officer. The Series B Preferred carries voting rights along with the Common Stock on a one-vote-per-share basis. If and to the extent that the shares of Common Stock issuable upon conversion of the Series B Preferred are not includable in a registration statement on Form S-8, at the request of the holders thereof, delivered to the Company within three years of any such conversion of the Series B Preferred shares, the Company will prepare and file, at its own expense, one (1) registration statement on Form S-3 (to the extent available) to enable such holders to resell shares of Common Stock acquired upon conversion of the Series B Preferred. The Board of Directors may change or otherwise adjust the terms of the above-described Series B Preferred Stock in its sole discretion. In addition, the Company intends to issue to senior management of the Company 1,750,000 shares of a newly authorized Series C Convertible Preferred Stock, which carries rights to vote with the Common Stock as one class on a one vote-per-share basis. The issuance of the Series C Convertible Preferred Stock or any additional preferred stock, as well as certain provisions of the Company's charter and Delaware law, could have the effect of delaying, deferring or preventing a change of control of the Company. See "Description of Securities."


Effect Of Debenture Conversion, Exchange Of Secured
Note And Exercise Of Warrants


         Upon the conversion of the Debentures, the exchange of the Secured Notes and the exercise of the Warrants there will be not less than 3,226,997 shares of Common Stock outstanding, consisting of 2,428,325 shares currently outstanding and a minimum of 798,672 shares (and potentially substantially more depending upon the Market Price at the time of conversion and/or exchange) issuable upon conversion of the Debentures, exchange of the Secured Notes and exercise of the Warrants, and available for offer by the Selling Securityholders, which shares will be tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), as long as the Prospectus covering such sales remains current and effective. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, whether offered by the Selling Securityholders or others, will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. See "Market for Common Equity and Related Stockholder Matters."

Shares Eligible For Future Sale


         Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. The Company presently has outstanding an aggregate of 2,428,325 shares of Common Stock.



     The Company is unable to predict the effect that sales of the shares of Common Stock outstanding prior to this offering, or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and Preferred Stock. The issuance of such shares could result in the dilution of the voting power of the Common Stock offered in this offering. See "Description of Securities," "Shares Eligible for Future Sale," and "Principal Shareholders."

Possible Volatility Of Stock Price

         The trading price for the Common Stock may be highly volatile and could be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general conditions in the food service industry or the general economy, and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for public companies generally, or within broad industry groups, which fluctuations may be unrelated to the operating results or other circumstances of a particular company. Such fluctuations may adversely affect the liquidity of the Common Stock, as well as the price that holders may achieve for their shares upon any future sale.

Continued Nasdaq SmallCap Listing

         While the Company's Common Stock meets the current NASDAQ SmallCap listing requirements, there can be no assurance that the Company will at all times meet the criteria for continued listing. Continued inclusion on the NASDAQ SmallCap generally requires that a company have, among other things, (i) either net tangible assets of $2,000,000, a market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000 and (ii) a minimum market value of public float of $1,000,000. Additionally, for continued listing on the NASDAQ SmallCap, companies are required to have at least two independent directors, and an Audit Committee, a majority of the members of which would need to be independent directors. If the Company is unable to satisfy the NASDAQ SmallCap's maintenance requirements, its Common Stock may be delisted from the NASDAQ SmallCap. In the event of any such delisting, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") and it could be more difficult to obtain quotations of the market price of the Company's Common Stock. Consequently, the liquidity of the Company's Common Stock could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         The Common Stock of the Company has been trading on the NASDAQ SmallCap Market under the symbol "SIZL" since February 27, 1998, the date of the Company's initial public offering. As of February 8, 1999, the last sale price as reported on NASDAQ was $6.75 per share.


         The following table sets forth the range of high and low closing prices for the Company's Common Stock for each quarterly period indicated, as reported by brokers and dealers making a market in the capital stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions:

                                 COMMON STOCK

QUARTER ENDED                        HIGH                            LOW

December 31, 1998                   $7.375                          $4.125
September 30, 1998                  $5.375                          $2.50
June 30, 1998                       $6.00                           $4.25
March 31, 1998*                     $5.625                          $4.844

*From initial time of trading in March 2, 1998, the closing price was $5.031.

                               REGISTRATION RIGHTS


         In connection with the Company's private placement of $700,000 principal amount of 6% Convertible Debentures on July 15, 1998 and July 23, 1998 the Company entered into a Registration Rights Agreement with the holders of such Debentures. Pursuant to the terms of such Registration Rights Agreement, the Company is obligated to cause this registration statement to become effective by November 12, 1998 and to keep the registration statement effective for two years or until the Debentureholders may sell all registerable securities under Rule 144 or until the Debentureholders no longer own any registerable securities, whichever occurs first. The Company entered into a similar registration rights agreement with the investors who purchased $400,000 aggregate principal amount of Debentures in December, 1998. The Company will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and state securities laws other than underwriting discounts and commissions.


         If the Registration Statement is not effective by November 12, 1998 (the "Required Effective Date"), then the Company must make payments to the Debentureholders in such amounts and at such times as determined pursuant to
Section 2(b) of the Registration Rights Agreement, which states that the amount to be paid by the Company to the Selling Securityholder shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Securityholder for the Debenture for the period from the Required Effective Date to the date the Registration Statement is declared effective by the SEC, except to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely, by the Selling Securityholder or its counsel. "Computation Date" means the date which is the earlier of (a) five days after the Company is notified by the SEC that the Registration Statement may be declared effective or (b) November 12, 1998, and, if the Registration Statement has not theretofore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective. Thus, if the registration statement is not effective by November 12, 1998, and such delay is not related to an act, or a failure to act or to act timely, by the Debentureholders or their counsel, then for the period from November 13, 1998 to December 12, 1998, the Company must pay to the Selling Securityholder a penalty of $12,000. If the registration statement still is not effective on December 12, 1998, and such delay is not related to an act, or a failure to act or to act timely, by the Debentureholders or their counsel, then for the period from December 13, 1998 to January 12, 1999, the Company must pay to the Selling Securityholder an additional penalty of $12,000, and so on.


         In respect of the Company's private placement of the Secured Notes, the Company is required to include the shares issuable upon conversion of said Secured Notes in this Registration Statement, together with the 225,000 shares issuable upon the exercise of the warrants issued in connection therewith. In the event the effectiveness of such registration statement is suspended for more than ten (10) days, the Company must pay a penalty equal to $40,000 for each 30-day period following the initial ten (10) days of suspension until effectiveness.

            USE OF PROCEEDS FROM SALE OF DEBENTURES AND SECURED NOTES



         None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.


         Through private placement, the Company has obtained $1,100,000 of financing in the form of 6% Convertible Debentures and $2,000,000 in the form of the Secured Notes.

         The Company has applied the net proceeds of the Debentures and the Secured Notes for working capital purposes.


                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

         The Selling Securityholders whose Debenture Conversion Shares are being registered hereby are JMG Capital Partners, L.P. ("JMG"), Triton Capital Investments Limited ("Triton") and Barry Lebin ("Lebin").


         As of the date of this Prospectus, JMG owned $500,000 principal amount of 6% Convertible Debentures and Triton owned $500,000 principal amount of 6% Convertible Debentures. As of the date of this Prospectus, Lebin owned $100,000 principal amount of 6% Convertible Debentures. Upon conversion of the outstanding Debentures, each of JMG, Triton and Lebin will acquire shares of Common Stock on the basis set forth in the following paragraph, provided however, that neither JMG, Triton nor Lebin can ever own more than 4.99% of the outstanding shares of Common Stock.

         The Company has agreed to register the public offering of JMG's, Triton's and Lebin's shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Debenture Conversion Shares. The aggregate number of Debenture Conversion Shares that may be offered and sold pursuant to this Prospectus by JMG, Triton and Lebin will be determined by how many shares are issued upon conversion of the Debentures, which will be determined by the conversion price applicable to the Debenture Conversion Shares. See "Description of Securities." The conversion price for a Debenture Conversion Share will be 85% of the Market Price (as such term is defined in the Debentures) on the Conversion Date. Assuming that the Market Price on the Conversion Date is $8.28 (which is the Market Price calculated as of February 1,
1999) with respect to all the Debentures, and that all the Debentures are converted at 85% of the Market Price, the aggregate number of Debenture Conversion Shares issued would be 156,472 (excluding any Debenture Conversion Shares issued with respect to accrued interest on the Debentures at the time of conversion), and if all the Debenture Conversion Shares are sold, neither JMG, Triton nor Lebin would have any beneficial interest in the Common Stock of the Company, assuming neither JMG, Triton nor Lebin acquired a beneficial interest in the Common Stock of the Company otherwise than through the conversion of the Debentures.

         The Selling Securityholder whose Note Exchange Shares and 225,000 Warrant Shares are being registered hereby is Talisman Capital Opportunity Fund Ltd. ("Talisman"). As of the date of this Prospectus, Talisman owns the First Secured Note in the principal amount of $650,000 and the Second Secured Note in the principal amount of $1,350,000. Upon the exchange of the Secured Notes, Talisman will acquire shares of Common Stock on the basis set forth in the following paragraph.

         The Company has agreed to register the public offering of Talisman's shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Note Exchange Shares. The aggregate number of Note Exchange Shares that may be offered and sold pursuant to this Prospectus by Talisman will be determined by how many shares are issued upon exchange of the Secured Notes, which will be determined by the exchange price applicable to the Secured Notes. See "Description of Securities."

         The initial exchange price for a Note Exchange Share issuable upon exchange of the First Secured Note will be 110% of the average of the closing bid prices of the Common Stock for the five (5) trading days immediately preceding the September 28, 1998 closing date, or $4.6475. On and after December 28, 1998 such exchange price shall be the lesser of (i) $4.6475; or (ii) the average of the four low trades in the primary market for trading in the Common Stock over the 22 trading days immediately preceding the Exchange Date, reduced by the Exchange Discount (as defined below) in effect during that particular calendar month. The Exchange Discount for the First Secured Note shall be as follows:


         Days from September 28, 1998                Discount
         ----------------------------                --------
          91-180                                     15.0%
         181-270                                     20.0%
         271-maturity                                25.0%


         Based on the foregoing, as of January 29, 1999 the exchange price would be $4.6475 and the aggregate number of Note Exchange Shares issued upon exchange of the First Secured Note would be 129,225.

         The initial exchange price for a Note Exchange Share issuable upon exchange of the Second Secured Note will be $5.50. On and after March 28, 1999 such exchange price shall be, at the option of the Noteholder, either (i) $5.50 or (ii) the average of the four low trades in the primary market for trading in the Common Stock over the 22 trading days immediately preceding the Exchange Date, reduced by the Exchange Discount (as defined below) in effect during that particular calender month. The Exchange Discount for the Second Secured Note shall be as follows:

      Days from December 21,1998                     Discount
      ---------------------------                ----------------
                91-180                                 15.0%
                181-270                                20.0%
                271-maturity                           25.0%

         Based on the foregoing, as of January 29, 1999 the exchange price would be $5.50, and the aggregate number of Note Exchange Shares issued upon exchange of the Second Secured Note would be 245,455.



         If all the Note Exchange Shares are sold, Talisman would have no beneficial interest in the Common Stock of the Company, assuming Talisman did not acquire a beneficial interest in the Common Stock of the Company otherwise than through the exchange of the Secured Note including, without limitation, through the exercise of its warrants.

         This Prospectus also relates to the resale of 225,000 Warrant Shares by Talisman, 6,303 Warrant Shares by Barry Lebin, 7,849 Warrant Shares by Joseph Donohue, Jr., 7,049 Warrant Shares by Max Rockwell, 7,849 Warrant Shares by Mark Angelo, 7,049 Warrant Shares by Hunter Singer, 1,600 Warrant Shares by John Audiferren, 2,422 Warrrant Shares by May Davis Group and 2,400 Warrant Shares by AIBC Investment Services Corp., an NASD member firm, which may be acquired upon the exercise of the Warrants respectively held by them. Neither May Davis Group nor AIBC Investment Services Corp. has any affiliation with the Company, or its officers, directors, or principal shareholders.

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned beneficially by each of the Selling Securityholders as of February 1, 1999, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purpose of calculating the number of shares of Common Stock beneficially owned by JMG, Triton and Lebin, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the 6% Convertible Debentures is based on a conversion price that is derived from the average closing market price of the Common Stock on the five trading days preceding February 1, 1999 (which was $8.28). The calculation of the total number of shares of Common Stock to be offered by the holders of such Debentures, however, is an estimate based upon a hypothetical 150% of the shares of Common Stock issuable upon conversion of $1,100,000 aggregate principal amount of 6% Convertible Debentures at 85% of the average closing market price of the Common Stock for the five trading days preceding February 1, 1999 (or $7.03). For the purpose of calculating the number of shares of Common Stock beneficially owned by Talisman, the number of shares of Common Stock calculated to be issuable in connection with the exchange of the First Secured Note is based on an exchange price that is derived from the average closing market price of the Common Stock on the five trading days preceding September 28, 1998 (which was $4.58), and the number of shares of Common Stock calculated to be issuable in connection with the exchange of the Second Secured Note is based on an exchange price of $5.50 per share. The calculation of the total number of shares of Common Stock offered by such holder, however, is an estimate based upon a hypothetical 150% of the shares of Common Stock (i) issuable upon the exchange of the First Secured Note at 110% of the average closing market price of the Common Stock on the five trading days preceding September 28, 1998 (or $5.03) and (ii) issuable upon the exchange of the Second Secured Note at an exchange price of $5.50 per share. The actual number of shares issuable upon conversion of the Debentures and the exchange of the Secured Notes cannot be predicted at this time insofar as it will be based, among other things, on the future market price of the Common Stock. The use of such hypothetical number of shares of Common Stock is not intended to constitute a prediction as to the number of shares of Common Stock into which the Debentures will be converted or for which the Secured Notes will be exchanged. The information included below is based upon information provided by the Selling Securityholders. Because the Selling Securityholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Securityholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.


                                     SHARES OF COMMON                              SHARES OF COMMON
                                    STOCK BENEFICIALLY                            STOCK BENEFICIALLY
                                      OWNED PRIOR TO        SHARES OF COMMON     OWNED AFTER OFFERING
                                     OFFERING (1)(2)       STOCK BEING OFFERED            (3)
              NAME                                                                                           PERCENT (4)
             ------                  ----------------      -------------------   ---------------------       ----------
JMG Capital
    Partners, L.P. (5)                          0                106,686                   0                      0%
Triton Capital
    Investments Limited (6)                     0                106,686                   0                      0%
Barry Lebin (7)                                 0                 21,336                   0                      0%
Talisman Capital
    Opportunity Fund Ltd . (8)            787,019                787,019                   0                      0%
AIBC Investment                                                                                                   0%
    Services Corp. (9)                      2,400                  2,400                   0
Joseph Donohue, Jr. (10)                    7,849                  7,849                   0                      0%
Max Rockwell (11)                           7,049                  7,049                   0                      0%
Mark Angelo (12)                            7,849                  7,849                   0                      0%
Hunter Singer (13)                          7,049                  7,049                   0                      0%
John Audiferren (14)                        1,600                  1,600                   0                      0%
May Davis Group (15)                        2,422                  2,422                   0                      0%


(1) Each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated.


(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after January 1, 1999. The ownership of the shares of Common Stock deemed to be held by JMG Capital Partners, L.P., Triton Capital Investments Limited and Barry Lebin, due to their ownership of $1,100,000 aggregate principal amount of the Debentures is not reflected due to their contractual obligations to the Company pursuant to which they are not entitled to convert any Debentures to the extent that after such conversion the number of shares of Common Stock beneficially owned by them and their respective affiliates exceeds 4.99% of the outstanding Common Stock. The actual number of shares shown as beneficially owned is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock prevailing at the actual date of conversion of the Debentures and the actual date of exchange of the Secured Note.


(3) Assumes the sale of all shares offered hereby.

(4) Based upon 2,428,325 shares outstanding.


         (5) The listed Selling Securityholder holds $500,000 principal amount of Debentures. The Debentures are convertible into Common Stock at a conversion price per share equal to 85% of the Market Price of the Common Stock on the Conversion Date. The number of shares shown as being offered in the table is based on a hypothetical 150% of the shares of Common Stock issuable upon conversion of $500,000 of Debentures at 85% of the average of the closing market prices of the Common Stock on the five trading days preceding February 1, 1999 (or $7.03). Notwithstanding the foregoing, the Selling Securityholder can convert Debentures into Common Stock only to the extent the number of shares issued thereby, combined with the number of Shares already held by it and its affiliates, would not exceed 4.99% of the outstanding Common Stock.

         (6) The listed Selling Securityholder holds $500,000 principal amount of Debentures. The Debentures are convertible into Common Stock at a conversion price per share equal to 85% of the Market Price of the Common Stock on the Conversion Date. The number of shares shown as being offered in the table is based on a hypothetical 150% of the shares of Common Stock issuable upon conversion of $500,000 of Debentures at 85% of the average of the closing market prices of the Common Stock on the five trading days preceding February 1, 1999 (or $7.03). Notwithstanding the foregoing, the Selling Securityholder can convert Debentures into Common Stock only to the extent the number of shares issued thereby, combined with the number of Shares already held by it and its affiliates, would not exceed 4.99% of the outstanding Common Stock.

         (7) The listed Selling Securityholder holds outstanding Warrants to purchase 6,303 shares of Common Stock at an exercise price of $5.00 per share and $100,000 principal amount of Debentures. The Debentures are convertible into Common Stock at a conversion price per share equal to 85% of the Market Price of the Common Stock on the Conversion Date. The number of shares shown as being offered in the table is based on a hypothetical 150% of the shares of Common Stock issuable upon conversion of $100,000 of Debentures at 85% of the average of the closing market prices of the Common Stock on the five trading days preceding February 1, 1999 (or $7.03). Notwithstanding the foregoing, the Selling Securityholder can convert Debentures into Common Stock only to the extent the number of shares issued thereby, combined with the number of Shares already held by him and his affiliates, would not exceed 4.99% of the outstanding Common Stock.

(8) The listed Selling Securityholder holds outstanding Warrants to purchase 73,125 shares of Common Stock at an exercise price of $5.28125 per share, outstanding Warrants to purchase 151,875 shares of Common Stock at an exercise price of $6.00 per share and $2,000,000 aggregate principal amount of Secured Notes. The First Secured Note is exchangeable for Common Stock at an exchange price per share equal to 110% of the average closing price for the Common Stock for the five trading days preceding September 28, 1998 (or $5.03). The number of shares shown as being offered in the table is based on a hypothetical 150% of the shares of Common Stock issuable upon exchange of the Secured Note at an exchange price per share equal to 110% of the average closing price for the Common Stock for the five trading days preceding September 28, 1998. The Second Secured Note is exchangeable for Common Stock at an exchange price per share equal to $5.50. The number of shares shown as being offered in the table is based on a hypothetical 150% of the shares of Common Stock issuable upon exchange of the Second Secured Note at an exchange price per share equal to $5.50.

(9) The listed Selling Securityholder holds Warrants to purchase 2,400 shares of Common Stock at $5.00 per share.

(10) The listed Selling Securityholder holds Warrants to purchase 2,400 shares of Common Stock at $5.00 per share, Warrants to purchase 1,418 shares of Common Stock at $5.15625 per share, and Warrants to purchase 4,031 shares of Common Stock at $6.00 per share.

(11) The listed Selling Securityholder holds Warrants to purchase 1,600 shares of Common Stock at $5.00 per share, Warrants to purchase 1,418 shares of Common Stock at $5.15625 per share, and Warrants to purchase 4,031 shares of Common Stock at $6.00 per share.

(12) The listed Selling Securityholder holds Warrants to purchase 2,400 shares of Common Stock at $5.00 per share, Warrants to purchase 1,418 shares of Common Stock at $5.15625 per share, and Warrants to purchase 4,031 shares of Common Stock at $6.00 per share.

(13) The listed Selling Securityholder holds Warrants to purchase 1,600 shares of Common Stock at $5.00 per share, Warrants to purchase 1,418 shares of Common Stock at $5.15625 per share, and Warrants to purchase 4,031 shares of Common Stock at $6.00 per share.

(14) The listed Selling Securityholder holds Warrants to purchase 1,600 shares of Common Stock at $5.00 per share.

(15) The listed Selling Securityholder holds Warrants to purchase 631 shares of Common Stock at $5.15625 per share and Warrants to purchase 1,791 shares of Common Stock at $6.00 per share.


         The Selling Securityholders' Shares may be offered and sold from time to time as market conditions permit, provided that a registration statement covering such Shares is effective at the time of such offer and/or sale. Under
Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein must be as of a date not more than 16 months prior to such use.

     The Selling Securityholders' Shares may be offered and sold in the NASDAQ SmallCap market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Securityholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the share as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its accounts pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                CAPITALIZATION


     The following table sets forth the actual capitalization of the Company at September 30, 1998, the as adjusted capitalization to reflect the Paragon acquisition and the proforma, as adjusted capitalization to reflect the acquisition of Paragon and the conversion of the Debentures. This table should be read in conjunction with the Financial Statements of the Company and the Notes thereto, the audited financial statements of Paragon and Notes thereto and the proforma financial statements and Notes thereto, all of which are included elsewhere in this Prospectus.


                                                                               September 30, 1998
                                     September 30, 1998   September 30, 1998        proforma,
                                           Actual             as adjusted          as adjusted
                                ------------------------------------------------------------------------
                                        (UNAUDITED)         (UNAUDITED)               (UNAUDITED)
--------------------------------------------------------------------------------------------------------

Debt                                    $  2,234,742       $  33,250,441           $  31,900,441
--------------------------------------- ----------------------------------------------------------------
Preferred Stock,  $.001 par value,
5,000,000 shares authorized;                 1,000              1,000                     1,000
Series B Convertible Preferred Stock,
1,000,000   shares   issued  and
outstanding (actual and as adjusted)
--------------------------------------- -----------------------------------------------------------------
Common  Stock, $.01 par value,
10,000,000   shares   authorized,             24,283             24,283                   29,570
2,428,325 shares, 2,428,325 shares and
2,956,998 shares, respectively,
issued and outstanding.
--------------------------------------- ------------------------------------------------------------------
Paid-in capital                            5,852,427          5,852,427                7,197,140
--------------------------------------- ------------------------------------------------------------------
Accumulated deficit                       (3,242,935)        (3,242,935)              (3,242,935)
--------------------------------------- ------------------------------------------------------------------
Total Stockholders' equity                 2,634,775          2,634,775                3,984,775
--------------------------------------- -------------------------------------------------------------------
Total Capitalization                    $  4,869,517       $ 35,885,216              $35,885,216
--------------------------------------- ------------       ------------              ------------
                                        ------------       ------------              ------------



                               DIVIDEND POLICY

     The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the Company's operations and to finance the expansion of its business. See "Risk Factors -- No Dividends."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

                                   OVERVIEW


     The Company currently operates seventy-seven (77) full-service, high quality steakhouse restaurants located in eleven states. On December 21, 1998, the Company consummated its acquisition of Paragon Steakhouse Restaurants, Inc. ("Paragon"), which owned seventy-eight (78) steakhouse restaurants and Pacific Basin Foods Inc., a restaurant food distribution company. Paragon is now a wholly-owned subsidiary of the Company. The discussion and operating results set forth below concerns the operations of the Company prior to the consummation of the Paragon acquisition.


     Set forth below is certain selected historical operating results for the period from December 31, 1995 through August 18, 1996 for TLC Restaurant Management Corp. (the prior owner of the first two (2) Texas Loosey's restaurants acquired by the Company) ("TLC") and operating results for the Company from inception (June 3, 1996) through December 31, 1996, for the fiscal year ended December 31, 1997 and for the nine months ended September 30, 1998. Prior to the Company's August 19, 1996 acquisition of these two (2) restaurants, the restaurants experienced a substantial decline in revenues. The Company believes that this decline in revenues was largely attributable to the absentee management of the restaurants during the months preceding their acquisition. The prior owner ceased, among other things, all advertising for the restaurants and generally allowed the restaurants to operate with limited supervision, funds or direction. As a result, patronage at the restaurants naturally declined. It should be noted, however, that the Company's business concept is not to replicate or resuscitate the Texas Loosey's theme but rather to convert these acquired restaurants into roadhouse restaurants. A second contributing factor to the decline in revenues for this period was a fire which occurred at one of the restaurants shortly after the August 19, 1996 acquisition date, closing the restaurant for a period of three (3) months, and resulting in a loss of revenues for that period.


THE MANAGEMENT DISCUSSION AND ANALYSIS ONLY INCLUDES A DISCUSSION OF THE COMPANY FOR THE PERIODS INDICATED AND DOES NOT INCLUDE A DISCUSSION OF THE HISTORICAL FINANCIAL RESULTS OF PARAGON.

                              RESULTS OF OPERATIONS
               STATEMENTS OF OPERATIONS DATA (IN DOLLARS AND ON A PERCENTAGE BASIS):

                                                                             1996
---------------------------------------------------------------------------------------------
                                                                  GALVESTON'S    GALVESTON'S
                               TLC 12/31/95     TLC 12/31/95       6/3/96 TO      6/3/96 TO
                                TO 8/18/96        8/18/96          12/31/96        12/31/96
---------------------------------------------------------------------------------------------
Revenues                        $1,096,262        100.0%          $  416,544        100.0%
---------------------------------------------------------------------------------------------
Restaurant Costs                 1,144,538        104.4%          $  547,981        131.5%
                                ----------        ------          ----------        ------
                                   (48,276)        (4.4%)           (131,437)       (31.5%)
---------------------------------------------------------------------------------------------
Other Income (Expenses):
General and Administrative        (103,271)        (9.4%)           (136,467)       (32.8%)
---------------------------------------------------------------------------------------------
Pre-Opening & Start-Up Costs         --             --              (433,694)      (104.1%)
---------------------------------------------------------------------------------------------
Other                                1,312          0.1%              30,419          7.3%
                                ----------        ------          ----------        ------
Operating Loss                    (150,235)       (13.7%)           (671,179)      (161.1%)
---------------------------------------------------------------------------------------------
Interest & Financing Costs         (10,459)        (1.0%)           (271,373)       (65.1%)
                                ----------        ------          ----------        ------
Net Loss                        $ (160,694)       (14.7%)         $ (942,552)      (226.2%)
                                ----------        ------          ----------        ------
                                ----------        ------          ----------        ------



                            RESULTS OF OPERATIONS
        STATEMENTS OF OPERATIONS DATA (IN DOLLARS AND ON A PERCENTAGE BASIS) (continued):

                                                                1997                                            1998
                                                              (Audited)                                      (Unaudited)
--------------------------------------------------------------------------------------------------------------------------------
                                    GALVESTON'S       GALVESTON'S      GALVESTON'S    GALVESTON'S     GALVESTON'S    GALVESTON'S
                                     1/1/97 TO         1/1/97 TO        1/1/97 TO      1/1/97 TO       1/1/98 TO      1/1/98 TO
                                     12/31/97          12/31/97          9/30/97        9/30/97         9/30/98        9/30/98
--------------------------------------------------------------------------------------------------------------------------------
Revenues                           $ 1,867,671         100.0%           1,481,719       100.0%        $   841,476      100.0%
--------------------------------------------------------------------------------------------------------------------------------
Restaurant Costs                     2,006,351         107.4%           1,411,508        95.3%          1,093,762      130.0%
                                   -----------         ------           ---------       ------        -----------      ------
                                      (138,680)         (7.4%)             70,211         4.7%           (252,286)     (30.0%)
--------------------------------------------------------------------------------------------------------------------------------
Other Income (Expenses):
General and Administrative            (350,945)        (18.8%)          (264,103)       (17.8%)          (694,990)     (82.6%)
--------------------------------------------------------------------------------------------------------------------------------
Pre-Opening & Start-Up Costs           (65,155)         (3.5%)           (63,955)        (4.3%)             --           --
--------------------------------------------------------------------------------------------------------------------------------
Other                                     --             --                 --            --                --           --
                                   -----------         ------           ---------       ------        -----------      ------
Operating Loss                        (554,780)        (29.7%)          (257,847)       (17.4%)          (947,276)    (112.6%)
--------------------------------------------------------------------------------------------------------------------------------
Interest & Financing Costs            (523,187)        (28.0%)          (448,010)       (30.2%)          (275,140)     (32.7%)
                                   -----------         ------           ---------       ------        -----------      ------
Net Loss                           $(1,077,967)        (57.7%)          (705,857)       (47.6%)       $(1,222,416)    (145.3%)
                                   -----------         ------           ---------       ------        -----------      ------
                                   -----------         ------           ---------       ------        -----------      ------

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997


                                  REVENUES.

         The Company acquired its first two (2) Texas Loosey's restaurants on August 19, 1996. Gross revenues for these restaurants for the fiscal period beginning on January 1, 1996 (i.e., pre-dating the Company's acquisition) and ending on December 31, 1996, were $1,512,806 (which represents gross revenues of $1,096,262 prior to the acquisition and gross revenues of $416,544 subsequent to the acquisition). Gross revenues for these restaurants for the fiscal period beginning on January 1, 1997 and ending on December 31, 1997 were $1,867,671. Gross revenues increased by $354,865 or 23.5% from 1996 during which gross revenues were $1,512,806. The Company believes that it has made significant progress during 1997 in rebuilding the revenue base of the restaurants it acquired from Texas Loosey's.

                              RESTAURANT COSTS.

         The percentage of operating expenses to revenue in 1997 decreased from 1996 to 107.4% from 114.6%. The Company believes that the operating expenses decreased as a percentage of revenue due to a small decrease in food costs and better management of its workforce.

OTHER INCOME/(EXPENSES).

         The Company incurred non-recurring pre-operating and start-up costs in connection with its acquisition of the first two (2) Texas Loosey's restaurants. These costs amounted to $433,694 and represent 28.6% of gross revenues for the year ended December 31, 1996. This amount included significant costs such as pre-opening, training and organizational staffing; consulting, legal, and other professional fees, incorporation and escrow fees; and travel and relocation expenses for management personnel. These costs for 1997 were only $65,155 or 3.5% of gross revenues.

         The Company believes that the general and administrative expenses for the year ended December 31, 1997 are unique to the previous owner of the restaurants. Specifically, the general and administrative expenses for the period ended August 18, 1996 ($103,271) for TLC include corporate salaries and other corporate expenses that, in current management's opinion, are not reflective of the necessary costs to operate and manage the restaurants and is less than what the Company has and expects to incur for general and administrative expenses. The Company's general and administrative expenses for the period from inception (June 3, 1996) through December 31, 1996 were $136,467 and include approximately $70,000 of auditing fees for the Company and the predecessor business acquired from TLC Restaurant Management Corp. The Company's general and administrative expenses for the fiscal period beginning on January 1, 1997 and ending on December 31, 1997 were $350,945. The Company's general and administrative expenses for the period from inception (June 3, 1996) through December 31, 1996, do not include any salary compensation for the Company's Chief Executive Officer or its President. Both of these individuals have agreed to waive their salary compensation that would be earned up to the successful completion of this Offering. Had these individuals taken a salary for the period from inception (June 3, 1996) through December 31, 1996, the Company's general and administrative expenses would have increased by approximately $55,000 to approximately $191,000.

         Interest and financing costs for the year ended December 31, 1997 increased $84,387 or 19.2% over the previous year principally due to additional debt incurred prior to the Company's initial public offering.

               NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO
                   THE NINE MONTHS ENDED SEPTEMBER 30, 1997

Restaurant revenues for the nine months ended September 30, 1998 decreased $640,243 or 43.2% from $1,481,719 for the nine months ended September 30, 1997 to $841,476 for the same period in 1998. The 43.2% decrease was attributable to the closing of the Torrance restaurant for remodeling and the partial remodeling of the Fullerton restaurant. Also, the adverse weather (El Nino) has affected the restaurant industry's sales as a whole in California.

Food and beverage costs for the nine months ended September 30, 1998 decreased $241,330 or 47.2% from $510,983 for the nine months ended September 30, 1997 to $269,653 for the same period in 1998. Food and beverage costs as a percentage of restaurant revenues was 34.5% for the nine months ended September 30, 1997 compared to 32.1% for the same period in 1998. This decrease resulted from slight declines in the cost of meat and produce.

Payroll and payroll related costs for the nine months decreased $143,621 or 29.2% from $491,661 for the nine months ended September 30, 1997 to $348,040 for the same period in 1998. Payroll and payroll related costs as a percentage of restaurant revenues were 33.2% for the nine months ended September 30, 1997 compared to 41.4% for the same period in 1998. The increase in these costs was the result of ongoing payroll and payroll related costs incurred while restaurant revenues declined during the remodeling.

Restaurant operating expenses include all other unit-level operating costs, the major components of which are operating supplies, repairs and maintenance, advertising expenses, utilities, and other occupancy costs. A substantial portion of these expenses is fixed or indirectly variable. Restaurant operating expenses for the nine months ended September 30, 1998 increased $57,688 or 18.7% from $308,640 for the nine months ended September 30, 1997 to $366,328 for the same period in 1998. These costs as a percentage of restaurant revenues were 20.8% for the nine months ended September 30, 1997 compared to 43.5% for the same period in 1998. The increase in these costs is attributable primarily to ongoing fixed operating costs continuing to be incurred while the two restaurant units were being remodeled.

Depreciation and amortization for the nine months ended September 30, 1998 increased $9,517 or 9.5% from $100,224 for the nine months ended September 30, 1997 to $109,741 for the same period in 1998. The increase in depreciation and amortization is due to the addition of equipment and leasehold improvements that must be depreciated and amortized over their useful lives.

General and administrative expenses for the nine months ended September 30, 1998 increased $430,887 or 163.2% from $264,103 for the nine months ended
September 30, 1997 to $694,990 for the same period in 1998. General and administrative expenses as a percentage of restaurant revenues was 17.8% for the nine months ended September 30, 1997 compared to 82.6% for the same period in 1998. This increase resulted from the decline in restaurant revenues while the remodeling of the two restaurants was undertaken, the increased costs of pursuing potential acquisitions, higher legal and accounting costs, and increased compensation to management officers who were not compensated prior to the completion of the initial public offering.

Pre-opening startup costs for the nine months ended September 30, 1998 decreased $63,955 or 100% from $63,955 for the nine months ended September 30, 1997 to $0 for the same period in 1998. The Company incurred certain start up costs to open certain restaurants in the third quarter of 1997. No such costs were incurred in 1998.

As a result of the above factors, loss from operations for the nine months ended September 30, 1998 increased by $689,429 or 267.4% from $257,847 for the nine months ended September 30, 1997 to $947,276 for the same period in 1998.

Net interest expense for the nine months ended September 30, 1998 decreased $190,904 or 41.0% from $466,044 for the nine months ended September 30, 1997 to $275,140 for the same period in 1998. The decrease in net interest expense was the result of using the proceeds from the initial public offering to pay off short-term borrowings.

Net loss for the nine months ended September 30, 1998 increased $516,559 or 73.2% from $705,857 for the nine months ended September 30, 1997 to $1,221,416 for the same period in 1998. Loss per share decreased to $0.59 for the nine months ended September 30, 1998 as compared to a loss per share of $0.91 for the same period in 1997. The decrease in loss per share is due to the increase in the weighted average number of shares outstanding as a result of the initial public offering.

                       LIQUIDITY AND CAPITAL RESOURCES

As a result of the completion of the initial public offering in February 1998, and the issuance of debt in July and September, 1998, the Company has a cash and cash equivalents balance of $744,994 at September 30, 1998, which together with anticipated cash from operations, management believes is sufficient to cover operations for at least the next eighteen months. If existing cash and cash equivalents and anticipated cash from operations is insufficient to satisfy the Company's working capital and capital expenditures requirements, the Company may have to sell additional equity or debt securities or obtain credit facilities.


The Company expects to complete the remodeling of two (2) Texas Loosey's restaurants by the end of the fourth quarter of 1999 and does not expect to incur significant capital expenditures in the near future.

During the last nine months the Company has paid deposits and other related fees of approximately $1.9 million in connection with the acquisition of Paragon Steakhouse Restaurant, Inc.

In December 1998 the Company raised an aggregate of $1,750,000 in cash through the issuance and sale of additional debt securities.

In December 1998 the Company caused Paragon and its subsidiary, Pacific Basin Foods, Inc., to enter into a new $6,000,000 revolving credit facility in order to provide an additional source of liquidity and working capital for the Company.

Paragon is not in compliance with certain loan covenants under the terms of its long-term borrowing agreement and such covenants have not been waived or amended. If the lender demanded payment of the balance outstanding, it is likely Paragon would not have available funds to meet the lender's demand. The financial statements regarding Paragon included in this Prospectus have been prepared assuming that Paragon will continue as a going concern; however, the financial condition of Paragon raises substantial doubt about the ability of Paragon to continue as a going concern. See "Report of Independent Auditors."

                            NEW ACCOUNTING STANDARDS

         The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." This statement is effective for annual reporting periods ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company adopted the new standard in its reporting for the year ended December 31, 1997. The adoption of this statement had no effect on the existing financial statements but did establish additional disclosure requirements.

         The FASB has also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement is effective for annual reporting periods ending after December 15, 1997. SFAS No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions permitted under current standards. The Company adopted the new standard in its reporting for the year ended
December 31, 1997. The adoption of this statement had a limited effect since the Company operates in only one business segment.

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement is not applicable to the Company.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities and is effective for fiscal years beginning after June 15, 1999. Management believes that SFAS No. 133 will not have an effect on the Company's financial statements.

         In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Hold for Sale by a Mortgage Banking Enterprise." This statement is not applicable to the Company.

                                  YEAR 2000

The Company has not made a formal assessment of Year 2000 issues. Generally, "Year 2000 issues" refers to problems that may arise due to the inability of some computer software to distinguish between the early part of the present century and the early part of the next because the software only uses two digits to identify the year. Thus, 2001 would be indistinguishable from 1901. The Company believes that there are three possible ways that it could be impacted by this problem.

First, the Company's internal software could fail. If the Company's software should fail it might disrupt accounting, the restaurant management system and similar tasks. The Company believes that even if its software should fail, remediation would not create a material expense. The second concern posed by Year 2000 issues is the impact that such software failure would have on the Company's suppliers. The Company is also contacting critical suppliers of products and services to determine the extent to which the Company may be vulnerable to such parties' failure to resolve their own Year 2000 issues.
Where practicable, the Company will assess and attempt to mitigate its risks with respect to the failure of these entities to be Year 2000 compliant. The effect, if any, on the Company's results of operations from the failure of such parties to be Year 2000 compliant is not reasonably estimable. The third possible threat posed to the Company by Year 2000 issues is one of a general downturn in the economy due to software failures. The Company believes that this is a remote possibility.

Although the Company believes that it will not suffer any material adverse effects as a result of Year 2000 issues, it cannot be certain its judgement regarding Year 2000 is correct. In the event that the Company, or its suppliers experience a Year 2000 software failure such a failure could have a material adverse impact on the Company's business financial condition and results of operations. Similarly, if the economy as a whole should be adversely impacted by Year 2000 problems, it could have a material adverse effect on the Company's business financial condition and results of operations.

                                   BUSINESS

BACKGROUND


         The Company currently operates seventy-seven (77) full-service, high quality steakhouse restaurants located in eleven states. The Company's restaurants specialize in complete steak and prime rib meals, and also offer fresh fish and other lunch and dinner dishes. The Company's average dinner check is approximately $23.00 (including alcoholic beverages) and it currently serves over 6.8 million meals annually. The Company operates principally under the brand names of Hungry Hunter, Hunter Steakhouse, Mountain Jack's, Mountain Jack's Steakhouse and Carvers.

         The Mountain Jack's, Mountain Jack's Steakhouse, Hungry Hunter, and Hunter Steakhouse restaurants are mid-priced, full service, high quality steakhouse restaurants. The Carvers restaurants are upscale, sophisticated steakhouse restaurants. Company management believes that its emphasis on quality service and the limited menu of its restaurants, with its concentration on high quality USDA choice-graded steaks and prime ribs, distinguishes the Company's restaurants and presents an opportunity for significant growth.


     On December 21, 1998, the Company consummated its acquisition of Paragon Steakhouse Restaurants, Inc. ("Paragon"), which owned seventy-eight (78) steakhouse restaurants and Pacific Basin Foods Inc., a restaurant food distribution company. Paragon is now a wholly owned subsidiary of the Company.


RESTAURANT CONCEPT

         The Company's restaurants are positioned as "destination restaurants" that attract loyal clientele. By its use of the term "destination restaurants," the Company means that it will seek to establish its restaurants as the primary destination of its clientele, rather than a destination or activity ancillary to another activity, such as shopping or sight-seeing. All of the Company's restaurants are full-service, high quality steakhouses. The Company's restaurants are positioned above the less expensive, more casual restaurant chains such as Outback and Lone Star, but below the more expensive steakhouses such as Morton's or Ruth's Chris. All Company restaurants feature only USDA Choice, midwestern corn-fed beef. Prime rib is the Company's "signature product" and is the basis for the Company's distinctive merchandising commitment to "The Best Prime Rib in Town". Portions are deliberately generous and full liquor and bar service is available.

CORPORATE STRATEGY

         The Company believes that a critical component to its success is to exceed the expectations of each guest by providing a dining experience characterized by high quality, personalized service and quality menu selections. The Company also believes that ambiance, location and price-value relationship are also keys to success in the restaurant industry. The Company differentiates its restaurants by emphasizing the following strategic elements:

  * High-quality and attentive service.

  * Consistent high-quality products achieved through careful ingredient selection, food preparation and aging of steaks.

  * Positioning in the mid-priced, high-quality, full service, steakhouse segment of the restaurant industry.

  * Generous portions offered at moderate prices.

SIGNIFICANT INCREASE IN COMPANY OPERATIONS;
REVIEW OF PARAGON STEAKHOUSE RESTAURANTS RESULTS;
FUTURE EXPANSION

         During the 1999 calendar year, the Company intends to carefully analyze the revenues and earnings produced by each restaurant acquired in the Paragon acquisition. In addition, the Company intends to review and analyze the aggregate revenues and earnings produced in each region in which the Company operates, as well as the aggregate revenue and earnings results for each restaurant concept under which the Company operates. Based on the foregoing analysis, the Company will formulate its expansion plans for future years. The Company intends to emphasize its expansion in those regions, and utilizing those concepts, that evidence the greatest potential for future growth of revenues and earnings.


MENU


         All Company restaurants feature only USDA Choice, midwestern corn-fed beef. Prime rib is the Company's "signature product" and is the basis for the Company's distinctive merchandising commitment to "The Best Prime Rib in Town". The Company's menu also features a selection of high-quality, char-grilled steaks, fresh fish, hamburgers, and chicken. A complete meal includes a choice of side dishes, including baked potato, baked sweet potato, french fries and steamed vegetables. The menu also includes appetizers and desserts, together with a full bar service. Alcoholic beverage service accounts for approximately 18% of the Company's net sales.


SITE SELECTION AND CONSTRUCTION


         The Company considers the location of each restaurant to be critical to its long-term success and management devotes significant effort to the investigation and evaluation of potential sites. The site selection process focuses on regional and trade area demographics, target population density, household income and educational levels and traffic patterns, as well as specific site characteristics such as visibility, accessibility, traffic volume and the availability of adequate parking. The Company also reviews potential competition and customer activity at other restaurants operating in the area.

     The cost of opening each new restaurant ranges from $800,000 to $1,200,000 for the build-out of a brand-new facility and from $500,000 to $800,000 for the conversion of an existing restaurant, which includes leasehold improvements, furniture, fixtures, equipment, food and beverage inventory and other pre-opening expenses. There can be no assurance given, however, that the Company's costs of opening additional steakhouses will not exceed the foregoing estimates.


RESTAURANT SIZE


         The Company's restaurants are typically free-standing buildings with dinner seating capacities ranging from 150 to 475 seats and an average seating capacity of approximately 220 seats. The bar in each restaurant is generally located adjacent to the dining room primarily to accommodate customers waiting for dining tables and up to approximately 30 additional diners at between six and nine tables.

OPERATIONS IN UPSCALE MARKETS

         While the Company intends to continue to have a substantial presence in the mid-priced, full service steakhouse restaurant market, the Company believes considerable opportunities exist in the upscale steakhouse dining segment.

         The Company's Carvers steakhouse concept has an average check per customer of approximately $30.00. Carvers is a sophisticated, upscale restaurant specializing in complete steak, chop, prime rib and seafood meals. Most Carvers are divided into distinctive dining areas to provide greater intimacy. Prices at the Carvers restaurants are higher than those of the Company's other restaurants, but are substantially lower than high-end steakhouses such as Morton's or Ruth's Chris.

         In addition to Carvers and its concept restaurants, the Company operates five "unique" formal restaurants. These restaurants are housed in landmark buildings in prime locations and serve as the destination or special occasion restaurant in their respective communities.


MARKETING


         The Company believes that its steakhouse restaurants are well positioned as "destination steakhouse restaurants" that focus on the moderately-priced, high-quality, full service, casual dining market segment.
The Company relies principally on its commitment to customer service and excellent price-value relationship to attract and retain customers. Accordingly, the Company focuses its resources on seeking to provide customers with superior service, value and an exciting and vibrant atmosphere.

         The Company's marketing efforts consist of local media advertising and couponing. Local advertising and couponing consists of bulk mailers, free-standing newspaper inserts and targeted direct mailers. The Company has also successfully offered discounts to encourage more people to try its restaurants, as well as to increase weekday customer counts.

         To promote local community awareness of each restaurant, each restaurant manager is encouraged to become part of the local community. Many restaurants host meetings with community leaders to solicit local input about the restaurants' potential community participation.

         For each new restaurant, the Company conducts a pre-opening awareness program beginning approximately two to three weeks prior to, and ending four to six weeks after, the opening of a restaurant. A given program typically would include special promotions, site signs, sponsorship of a fund-raising event for a local charity to establish ties to local community leaders and increase awareness of the new restaurant, and pre-opening trial operations, to which the family and friends of new employees would be invited.


RESTAURANT OPERATIONS AND MANAGEMENT


         The Company maintains quality and consistency in its restaurants through the careful hiring, training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities and conduct of personnel. To achieve the Company's service goals, each service employee completes an extensive training program, which teaches employees to provide the level of quality service that encourages guests to return and request the same server on subsequent visits. See "Risk Factors -- Dependence on Key and Other Personnel."


         The Company maintains financial and accounting controls for each of its restaurants through the use of centralized accounting and management information systems. All levels of Company management participate in the ongoing process of strategic and financial planning and the Company's systems are continuously refined to allow management to compare actual results with budgets and projections.

         The Company also utilizes modern management information systems to allow timely information analysis and response. The Company's computerized point-of-sale (POS) data management system and related telecommunication equipment permits daily polling of restaurant operations and rapid collection of sales data and cash management information. Transaction level data is electronically transferred from each restaurant location via POS systems on a daily basis. By consolidating individual restaurant's sales, purchasing, payroll, operating expenses, guest related statistics and other data, the Company can regularly monitor restaurant operations.

    Management uses real-time information and control systems to reduce labor costs, to maintain constant surveillance of inventory usage and to analyze various aspects of restaurant operations including ideal food costs, sales mix, labor minutes per meal, promotional programs, restaurant costs and general marketing data. Most of the Company's restaurants are open daily from 4:30 p.m. to 9:30 p.m. on weekdays and from 4:00 p.m. to 10:00 p.m. on weekends. Some restaurants are open for lunch beginning at 11:00 a.m. on weekdays; but most of these restaurants are closed for lunch on weekends.

         The management team for a typical steakhouse restaurant generally consists of one general manager, two assistant managers and a kitchen manager. Each restaurant also employs a staff consisting of approximately 50 to 70 hourly employees, many of whom work part-time. Typically, each general manager reports directly to a director of operations (who each supervise four to nine restaurants) who, in turn, reports to the Company's vice president of regional operations. Restaurant managers complete an extensive training program during which they are instructed in areas including food quality and preparation, customer satisfaction, alcoholic beverage service, governmental regulations compliance, liquor liability management and employee relations. Restaurant managers are also provided with an operations manual relating to food and beverage preparation, all areas of restaurant management and compliance with governmental regulations. Working in concert with the individual restaurant managers, the Company's senior management define operations and performance objectives for each restaurant and monitor implementation. Senior management regularly visit various Company restaurants and meet with the respective management teams to ensure compliance with the Company's strategies and standards of quality in all respects of restaurant operations and personnel development.

         Each new restaurant employee of the Company participates in a training program during which the employee works under the close supervision of a restaurant manager, or an experienced key employee. Management continuously solicits employee feedback concerning restaurant operations and strive to be responsive to the employees' concerns.


PURCHASING


     The Company purchases a major portion of its food and beverage products from Pacific Basin Foods, Inc., a wholly owned subsidiary of the Company. Food and supplies are shipped directly to the restaurants, although invoices for purchases are sent to the Company for payment. The Company's emphasis on first-quality food requires frequent deliveries of fresh food supplies. See "Risk Factors -- Cost Sensitivity."


PACIFIC BASIN FOODS, INC.

     Pacific Basin Foods, Inc. ("PBFI"), a wholly owned subsidiary of Paragon, is a wholesale food distributor serving the restaurant industry. Its principal clients are Paragon, Rubio's Fish Tacos (a twenty-seven unit chain of fast food taco restaurants), Garden Fresh, Inc. (a thirty-nine unit chain of soup and salad bar restaurants) and Rusty Pelican Restaurants, Inc. (a fifteen unit chain of upscale seafood restaurants). PBFI has warehouses located in Chicago, Illinois and in San Diego, California, from which it services its customers. In addition to the sale and distribution of food supplies to restaurants, PBFI provides furniture, fixtures and equipment to restaurants. PBFI is a member of EMCO 2000, a nationwide network of independent food distributors and North America's largest independent restaurant food buying group.


COMPETITION


         Competition in the restaurant industry is increasingly intense. The Company competes with other mid-priced, full service restaurants primarily on the basis of quality of food and service, ambiance, location and price-value relationship. The Company also competes with a number of other restaurants within its markets, including both locally-owned restaurants and regional or national chains. The Company believes that the quality of its service, its unique concepts, attractive price-value relationship and quality of food will enable it to differentiate itself from its competitors. The Company also competes with other restaurants and retail establishments for sites. Many of the Company's competitors are well-established in the mid-priced dining segment and certain competitors have substantially greater financial, marketing and other resources than the Company. The Company believes that its ability to compete effectively will continue to depend upon its ability to offer high-quality, moderately priced food in a full service, distinctive dining environment. See "Risk Factors--Restaurant Industry and Competition."

GOVERNMENT REGULATION

         The Company's restaurants are subject to numerous federal, state and local laws affecting health, sanitation and safety standards, as well as to state and local licensing regulation of the sale of alcoholic beverages. Each restaurant currently has appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant has food service licenses from local health authorities. The Company is required to renew these licenses annually. In addition, those licenses may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing and inventory control. The failure of the Company to obtain or retain liquor or food service licenses would likely have a material adverse effect on its operations. See "Risk Factors Government Regulation." In order to reduce this risk, each of the Company's restaurants is expected to be operated in accordance with standardized procedures designed to assure compliance with all applicable codes and regulations. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. In California, there is a set number of alcoholic beverage licenses available, but there is an active market through which new licenses can be obtained at the then-applicable market price. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere.


         The Company is subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its comprehensive general liability insurance.

         The Company's restaurant operations are also subject to federal and state minimum wage laws governing such matters as working conditions, overtime and tip credits and other employee matters. Significant numbers of the Company's food service and preparation personnel are paid at rates related to the federal minimum wage. Government-imposed increases in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, could be detrimental to the economic viability of the Company's restaurants.

         The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. Management is not aware of any environmental regulations that have had a material effect on the Company or the Company's restaurants to date.

         The Federal Americans With Disabilities Act (the "Disabilities Act") prohibits discrimination on the basis of disability in public accommodations and employment. The Company intends to ensure that its restaurants will be in full compliance with the Disabilities Act, and the Company intends to review plans and specifications and make periodic inspections to ensure continued compliance. The Company's current restaurants are designed to be accessible to the disabled. The Company believes that it is in substantial compliance with all current applicable regulations relating to restaurant accommodations for the disabled. The Company does not anticipate that such compliance will require the Company to expend substantial funds.

                                  EMPLOYEES

         At February 1, 1999, the Company employed approximately 4,000 individuals, of which 258 occupy executive or managerial positions, approximately 3,700 hold non-managerial restaurant-related positions and the balance occupy clerical and office positions. None of the Company's employees is covered by a collective bargaining agreement. The Company considers its relations with its employees to be good and has not experienced any interruption of operations due to labor disputes.

                 RESTAURANT LOCATIONS AS OF FEBRUARY 1, 1999

     The following table sets forth the location of the Company's existing Mountain Jack's, Mountain Jack Steakhouse, Hungry Hunter and Hunter Steakhouse
(57) restaurants, its Carvers (11) restaurants, the steakhouse restaurants operated by the Company prior to the Paragon acquisition (4) and the Company's unique formal restaurants (5):

ARIZONA            CALIFORNIA       INDIANA           NEVADA
Glendale           Pleasanton       Indianapolis (2)  Las Vegas
Phoenix (2)        Riverside        Lafayette
Tempe              S. San Francisco                   NORTH CAROLINA
Tucson             S. San Jose      MICHIGAN          Raleigh
Yuma               Sacramento       Ann Arbor
                   San Diego        Auburn Hills      OHIO
CALIFORNIA         Santa Rosa       Bloomfield Hills  Canton
Anaheim            Temecula         Clinton Township  Elyria
Bakersfield        Thousand Oaks    Dearborn Heights  Independence
Concord            Torrance         Grandville        Middleburg Heights
El Cajon (Red Oak  Ventura          Kentwood          North Olmstead
Steakhouse)                         Lansing           Sharonville
Fairfield                           Livonia           Toledo
Fremont            ILLINOIS         Okemos
Fullerton          Springfield      Portage           WISCONSIN
La Mesa                             Roseville         Madison (2)
Lafayette                           Taylor
Lake Forest                         Troy
Milpitas
Modesto
Norco
Oakland
Oceanside

CARVERS                                              UNIQUE FORMAL
LOCATIONS:                                           LOCATIONS:

Arrowhead, Arizona           Henderson, Nevada        Folsom, California
Scottsdale, Arizona          Beachwood, Ohio          Rancho Cordova, California
Rancho Bernardo, California  Centerville, Ohio        Peoria, Illinois
Roseville, California        Orem, Utah               South Bend, Indiana
Greenwood, Indiana           Sandy, Utah              Williamsburg, Virginia
Farmington Hills, Michigan


                            PROPERTIES AND LEASES

     As of February 1, 1999, the Company leased sixty-two (62) and owned twenty (20) of its restaurant locations. As of February 1, 1999, five of the Company's restaurants were closed for renovations. Lease terms are generally ten to twenty years, with renewal options. All of the Company's leases provide for a minimum annual rent and some leases provide for additional rent based on sales volume at the particular location over specified minimum levels. Generally, the leases are net leases which require the Company to pay the costs of insurance, taxes and maintenance. The Company intends to continue to purchase restaurant locations where cost-effective.

         The Company's executive offices are located at 10200 Willow Creek Road, San Diego, California 92131. The Company believes that there is sufficient office space available at favorable leasing terms in the San Diego, California metropolitan area to satisfy the additional needs of the Company that may result from future expansion.

                              LEGAL PROCEEDINGS


On or about May 7, 1998, J.W. Childs Equity Partners, L.P. ("Childs") filed a lawsuit in the State of Delaware entitled J.W. Childs Equity Partners,L.P. v. Paragon Steakhouse Restaurants, Inc. et. al., C.A. No. 16371 (Del. Ch.)(the "Action"). In the Action, Childs claims that it entered into a letter agreement with Paragon Steakhouse Restaurants, Inc., a Delaware corporation ("Paragon") and wholly owned subsidiary of Galveston's Steakhouse Corp. ("Galveston's"), Kyotaru U.S.A., Inc., and Kyotaru Co., Ltd. (Kyotaru U.S.A., Inc. and Kyotaru Co., Ltd. are collectively referred to herein as "Kyotaru") pursuant to which Childs or its subsidiary would acquire the operating assets of certain restaurants owned and operated by Paragon. Childs further claims that Paragon and Kyotaru materially breached the letter agreement by (i) failing to negotiate in good faith to reach agreement as to the terms of a definitive purchase agreement and related documents, (ii) entering into negotiations with a third-party purchaser concerning the possible sale of Paragon's assets or stock, and
(iii) failing to give notice to Childs of the discussions with the potential third-party purchaser. In the Action, Childs seeks the remedy of specific performance, or, in the alternative, monetary damages.

On November 6, 1998, the Delaware Court of Chancery dismissed with prejudice Childs' claim for specific performance, finding that the letter agreement cited by Childs "is not a contract to sell property." Childs has appealed the Court's decision.

On January 22, 1999, Paragon, Galveston's, Childs and Childs' subsidiary entered into a Memorandum of Agreement pursuant to which Childs agreed to dismiss the entire Action in exchange for Paragon's agreeement to assign its leasehold interests in three restaurants. The consummation of the settlement reached between the parties is subject to the satisfaction of certain conditions, including, without limitation, the receipt of landlord consents and estoppel statements, removal of any encumbrances and liens affecting the leaseholds and any personal property contained therein, the transferring of liquor licenses, permits, etc., entering into a management agreement to enable Childs' subsidiary to operate the sites until all licenses are transferred and the execution of a mutual release. The parties intend to consummate the assignment of the leasehold interests and the dismissal of the Action by the end of February 1999.

     Except as discussed above, the Company is not involved in any material legal proceedings.

                                  MANAGEMENT
               DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

              The current directors, executive officers and key personnel of the Company are as follows:


          NAME           AGE            POSITION
          ----           ---            --------
Mr. Richard M. Lee......  32  Chairman of the Board and Chief Executive Officer
Mr. Hiram J. Woo........  63  President, Chief Financial Officer, Director
Tom Edler...............  55  Director
Mark W. Goudge..........  36  Director
Tod Lindner.............  54  Director
David N. Treat..........  36  Senior Director of Operations



         MR. RICHARD M. LEE has been the Chairman of the Board and Chief Executive Officer of the Company since its inception in 1996. Mr. Lee began his business career upon graduating high school at the age of 17, founding his first company with a total of $3,500 of seed capital. By the age of 22, Mr. Lee was recognized as a "young-millionaire" entrepreneur by the University of Southern California. In addition, Mr. Lee was one of the youngest inductees into the Young Presidents Organization of America.
Mr. Lee has been featured in numerous industry, local and national media publications. He was featured as a model entrepreneur in the university textbook, Contemporary Business (Dryden Press: 1990). From 1983 to 1990, Mr. Lee was the founder and President of Audio-Chamber International, Inc. based in Orange County, California, a manufacturer of high-fidelity mobile sound systems. In 1990, Mr. Lee sold Audio-Chamber International, Inc. to actively invest in real estate and securities. From 1991 to 1992, Mr. Lee co-founded and co-managed Aristotle Investments Ltd. as its chief strategist for investments in franchise restaurant acquisitions. From
1992 to May 1996, Mr. Lee was the co- founder and Chairman/CEO of China
Coast Foods, Inc., a company formed to explore also been involved with and invested in franchised restaurants, including, for example, Domino's Pizza Restaurants and Popeyes Famous Fried Chicken. Since June 1996, Mr. Lee has devoted substantially all his working time and energies to the affairs of the Company.

         MR. HIRAM J. WOO has been the President, Secretary and a director of the Company since its inception. Since 1976, he has owned and operated Hiram J. Woo Accountancy Corporation, a San Francisco-based accounting firm with numerous restaurateurs among his clients. Over the past 14 years, Mr. Woo has actively invested in, owned or reorganized and restructured various restaurants, ranging from large-scale casual dining establishments to night clubs to bar and grill operations. In 1980, Mr. Woo founded and has since managed Regal Financial Development Corporation ("RFDC"), a real estate development and planning firm based in San Francisco. In the past 14 years, RFDC has managed over $300 million of real estate development projects in the Western United States. From 1992 to 1996, Mr. Woo has owned and operated several large-scale restaurants in the San Francisco area. Mr. Woo is active among the local Chinese community and has served as a director of two Chinese-American financial institutions and several business organizations. Mr. Woo is a Certified Public Accountant. Mr. Woo is a past director of the Chinese Resources Development Center of San Francisco, a past president of Park Presidio Optimist Club, and a member of the San Francisco, Fairfield and Vacaville Chambers of Commerce.

         MR. TOM EDLER has been a director of the Company since May, 1998. Mr. Edler is a real estate broker in the Sacramento office of Grubb & Ellis Company, specializing in the acquisition, disposition, development and leasing of restaurant and hotel properties throughout California. Prior to joining Grubb & Ellis, Mr. Edler was President of Edler & Associates/Pacific Leisure Properties, a restaurant/hospitality consulting and brokering firm. Mr. Edler received his Bachelor of Science degree from Indiana University with subsequent post-graduate studies at the University of Southern California. He served as an officer in the United States Air Force for 4 years immediately following college.

         MR. MARK W. GOUDGE has been a director of the Company since September, 1998. Mr. Goudge has been a financial consultant in the private client group at Merrill Lynch in Laguna Hills, California since June 1992. Prior to joining Merrill Lynch, Mr. Goudge served from April 1990 to June 1992 as an Assistant Vice President in the Commercial Lending Division at Orange
National Bank in Orange, California. Prior thereto Mr. Goudge worked at the Landmark Bank in Whittier, California rising to the position of Assistant
Vice President of the Business Bank Group. Mr. Goudge graduated from the University of Alaska-Fairbanks in December 1987 with a B.A. in Finance.

         MR. TOD LINDNER has been a director of the Company since January, 1999. Mr. Lindner has been a managing director of Ally Capital Group Inc., an investment banking firm since 1996. Prior to joining Ally Capital Group Inc., Mr. Lindner founded and was President of Northwest Capital Corporation, an originator of upper middle market commercial loans, from 1984 through 1996. From 1979 through 1983, Mr. Lindner served as a regional manager of Chemical Business Credit Corp. Prior thereto, Mr. Lindner served as an executive at the Bank of California, N.A. for twelve years. Mr. Lindner received his B.S. in finance and banking from the University of Oregon in 1966. Mr. Lindner currently serves as a director of Bay-Con, Inc. and as a director of Magnum Cinema, LLC.

         MR. DAVID N. TREAT has been the Company's Senior Director of Operations since December 15, 1998. Mr. Treat has substantial experience in managing multiple restaurants for large steakhouse chains and in developing and implementing new restaurant concepts. From 1992 through 1998 Mr. Treat managed various restaurant operations at Coulter Enterprises, the operator of Lonestar Steakhouse and Saloon, Sullivan's Steakhouse and Del Frisco's Double Eagle Steakhouse. In 1995 Mr. Treat was appointed to the post of District Manager, where he directed the day-to-day operations of the Sullivan's Steakhouse chain. During his tenure at Coulter Enterprises, Mr. Treat developed the Sullivan's Steakhouse concept and opened 54 new Lonestar Steakhouse and Saloon restaurants. From 1990 to 1991, Mr. Treat managed the Ruth's Chris Steakhouse restaurant located in Palm Desert, California. From 1988 to 1990, Mr. Treat was a manager of card member services at the American Express Company. Mr. Treat received his Bachelor of Business Administration degree from Drury College in Springfield, Missouri in 1984.

                              BOARD OF DIRECTORS

         Directors are elected at the annual meeting of the Company's stockholders to hold office until the next annual meeting and until their successors are elected and qualified. Officers serve at the discretion of the Board. Directors may receive such compensation for their services as is fixed from time to time by resolution of the Board.

                           DIRECTORS' COMPENSATION

         Directors of the Company currently receive no compensation for their service as such.

             LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted pursuant to the corporate law of the State of Delaware, the Company's state of incorporation, the Certificate of Incorporation and By-Laws require that the Company indemnify its directors and officers against certain liabilities and expenses incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. Additionally, the Company intends to enter into an indemnity agreement with each director which generally provides that directors are indemnified with respect to actions taken in good faith. Furthermore, the personal liability of the directors is limited as provided in the Company's Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                              OMNIBUS STOCK PLAN

         In January 1997, the Company adopted the Galveston's Steakhouse Omnibus Stock Plan (the "Plan") to promote the long-term growth and profitability of the Company by (i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve stockholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

         The following discussion represents only a summary of certain of the plan terms and is qualified in its entirety by reference to the complete plan, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.


         Shares Available; Maximum Awards; Participants. A total of 400,000 shares of the Company's Common Stock has been reserved for issuance upon exercise of options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. The Company granted a total of 400,000 options under the Plan to employees.

         Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

         Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than six months from its date of grant.

         The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

         The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee. In addition, the Plan provides for broker-assisted cashless exercises in the discretion of the Compensation Committee.

         Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

         Plan Administration. The Plan will be administered by the Board of Directors or a Compensation Committee of the Board of Directors in accordance with the provisions of Rule 16b-3.

         The Compensation Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

         Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

         Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

         Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

         Nonqualified Stock Options. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

                            EXECUTIVE COMPENSATION

         The following table sets forth the cash and other compensation paid from January 1, 1997 through December 31, 1997.


                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
NAME AND          YEAR             SALARY ($)      BONUS ($)        OTHER  ANNUAL    LONG   TERM     ALL OTHER
PRINCIPAL                                                           COMP.            COMP.           COMP.
POSITION                                                                             SECURITIES
                                                                                     UNDERLYING
                                                                                     OPTIONS (#)
--------------------------------------------------------------------------------------------------------------
Richard  M. Lee,
Chairman  and
Chief Executive    1997             0               0                0                82,500 (1)      0
Officer
--------------------------------------------------------------------------------------------------------------

--------------
(1) Represents non-plan options granted to Mr. Lee in connection with his Employment Agreement. See "MANAGEMENT Employment Agreements."


                               OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
--------------------------------------------------------------------------------------------------------------
NAME                     NUMBER                 PERCENT   OF  TOTAL    EXERCISE  OF  BASE   EXPIRATION DATE
                         SECURITIES             OPTIONS  GRANTED  TO   PRICE ($/SH)
                         UNDERLYING OPTION (#)  EMPLOYEES  IN FISCAL
                                                YEAR
--------------------------------------------------------------------------------------------------------------

Richard M. Lee               0                     0   %                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------
Hiram J. Woo                 0                     0   %                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------
Tom Edler                    0                     0   %                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------
Mark W. Goudge               0                     0   %                 N/A                  N/A
--------------------------------------------------------------------------------------------------------------




                    AGGREGATED OPTION EXERCISES IN LAST FISCAL-YEAR AND FISCAL-YEAR END OPTION
                                                      VALUES
--------------------------------------------------------------------------------------------------------------
NAME                     SHARES  ACQUIRED  ON   VALUE REALIZED ($)     NUMBER OF               VALUE OF UNEXERCISED
                         EXERCISE (#)                                  SECURITIES              IN-THE-MONEY OPTIONS
                                                                       UNDERLYING              AT  FISCAL  YEAR END
                                                                       UNDEREXERCISE           ($) EXERCISABLE/
                                                                       OPTIONS AT FISCAL YEAR  UNEXERCISABLE
                                                                       END (#) EXERCISABLE/    (1)
                                                                       UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------

Richard M. Lee           0                      --                  0 exercisable/          $0 exercisable/
                                                                       82,500                $156,750
                                                                       unexercisable           unexercisable
--------------------------------------------------------------------------------------------------------------
Hiram J. Woo             0                      --                  0 exercisable/          $0 exercisable/
                                                                       82,500                $156,750
                                                                       unexercisable           unexercisable
--------------------------------------------------------------------------------------------------------------
Tom Edler                0                      --                  0 exercisable/          $0 exercisable/$0
                                                                          0                    unexercisable
                                                                       unexercisable
--------------------------------------------------------------------------------------------------------------
Mark W. Goudge           0                      --                  0 exercisable/          $0 exercisable/$0
                                                                          0                    unexercisable
                                                                       unexercisable
--------------------------------------------------------------------------------------------------------------



(1) There was no public trading market for the Common Stock on December 31, 1997. Accordingly, solely for purposes of this table, the values in this column have been calculated on the basis of fifty percent (50%) of the initial public offering price, less the aggregate exercise price of the options.

                             EMPLOYMENT AGREEMENTS


         On June 3, 1996, the Company entered into a four-year employment agreement with Richard M. Lee at an annual base salary of $50,000, which was increased to $100,000 upon the closing of the Company's initial public offering. Under the employment agreement, Mr. Lee's employment may not be terminated by the Company without cause. In addition, Mr. Lee has agreed in his employment agreement not to compete with the Company for a period of one (1) year following his termination of employment for any reason. On June 3, 1996, the Company also issued to Mr. Lee options to purchase up to 82,500 shares of Common Stock at $0.60 per share, exercisable on June 3, 1998. These options expire three (3) months following any termination of employment with the Company. In April 1997, the Company issued 6,250 shares of Common Stock to Mr. Lee in consideration for services rendered by him to the Company.

         On June 3, 1996, the Company entered into a four-year employment agreement with Hiram Woo at an annual base salary of $45,000, which was increased to $80,000 upon the closing of the Company's initial public offering. Under the employment agreement, Mr. Woo's employment may not be terminated by the Company without cause. In addition, Mr. Woo has agreed in his employment agreement not to compete with the Company for a period of one (1) year following his termination of employment for any reason. On June 3, 1996, the Company also issued to Mr. Woo options to purchase up to 82,500 shares of Common Stock at $0.60 per share, exercisable on June 3, 1998. These options expire three (3) months following any termination of employment with the Company. In April 1997, the Company issued 6,250 shares of Common Stock to Mr. Woo in consideration for services rendered by him to the Company.

         On December 15, 1998, the Company entered into a five year employment agreement with David N. Treat at an annual base salary of $80,000. Under the employment agreement, Mr. Treat's employment may be terminated by the Company without cause, in which case the Company is obligated to continue to pay him his base salary for a period of six (6) months. In addition, Mr. Treat has agreed in his employment agreement not to compete with the Company for a period of one (1) year following his termination of employment for any reason. The employment agreement provides Mr. Treat with an option, vesting over a period of five years, to purchase up to 75,000 shares of Common Stock at $4.96 per share.


         A state court may determine not to enforce (or only partially enforce) the non-compete provisions of the foregoing employment agreements. There can be no assurance given as to the effect, if any, on the Company should a state court so determine not to enforce such non-competitive provisions.

                              CERTAIN TRANSACTIONS

Employment Agreements


         The Company has entered into separate Employment Agreements with Richard M. Lee, Hiram J. Woo and David N. Treat. See "Management Employment Agreements."


Convertible Notes


         In June 1996, the Company assumed $92,000 in principal amount of convertible promissory notes from Texas Loosey's Steakhouse Holdings, Inc. ("Holdings"), an affiliate of Messrs. Lee and Woo, to acquire from Holdings its right to purchase two (2) Texas Loosey's restaurants. The holders of such notes converted the notes held by them into 55,200 shares of Common Stock of the Company in July 1998.


Capital Contribution

         In November 1997, Messrs. Lee and Woo contributed $130,000 to the Company as additional paid-in capital. No shares of Common Stock were issued.

Personal Guarantees


         Mr. Woo has personally guaranteed the Company's lease agreements for its Fullerton and Norco, California locations, as well as the Company's vendor debt with Sysco Food Services and various other vendors.


Company Policy

         The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. It is the Company's intent that, in the future, transactions with affiliated parties will be approved by a majority of the Company's disinterested directors or otherwise as permitted by applicable law. Any such future transactions are expected to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                            PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of the date of this Prospectus, by
(i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) all directors and officers as a group.


                                            Number of         Percentage
                                            Shares            Beneficially
                                                              Owned (5)

Richard M. Lee(2).....................       256,920          10.7%
Hiram J. Woo(3).......................       157,542           6.6%
Tom Edler.............................          0              0  %
Mark W. Goudge .......................          0              0  %
Tod Lindner...........................          0              0  %
JWJ International(4)..................        56,189           2.3%
All officers and directors as a group
(2 persons)  (5)......................       414,462          17.3%


-------------
(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


(2) Does not include an aggregate of 1,000,000 shares of Series B Convertible Preferred Stock issued to Richard M. Lee, which shares have rights to vote with the Common Stock as one class on a one-vote-per-share basis. See "Description of Securities Preferred Stock". After giving effect to such Series B Convertible Preferred Stock, Mr. Lee currently holds 10.7% of the combined stockholder voting power of the Company. Mr. Lee's business address is at 10200 Willow Creek Road, San Diego, California 92131. Does not include options held by Mr. Lee to acquire up to 82,500 shares of Common Stock.


(3) Mr. Woo's business address is at 10200 Willow Creek Road, San Diego, California 92131. Does not include options held by Mr. Woo to acquire up to 82,500 shares of Common Stock.

(4) JWJ International's business address is at 2242 Mesa Drive, Newport Beach, California 92660.

(5) Does not include the assumed exercise of any options outstanding since none are exercisable within 60 days.

                          DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock").

         The following summaries of certain terms of the company's common stock and preferred stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the company's certificate of incorporation and the provisions of applicable law.

                                 COMMON STOCK


     As of the date of this Prospectus, there are 2,428,325 shares of Common Stock issued and outstanding held by approximately 800 holders of record. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.


                               PREFERRED STOCK


         The Company has issued 1,000,000 shares of Series B Preferred Stock ("Series B Preferred") to Richard M. Lee. The Series B Preferred is not redeemable and carries rights to vote with the Common Stock as one class on a one-vote-per-share basis. The Series B Preferred is convertible into Common Stock, at the option of the holder, upon the earlier of: (i) eight (8) years after the closing date of the Company's initial public offering; or (ii) the first fiscal year of the Company in which the Company's annual net profits equal or exceed $3.5 million. Upon conversion of the Series B Preferred, the holder will be required to pay to the Company, in cash, a conversion price (the "Conversion Price") per share equal to 150% of the initial public offering price of the Company's Common Stock.


         The Series B Preferred carries no dividends prior to the second anniversary of the closing of the Offering, but thereafter, if the above conversion test is satisfied, the Series B Preferred will participate in any dividends declared on the Common Stock, on an "as-converted" basis. The Series B Preferred carries a liquidation value of $0.001 per share prior to the second anniversary of the closing of the Offering. Thereafter, if the above conversion test satisfied, the Series B Preferred will upon liquidation participate pari passu with the Common Stock, on an "as-converted" basis.

         If and to the extent that the shares of Common Stock issuable upon conversion of the Series B Preferred are not includable in a registration statement on Form S-8, at the request of the holders thereof, delivered to the Company within three years of any such conversion of the Series B Preferred shares, the Company will prepare and file, at its own expense, one (1) registration statement on Form S-3 (to the extent available) to enable such holders to resell shares of Common Stock acquired upon conversion of the Series B Preferred. The Board of Directors may change or otherwise adjust the terms of the above-described Series B Preferred Stock in its sole discretion.

         The Board of Directors of the Company, without further action by the stockholders, has authority to issue all or any portion of the additional 4,000,000 shares of authorized but unissued Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of the Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.


         The Board of Directors currently plans to issue 1,750,000 shares of a new series of preferred stock, to be designated as the Series C Convertible Preferred Stock, to Richard M. Lee and Hiram J. Woo.

         The holders of shares of the Series C Preferred Stock will have the right to vote on all matters with the holders of the Common Stock, voting together as a single class, on a one vote per share basis. The shares of the Series C Preferred Stock shall be convertible into shares of Common Stock, at the option of the holder, at any time upon the earlier to occur of (i) March 2, 2006 or (ii) the date it is determined that the Company's net profits for any fiscal year have equalled or exceeded $4.2 million (the "Conversion Test"). Upon conversion of the Series C Preferred Stock, the holder will be required to pay to the Company a conversion price per share equal to 110% of the closing bid price of the Company's Common Stock on the date of conversion.

         The shares of Series C Preferred Stock may not be redeemed by the Company absent the unanimous consent of the holders thereof. The holders of outstanding Series C Preferred Stock shall not be entitled to receive dividends prior to March 2, 2000, the second anniversary of the closing date of the Company's initial public offering. Thereafter, in the event the Conversion Test is satisfied, the Series C Preferred Stock will participate in any dividends declared on the Common Stock, on an "as converted" basis.

         In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company prior to March 2, 2000, or at any time thereafter if the Conversion Test is not satisfied, the holders of Series C Preferred Stock shall be entitled to $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company after the satisfaction of the Conversion Test, the holders of Series C Preferred Stock shall be entitled to share with the holders of Common Stock pari passu in the assets of the Company, on an "as converted" basis.

     If and to the extent that the shares of Common Stock issuable upon conversion of the Series C Preferred Stock are not includable in a registration statement on Form S-8, at the request of the holders thereof, delivered to the Company within three years of any such conversion of the Series C Preferred shares, the Company will prepare and file, at its own expense one (1) registration statement on Form S-3 (to the extent available) to enable such holders to resell shares of Common Stock acquired upon conversion of the Series C Preferred Stock. The Board of Directors may change or otherwise adjust the terms of the above-described Series C Preferred Stock in its sole discretion.


6% Convertible Debentures


         The Company's 6% Convertible Debentures ("Debentures") bear an interest rate of six percent (6%) per annum and mature on July 15, 2001 as to $600,000 principal amount of the Debentures, on July 23, 2001 as to $100,000 principal amount of the Debentures and on December 21, 2001 as to $400,000 principal amount of the Debentures. See "Use of Proceeds from Sale of Debentures and Secured Notes." The Debentures are issuable in denominations of $50,000 and integral multiples thereof and, at the holder's request, are exchangeable for an equal aggregate principal amount of debentures of different authorized denominations. Upon maturity of the Debentures, payment for principal and accrued interest will be made either in currency or in shares of the Company's Common Stock, at the option of the holder.


         The holder may convert the Debentures into Common Stock at any time. The conversion price per share will be equal to 85% of the Market Price on the Conversion Date. "Market Price," as used therein, means the average closing bid price of the Common Stock on the five (5) trading days immediately preceding the Conversion Date, as reported by the National Association of Securities Dealers. The Company has the option to pay the interest accrued from the date of issuance to the date of conversion either in cash or in shares of Common Stock.

         The Company may redeem any Debentures for which a Notice of Conversion has not been submitted by delivering a Notice of Redemption to the holder, provided, however, that the holder shall have two (2) business days following the issuance of any such Notice of Redemption to deliver a Notice of Conversion to the Company in respect of the Debenture; provided, further, that in the event the holder shall so determine to deliver a Notice of Conversion to the Company following the Company's issuance of a Notice of Redemption, the applicable Conversion Price for the Debenture shall be equal to 85% of the closing sales price of the Common Stock on the last trading day preceding the Conversion Date as reported by the National Association of Securities Dealers.

         The Company must pay the redemption price to the holder within ten days from the date of the Notice of Redemption. If the Company fails to make the redemption payment within these ten days, the Company forfeits its right to redeem those Debentures.

         If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and, as a condition of such merger, consolidation or sale, the holders of the Company's Common Stock are entitled to receive stock or securities in another corporation or to receive property in exchange for the Company's Common Stock, then the Debentures may be converted into the kind and amount of stock, securities or property receivable by the holders of the Company's Common Stock pursuant to the transaction. If, within 15 days of the holder's receipt of a notice from the Company advising of a proposed merger, consolidation or sale, the holder has not submitted a Notice of Conversion, then the Company may prepay all outstanding principal and accrued interest and thereby terminate the holder's conversion rights.


Secured Notes

         The First Secured Note was issued on September 28, 1998 in the principal amount of $650,000. The full principal amount of the First Secured
Note is due and payable on September 28, 2003. The unpaid principal balance of the First Secured Note shall bear interest at the rate of 14.375% per annum based on a 360-day year, with such interest to accrue from the date of issuance and to be payable upon the exchange of the First Secured Note for Common Stock. The interest rate payable upon the unpaid principal balance of the First Secured Note shall increase by 2.25% every 360 days but shall not exceed 25% per annum.

         The Second Secured Note was issued on December 21, 1998 in the principal amount of $1,350,000. The full principal amount of the Second Secured
Note is due and payable on September 28, 2003. The unpaid principal balance of the Second Secured Note shall bear interest at the rate of 12% per annum based on a 360-day year, with such interest to accrue from the date of issuance and to be payable upon the exchange of the Second Secured Note for Common Stock. The interest rate payable upon the unpaid principal balance of the Second Secured Note shall increase by 2.25% every 360 days but shall not exceed 25% per annum.


Warrants


         In connection with the Company's private placement of Debentures on July 23, 1998, the Company issued to Joseph Donohue, Jr., Max Rockwell, Mark Angelo, Hunter Singer, John Audiferren and AIBC warrants to purchase 2400, 1600, 2400, 1600, 1600 and 2400 shares, respectively, of Common Stock at $5.00 per share. On July 23, 1998, the Company issued to Barry Lebin warrants to purchase 6,303 shares of Common Stock at $5.00 per share. On September 28, 1998, the Company issued to Talisman warrants to purchase 73,125 shares of Common Stock at $5.28125 per share. In connection with the Company's private placement of the First Secured Note, on September 28, 1998 the Company issued to Joseph Donohue, Jr., Max Rockwell, Mark Angelo, Hunter Singer and May Davis Group warrants to purchase 1,418, 1,418, 1,418, 1,418 and 631 shares, respectively, of Common Stock at $5.15625 per share.

         On December 21, 1998 the Company issued to Talisman warrants to purchase 151,875 shares of Common Stock at $6.00 per share. In connection with the Company's private placement of the Second Secured Note, on December 21, 1998 the Company issued to Joseph Donohue, Jr., Max Rockwell, Mark Angelo, Hunter Singer and May Davis Group warrants to purchase 2,531, 2,531, 2,531, 2,531 and 1,125 shares, respectively, of Common Stock at $6.00 per share. In connection with the Company's private placement of Debentures on December 21, 1998 the Company issued to Joseph Donohue, Jr., Max Rockwell, Mark Angelo, Hunter Singer and May Davis Group warrants to purchase 1,500, 1,500, 1,500, 1,500 and 666 shares, respectively, of Common Stock at $6.00 per share.

             SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                                TRANSFER AGENT

         The transfer agent for the Company's Common Stock is Corporate Stock Transfer, Inc.

                       SHARES ELIGIBLE FOR FUTURE SALE


         The Company presently has outstanding an aggregate of 2,428,325 shares of Common Stock, which excludes the 156,472 shares of common stock issuable upon the conversion of the Debentures, 374,679 shares of Common Stock issuable upon the exchange of the Secured Notes and 267,521 shares issuable upon the exercise of the Warrants.

         In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company with respect to restricted securities that satisfy a two-year holding period, without regard to the volume or other resale limitations.

         The Company is unable to predict the effect that sales of the shares of Common Stock outstanding prior to this offering, or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. See "Risk Factors."

                                LEGAL MATTERS

         The validity of the securities offered hereby has been passed upon for the Company by Lehman & Eilen, Uniondale, New York. Hank Gracin, Esq., counsel to Lehman & Eilen, owns 4,496 shares of common stock of the Company.

                                   EXPERTS

         The audited financial statements of TLC Restaurant Management Corp. for the period from December 31, 1995 through August 18, 1996 and the year ended December 30, 1995 and of Galveston's Steakhouse Corp. for the period from inception (June 3, 1996) through December 31, 1996 and for the period from January 1, 1997 through December 31, 1997 included in this Prospectus and elsewhere in the registration statement have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports which include explanatory paragraphs that state substantial doubt about the Company's' ability to continue as a going concern, as described in Notes 1 and 2 to the audited financial statements of TLC Restaurant Management Corp. and Galveston's Steakhouse Corp., respectively.


         The consolidated financial statements of Paragon Steakhouse Restaurants, Inc. as of September 25, 1998 and September 26, 1997, and for each of the two years in the period ended September 25, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


         Effective January 7, 1998, the Company, by action of its Board of Directors, terminated Arthur Andersen LLP as the Company's independent certified public accountants. The reports previously issued by Arthur Andersen LLP did not include an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles, except to include an explanatory paragraph concerning Galveston's Steakhouse Corp. and TLC Restaurant Management Corp.'s ability to continue as a going concern.

         In connection with the above mentioned audits and during any subsequent interim periods preceding such termination, there has not developed any disagreements between Arthur Andersen LLP and the Company or other reportable events which have not been resolved to Arthur Andersen LLP's satisfaction.

                      WHERE YOU CAN GET MORE INFORMATION

         At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:


                         Galveston's Steakhouse Corp.
                           10200 Willow Creek Road
                             San Diego, CA 92131
                           (Telephone) (619) 689-2333
                           (Facsimile) (619) 689-0231


         Our fiscal year ends on December 31. We furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

         Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                        INDEX TO FINANCIAL STATEMENTS



          Galveston's Steakhouse Corp. for the period from inception
            (June 3, 1996) through December 31, 1996 and for the period
         January 1, 1997 through December 31, 1997:
               Report of Independent Certified Public Accountants..........     F-3
               Balance Sheet...............................................     F-4
               Statement of Operations.....................................     F-6
               Statement of Stockholders' Deficit..........................     F-7
               Statement of Cash Flows.....................................     F-8
               Notes to Financial Statements...............................     F-10

          Galveston's Steakhouse Corp. for the nine months ended
            September 30, 1998 (unaudited):
               Balance Sheet...............................................     F-26
               Statement of Operations.....................................     F-28
               Statement of Cash Flows.....................................     F-29
               Notes to Financial Statements...............................     F-30

          Paragon Steakhouse Restaurants, Inc. and Subsidiaries for the
            years ended September 25, 1998 and September 26, 1997:
               Report of Independent Auditors .............................     F-33
               Consolidated Balance Sheets.................................     F-34
               Consolidated Statements of Operations and Accumulated Deficit    F-35
               Consolidated Statements of Cash Flows ......................     F-36
               Notes to Consolidated Financial Statements .................     F-38

          Galveston's Steakhouse Corp. and Paragon Steakhouse Restaurants,
            Inc. and Subsidiaries pro forma financial information:
               Pro forma Consolidated Balance Sheet as of September 30, 1998    F-49
               Pro forma Consolidated Statement of Operations for the year
                 ended December 31, 1997 ..................................     F-51
               Pro forma Consolidated Statement of Operations for the nine
                 months ended September 30, 1998 ..........................     F-52
               Notes to Pro forma Consolidated Financial Statements........     F-53

                         GALVESTON'S STEAKHOUSE CORP.
                     (FORMERLY TEXAS LOOSEY'S STEAKHOUSE
                              AND SALOON, INC.)
                             FINANCIAL STATEMENTS
                 FOR THE PERIOD FROM INCEPTION (JUNE 3, 1996)
  THROUGH DECEMBER 31, 1996 AND FOR THE PERIOD FROM JANUARY 1, 1997 THORUGH
                              DECEMBER 31, 1997
                           TOGETHER WITH REPORT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders Galveston's Steakhouse Corp.

We have audited the accompanying balance sheet of Galveston's Steakhouse Corp. (a Delaware corporation) as of December 31, 1997, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, and for the period from June 3, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galveston's Steakhouse Corp. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, and for the period from June 3, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California April 2, 1998, except as to Notes 15 and 16, as to which the date is May 29, 1998

                         GALVESTON'S STEAKHOUSE CORP.
                                BALANCE SHEET
                              December 31, 1997
-----------------------------------------------------------------------------

                                    ASSETS
Current assets
     Cash and cash equivalents                              $   64,726
     Other receivables                                         156,015
     Advances to officers                                      179,739
     Inventories                                                25,411
     Prepaid expenses                                           10,452
     Other                                                      72,861
                                                            ----------

         Total current assets                                  509,204

Furniture and equipment, net                                   905,084

Other assets
     Intangible assets, net                                    498,921
     Deferred offering costs                                   296,845
     Liquor license and other assets                            41,979
                                                            ----------

              Total assets                                  $2,252,033
                                                            ==========

   The accompanying notes are an integral part of these financial statements.

                         GALVESTON'S STEAKHOUSE CORP.
                          BALANCE SHEET (Continued)
                              December 31, 1997
-----------------------------------------------------------------------------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Current portion of notes payable                           $ 2,340,001
     Accounts payable                                                36,375
     Accrued liabilities                                             76,190
     Accrued interest                                               309,630
     Accrued payroll costs                                           85,544
                                                                -----------
         Total current liabilities                                2,847,740

Notes payable, net of current portion                               818,999
                                                                -----------
              Total liabilities                                   3,666,739

Commitments and contingencies

Stockholders' deficit
     Preferred stock, $.001 par value
         4,000,000 shares authorized
         0 shares issued and outstanding                              -
     Preferred stock, Series B, Convertible, $.001 par value
         1,000,000 shares authorized
         1,000,000 shares issued and outstanding                      1,000
     Common stock, $.01 par value
         10,000,000 shares authorized
         825,000 shares issued and outstanding                        8,250
     Additional paid-in capital                                     596,563
     Accumulated deficit                                         (2,020,519)
                                                                -----------

              Total stockholders' deficit                        (1,414,706)

                  Total liabilities and stockholders' deficit   $ 2,252,033
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                         GALVESTON'S STEAKHOUSE CORP.
                           STATEMENTS OF OPERATIONS

                   For the Year Ended December 31, 1997 and
      From the Period from June 3, 1996 (Inception) to December 31, 1996
-----------------------------------------------------------------------------

                                                                              Period from
                                                                              June 3, 1996
                                                             Year Ended      (Inception) to
                                                            December 31,       December 31,
                                                                1997               1996
                                                            ------------       -------------
Restaurants revenues                                        $  1,867,671       $     416,544
                                                            ------------       -------------
Restaurant costs and expenses
     Food and beverage                                           627,165             153,590
     Payroll and payroll related costs                           757,232             255,463
     Direct operating costs                                      400,217             116,819
     Depreciation and amortization                               221,737              41,669
     General and administrative expense                          350,945             136,467
     Pre-opening and start-up costs                               65,155             433,694
                                                            ------------       -------------
         Total restaurant costs and expenses                   2,422,451           1,137,702
                                                            ------------       -------------
Loss from operations                                            (554,780)           (721,158)
                                                            ------------       -------------
Other income (expense)
     Interest and financing costs                               (523,187)           (271,373)
     Other                                                          -                 49,979
                                                            ------------       -------------
         Total other income (expense)                           (523,187)           (221,394)
                                                            ------------       -------------

Net loss                                                    $ (1,077,967)      $    (942,552)
                                                            ============       =============

Basi loss per share                                         $      (1.36)      $       (1.42)
                                                            ============       =============

Diluted loss per share                                      $      (1.36)      $       (1.42)
                                                            ============       =============

Weighted-average shares outstanding                              790,296             662,516
                                                            ============       =============

  The accompanying notes are an integral part of these financial statements.

                         GALVESTON'S STEAKHOUSE CORP.
                     STATEMENTS OF STOCKHOLDERS' DEFICIT
                   For the Year Ended December 31, 1997 and
               From the Period from June 3, 1996 (Inception) to
                              December 31, 1996
-----------------------------------------------------------------------------

                                           Preferred Stock
                                       Series B, Convertible                     Common Stock
                                   ---------------------------------      -----------------------------
                                       Shares             Amount             Shares           Amount
                                   --------------      -------------      -------------    ------------
Balance, June 3, 1996                                                                         $   -
Issuance of common stock                                                     713,849            7,138
Issuance of preferred stock          1,000,000            1,000
Net loss
                                   --------------      -------------      -------------    ------------

Balance, December 31, 1996            1,000,000              1,000           713,849            7,138
Issuance of common stock in
     connection with $150,000
     bridge loans                                                             30,000              300
Issuance of common stock for
     services rendered                                                        24,950              249
Issuance of common stock in
     connection with private
     placement                                                                56,201              563
Capital contribution
Net loss
                                   --------------      -------------      -------------    ------------

   Balance, December 31, 1997         1,000,000            $1,000            825,000        $   8,250
                                   ==============      =============      =============    ============

Additional
                                              Paid-in         Accumulated
                                              Capital           Deficit            Total
                                          --------------    -------------     -------------
Balance, June 3, 1996                     $    -              $    -           $    -
Issuance of common stock                       169,225                              176,363
Issuance of preferred stock                                                           1,000
Net loss                                                        (942,552)          (942,552)
                                          --------------    -------------     -------------

Balance, December 31, 1996                     169,225          (942,552)          (765,189)
Issuance of common stock in
     connection with $150,000
     bridge loans                              149,700                              150,000
Issuance of common stock for
     services rendered                         124,481                              124,730
Issuance of common stock in
     connection with private
     placement                                  23,157                               23,720
Capital contribution                           130,000                              130,000
Net loss                                                      (1,077,967)        (1,077,967)
                                          --------------    -------------     -------------

   Balance, December 31, 1997               $  596,563      $ (2,020,519)      $ (1,414,706)
                                         ================   ==============     =============


   The accompanying notes are an integral part of these financial statements.

                         GALVESTON'S STEAKHOUSE CORP.
                           STATEMENTS OF CASH FLOWS
                   For the Year Ended December 31, 1997 and
               From the Period from June 3, 1996 (Inception) to
                              December 31, 1996
------------------------------------------------------------------------------

                                                                                 Period from
                                                                                 June 3, 1996
                                                               Year Ended       (Inception) to
                                                              December 31,        December 31,
                                                                 1997                1996
                                                             --------------       -------------
Cash flows from operating activities
   Net loss                                                   $ (1,077,967)        $  (942,552)
   Adjustments to reconcile net loss to net cash
     used in operating activities
       Depreciation and amortization                               221,737              41,667
       Amortization of discount on private placement proceeds      117,748              68,855
       Issuance of common stock in exchange for services
         rendered                                                  124,730              14,480
   (Increase) decrease in
     Other receivables                                            (112,170)            (43,845)
     Advances to officers                                         (144,349)            (35,390)
     Inventories                                                     4,880             (30,291)
     Prepaid expenses                                               (4,027)             (6,425)
     Liquor license and other assets                                14,321                 -
   Increase (decrease) in
     Accounts payable                                                 (643)             37,018
     Accrued liabilities                                            (1,972)             78,162
     Accrued interest                                              240,142              69,488
     Accrued payroll costs                                          44,690              40,854
                                                             -------------        ------------
         Net cash used in operating activities                    (572,880)           (707,979)
                                                             -------------        ------------

Cash flows from investing activities
   Purchases of furniture and equipment                            (29,129)           (159,582)
   Increase in intangibles                                         (15,000)                  -
   Increase in other current assets                                (72,861)                  -
   Purchase of Texas Loosey's restaurants                              -              (275,000)
                                                             -------------        ------------

         Net cash used in investing activities                    (116,990)           (434,582)
                                                             -------------        ------------

Cash flows from financing activities
   Proceeds from issuance of notes payable                         701,282           1,026,117
   Proceeds from issuance of common stock                           23,720             162,883
   Increase in deferred offering costs                            (296,845)                  -
   Increase in common stock in connection with bridge loan         150,000                   -
   Capital contribution from officers                              130,000                   -
                                                             -------------        ------------
         Net cash provided by financing activities                 708,157           1,189,000
                                                             -------------        ------------

  The accompanying notes are an integral part of these financial statements.

                               GALVESTON'S STEAKHOUSE CORP.
                           STATEMENTS OF CASH FLOWS (Continued)
                         For the Year Ended December 31, 1997 and
                     From the Period from June 3, 1996 (Inception) to
                                    December 31, 1996
------------------------------------------------------------------------------

                                                                                 Period from
                                                                                 June 3, 1996
                                                               Year Ended       (Inception) to
                                                              December 31,        December 31,
                                                                 1997                1996
                                                             --------------       -------------
Net increase in cash and cash equivalents                         $ 18,287          $   46,439

Cash and cash equivalents, beginning of period                      46,439                   -
                                                             -------------        ------------

Cash and cash equivalents, end of period                          $ 64,726           $  46,439
                                                             =============        ============
Supplemental disclosures of cash flow information

   Interest paid                                                 $  13,523           $   3,030
                                                             =============        ============


                         GALVESTON'S STEAKHOUSE CORP.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1997
-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Company Background and Operations Galveston's Steakhouse Corp., a Delaware corporation (the "Company") was incorporated on June 3, 1996. On December 19, 1996, the Board of Directors adopted a resolution to change the Company's name from Texas Loosey's Steakhouse & Saloon, Inc. to Galveston's Steakhouse Corp. The Company owns and operates a Texas Loosey's Steakhouse and Saloon in Torrance, California, and a Galveston's Steakhouse located in Fullerton, California. Texas Loosey's is a casual dining restaurant with a wide variety of menu choices, ranging from Mexican dishes to steak dinners. Galveston's Steakhouse is a moderately priced steak and seafood restaurant. Both of these restaurants were acquired from TLC Restaurant Management Corp. on August 19, 1996, together with certain intangible assets for a purchase price of $1,520,000, consisting of notes payable of $1,245,000 and cash of $275,000. The acquisition was recorded under the purchase method of accounting and resulted in the Company recording $513,000 of goodwill.

         Fiscal Year-End

The Company reports its operations on a 52-53 week fiscal year ending on the Sunday closest to December 31. The current fiscal year ended on December 27, 1997; however, for financial statement presentation, the fiscal year end has been designated as December 31, 1997.

         Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

         Stock Split

         Effective August 11, 1997, the Company effected a 1-for-3.671 reverse stock split and on December 30, 1997, effected a 1.650-for-1 forward stock split. The preferred stock and options to acquire common stock were unaffected by the stock split. All share and per share data have been retroactively restated to reflect the stock split.

         Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and in banks and credit card receivables. Credit card receivables are considered cash equivalents because of their short collection period. The carrying amount of credit card receivables approximates their fair value.

             GALVESTON'S STEAKHOUSE CORP.
            NOTES TO FINANCIAL STATEMENTS
               December 31, 1997
-------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories

     Inventories, consisting principally of food, beverages, and restaurant supplies, are valued at the lower of cost (first-in, first-out) or market.

     Escrow Deposit and Management Fee

     The Company is currently in escrow for the purchase of the assets of two franchised Texas Loosey's Chili Parlor and Saloon restaurants located in Riverside and Norco, California. In connection with this acquisition, the Company has deposited approximately $73,000 into an escrow account. This deposit is being carried in other current assets on the accompanying balance sheet at December 31, 1997. The Company assumed responsibility for the day-to-day operations of these restaurants on March 1, 1997. In return for managing these restaurants until the purchase is consummated, the Company is receiving a management fee equal to the net income generated by the restaurants. As of December 31, 1997, the Company has earned a management fee of approximately $43,000. This management fee is reflected in revenues on the accompanying statement of operations for the year ended December 31, 1997.

     Furniture and Equipment

     Furniture and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the improvements or the remaining lease term.

     Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

     Intangibles

     Intangibles consist of a covenant not to compete made with the former owner of the Fullerton and Torrance restaurants and goodwill. The covenant not to compete is being amortized over five years (the length of the contract) and goodwill is being amortized over a fifteen-year period. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related restaurants' undiscounted cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Deferred Offering Costs

     Costs incurred in connection with the Company's anticipated initial public offering ("IPO") are capitalized at December 31, 1997 and will be recorded as a reduction to additional paid-in capital upon completion of the offering.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
-------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Liquor License and Other Assets Liquor licenses and other assets consist of the Company's liquor licenses for the Fullerton and Torrance restaurants and miscellaneous rent deposits.


     Stock-Based Compensation

     Statement of Financial Accounting Standards ("SFAS") No. 123,
"Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

 Recently Issued Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement establishes additional standards for segment reporting in the financial statements and is effective for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have an effect on the Company's financial statements.


Reclassifications

     Certain amounts in the 1996 financial statements have been reclassified to conform with the current year presentation.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
-------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Net Loss Per Share

     In 1997, the FASB issued SFAS No. 128, "Earnings per Share." SFAS No.
128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

     Prior to SFAS No. 128, the Securities and Exchange Commission ("SEC") required that, even where anti-dilutive, common and common equivalent shares issued during the twelve-month period prior to the filing of an IPO be included in the calculation of earnings per share as if they were outstanding for all periods presented (using the treasury stock method and the IPO price). Because of new requirements issued in 1998 by the SEC for companies that recently completed an IPO and interpretation by FASB of the initial application of SFAS No. 128, the number of shares used in the calculation of basic net loss per share has changed to exclude common equivalent shares, even when anti-dilutive. Net loss per share for all periods presented has been restated to conform with SFAS No. 128 and Staff Accounting Bulletin No. 98.

   Fair Value of Financial Instruments

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
-------------------------------------------------------------------------------


NOTE 2 - OTHER RECEIVABLES

     Accounts receivable includes a $138,810 receivable from restaurants in Riverside and Norco, California for payroll expenses paid on behalf of the restaurants by the Company, management fees, and a $12,000 receivable arising from the sale of a liquor license during 1996.


NOTE 3 - FURNITURE AND EQUIPMENT

     Furniture and equipment at December 31, 1997 consisted of the following:

         Furniture, fixtures, and equipment                  $    726,684
         Leasehold improvements                                   367,725
                                                              -----------
                                                                1,094,409

         Less accumulated depreciation and amortization           189,325
                                                              -----------
           Total                                              $   905,084
                                                              ===========

NOTE 4 - INTANGIBLES

     Intangibles at December 31, 1997 consisted of the following

         Goodwill                                             $   513,000
         Covenant not to compete                                   45,000
         Other                                                     15,000
                                                              -----------
                                                                  573,000
         Less accumulated amortization                             74,079
                                                              -----------
           Total                                              $   498,921
                                                              ===========

NOTE 5 - NOTES PAYABLE

     As of December 31, 1997, notes payable consisted of the following:

Notes payable to 1996 private placement investors. Principal and accrued interest at 8% is payable at the successful completion of the IPO.
Additionally,  for each $25,000 note, these investors received 2,698 shares
of the Company's common stock.                                                  $ 1,000,000


                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 5 - NOTES PAYABLE (Continued)

Notes payable to 1997 private placement investors. Principal and accrued interest at 8% is payable at the successful completion of the IPO.
Additionally,  for each $25,000 note, these investors received 2,698 shares of
the Company's common stock.                                                     $    500,000

Note payable to the former owner in the amount of $375,000, bearing interest at
10% per annum accrued from the original note date (August 19, 1996) until either
February 19, 1997 or the successful completion of the Company's IPO, at which principal and accrued interest is payable in full. Pursuant to an extension agreement, the due date of this note has been extended to February 15, 1998. The extension agreement also modified the interest rate to 15% per annum from
February 19, 1997 through February 15, 1998. At the date of this report, the note is in default, and the Company is renegotiating the asset purchase agreement relating to the Torrance and Fullerton restaurants as more fully
described in Note 15.                                                                375,000

         Note payable to the former owner in the amount of $870,000, bearing interest at 8% per annum from the original note date (August 19, 1996).
No payments were due on this note until February 19, 1997, at which time interest only payments of $6,032 are due monthly for one year. Monthly principal and interest payments of $10,978 are due from February 19, 1998 through July 19,
2001, with the remaining principal balance due via a balloon payment on August
19, 2001. At the date of this report, the note is in default, and the Company is renegotiating the asset purchase agreement relating to the Torrance and
Fullerton restaurants as more fully described in Note 15.                            870,000

         Notes  payable to various  individuals  with  interest  rates ranging from 9% to 14%, maturing in February 1998 or upon the successful
completion of the Company's IPO.                                                     147,000

         Convertible notes payable to various individuals which will convert to the Company's common stock as more fully described in Note 6. This conversion will only take place upon the successful completion of the Company's
IPO.                                                                                  92,000

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 5 - NOTES PAYABLE (Continued)

The Company issued a $25,000 note payable. The note payable was comprised of a
$25,000 note from the Company and 2,249 shares of the Company's common stock.
The note bears interest at 8% per annum from the date of issuance until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full (see Note 8).
                                                                                $      25,000

         The Company obtained bridge loans in the amount of $150,000.
The bridge loan bears interest at a rate of 9% per annum from the original note date until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full
(see Note 9).                                                                         150,000

                                                                                -------------
                                                                                    3,159,000
         Less current portion                                                       2,340,001
                                                                                -------------
              Long-term portion                                                 $     818,999
                                                                                =============


     Future principal payments due on long-term debt are as follows:

          Year Ending
         December 31,

           1998                                         $ 2,340,001
           1999                                              65,847
           2000                                              71,312
           2001                                             681,840
                                                        -----------
              Total                                     $ 3,159,000
                                                        ===========

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 6 - CONVERTIBLE DEBT

     The Company has convertible debt in the amount of $92,000, payable to various individuals which will convert to the Company's common stock upon the successful completion of the Company's IPO. All note holders have elected to convert their debt to equity. The note holders will receive shares of the Company's common stock equal to the principal amount of their note multiplied by a factor of three, divided by the IPO price per share. Consequently, the note holders will receive common stock worth $276,000, in the aggregate. Although the note holders have elected to convert their debt to the Company's common stock, these amounts are carried in debt at December 31, 1997. The Company will record the difference between the note amount of $92,000 and the conversion amount of $276,000 as interest expense upon the closing date of the IPO at which time the note holders will convert their debt to equity as noted above.


NOTE 7 - PRIVATE PLACEMENTS

     1996 Private Placement

     The Company raised $1,000,000 through a private placement during 1996. Each private placement "unit" was a combination of debt and equity. For each $25,000 unit, an individual received a $25,000 note from the Company and 2,698 shares of the Company's common stock. The notes bear interest at 8% per annum from the original note date until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

     As each private placement participant received both debt (in the form of the note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $1,000,000 face value of the debt was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company has allocated $1,079 and $161,804 to common stock and additional paid-in-capital, respectively. This allocation was determined using an effective interest rate of 30%, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of $1,000,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

     1997 Private Placement

     The Company raised $500,000 through a private placement during 1997. Each private placement "unit" was a combination of debt and equity. For each $25,000 unit, an individual investor received a $25,000 note from the Company and 2,698 shares of the Company's common stock. The notes bear interest at 8% per annum from the original note date until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 7 - PRIVATE PLACEMENTS (Continued)

     1997 Private Placement (Continued)

     As each private placement participant received both debt (in the form of a note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $500,000 face value of the debt was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company allocated $540 and $22,231 to common stock and additional paid-in-capital, respectively. This allocation was determined using an effective interest rate of 30%, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of $500,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

NOTE 8 - NOTE PAYABLE

     The Company issued a note payable in 1997 in the amount of $25,000, payable to an individual. As this individual received both debt (in the form of the note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $25,000 face value of the note was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company has allocated $23 and $926 to common stock and additional paid-in capital, respectively. This allocation was determined using an effective interest rate of 30%, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of the $25,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

NOTE 9 - BRIDGE LOANS

     The Company raised bridge loans of $150,000 in 1997. In connection with providing the bridge loan financing to the Company, the individual lenders received an aggregate of 30,000 shares of the Company's common stock. Upon issuance of this stock, the Company recorded an additional interest charge of approximately $150,000 (30,000 shares x $5.00 per share, the proposed offering price per share).

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------

NOTE 10 - PREFERRED STOCK

     On June 3, 1996, the Company issued 1,000,000 shares of convertible preferred stock (Series B) to the Chairman of the Board and Chief Executive Officer of the Company for services rendered. The preferred stock has a par value of $.001 per share and carries rights to vote with the common stock as one class on a one-vote-per-share basis. The preferred stock is convertible into the Company's common stock on a one-for-one basis at the option of the holder at the earlier of eight years following the closing date of the Company's IPO or when the Company's annual net income equals or exceeds $3,500,000. Upon conversion, the holder of the preferred stock will be required to pay to the Company, in cash, a conversion price (the "Conversion Price") per share equal to 150% of the IPO price of the Company's common stock.

     The preferred stock carries no dividends prior to the second anniversary of the closing date of the proposed IPO, but thereafter, if the above conversion test is satisfied, the preferred stock will participate in any dividends declared on the Company's common stock, on an "as converted" basis. In the event of a voluntary or involuntary liquidation or dissolution of the Company prior to the second anniversary of the closing date of the proposed IPO, or subsequent to the IPO if annual net profits of $3,500,000 have not been achieved, the holder of the preferred stock would be entitled to the par value of $.001 per share, or $1,000 in the aggregate. In the event of a voluntary or involuntary liquidation or dissolution of the Company subsequent to the Company's achieving $3,500,000 in annual net profits, the holder of the preferred stock would be entitled to share with the holders of the Company's common stock, the assets of the Company, on an as converted basis.


NOTE 11 - STOCK-BASED COMPENSATION

     Issuance of Common Stock

     During the year ended 1997, the Company issued 24,950 shares of common stock in exchange for services rendered, of which 5,618 shares were issued to officers.

     Omnibus Stock Option Plan

     In January 1997, the Board of Directors approved the adoption of an Omnibus Stock Plan (the "Plan"). The Plan is intended to provide incentive to key employees, officers, and directors of the Company who provide significant services to the Company. There are 400,000 options available for grant under the Plan. Options will vest over a period of time as determined by the Board of Directors for up to ten years from the date of grant. However, no options may be exercisable less than six months from the date of grant. The exercise price of options granted under the Plan will be determined by the Board of Directors, provided that, the exercise price is not less than the fair market value of the Company's common stock on the date of grant. No options have been granted as of December 31, 1997.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 11 - STOCK-BASED COMPENSATION (Continued)

     Other Stock Options

     During 1996, the Company granted certain stock options to employees and directors. These grants were made outside the Omnibus Stock Plan. On inception (June 3, 1996) of the Company, the Company's Chief Executive Officer and President, who are both directors, were granted 82,500 stock options each. These stock options vest at the earlier of one year following the successful completion of the Company's IPO or June 3, 1998 and are exercisable at $0.60 per share, which was management's estimate of the fair market value of the stock at the date of grant. The stock options expire three months following any termination of employment with the Company. At December 31, 1997, no stock options were exercisable.

     In October 1996, two employees of the Company were granted an aggregate of 60,000 stock options. The stock options vest over a period of four years and are exercisable at the IPO price per share of the Company's common stock. These options expire three months following any termination of employment with the Company. At December 31, 1997, 8,500 options were exercisable.

     The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the year ended December 31, 1997:

         Net loss
           As reported                      $ (1,077,967)
           Pro forma                        $ (1,095,691)
         Basic loss per common share
           As reported                      $      (1.36)
           Pro forma                        $      (1.39)


     The effects of applying SFAS No. 123 to the Company's option grants in 1996 is immaterial to the Company's net loss and net loss per share; therefore, pro forma disclosures for 1996 have been omitted as allowed by SFAS No. 123.

                      GALVESTON'S STEAKHOUSE CORP.
                      NOTES TO FINANCIAL STATEMENTS
                         December 31, 1997
------------------------------------------------------------------------------


NOTE 11 - STOCK-BASED COMPENSATION (Continued)

     Other Stock Options (Continued)

     For purposes of computing the pro forma disclosures required by SFAS
No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model. The fair value is computed as of the date of grant using the following assumptions: (i) dividend yield of 0%, (ii) expected volatility of 44%, (iii) weighed-average risk-free interest rate of approximately 6%, and (iv) expected life of 2.53 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE 12 - COMMITMENTS

     Lease Commitments

     The Company leases its Torrance and Fullerton facilities under operating leases. These leases mature at various dates through 2004. Both the Torrance and Fullerton leases have two, five-year options to renew. For the year ended December 31, 1997 and the period from inception (June 3, 1996) through December 31, 1996, total rent expense, including associated common area maintenance charges, was $192,974 and $51,860, respectively.

     Estimated future minimum lease payments, excluding common area maintenance charges, for facilities under non-cancelable operating leases are as follows:


                  Year Ending
                  December 31,
                  -----------
                      1998                                 $  163,804
                      1999                                    165,900
                      2000                                     99,600
                      2001                                     99,600
                      2002 and thereafter                     192,900
                                                           ----------

                           Total                           $  721,804
                                                           ==========


         In addition, the Company leases certain minor equipment under operating leases.

                         GALVESTON'S STEAKHOUSE CORP.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1997
------------------------------------------------------------------------------


NOTE 12 - COMMITMENTS (Continued)

         Executive Compensation

         Upon inception of the Company (June 3, 1996), the Company entered into four-year employment agreements with both the Company's Chief Executive Officer and President. These agreements are for annual base salaries of $50,000 and $45,000, respectively. However, due to the limited cash flows from operations for the periods ended December 31, 1997 and 1996, these individuals have agreed to waive their salary compensation that would be earned up to the successful completion of the Company's IPO. Had these individuals taken salaries for the periods ended December 31, 1997 and 1996, the Company would have recognized additional aggregate salary expense of approximately $95,000 and $55,000, respectively, which would increase the Company's net loss from $1,077,967 and $942,552 to $1,172,967 and $997,552 for the periods ended December 31, 1997 and 1996, respectively.

         Consulting Agreement

         In connection with the acquisition of the Torrance and Fullerton restaurants, the Company entered into a Consulting Agreement (the "Agreement") with the seller. The Agreement provides that the seller will render consulting services for a period of two years in connection with the management, marketing, development, and expansion of the Company's business. In consideration for such consulting services, the Company will pay the seller $95,000 per year. Certain disputes have arisen with respect to this agreement as more fully described in
Note 15.



NOTE 13 - INCOME TAXES

         No current provision for federal and state income taxes has been recorded as the Company incurred net operating losses through December 31, 1997 and the period ended December 31, 1996. At December 31, 1997, the Company has approximately $2,018,000 and $1,009,000 of federal and state net operating loss carryforwards, respectively, for tax reporting purposes available to offset future taxable income; such carryforwards begin to expire in 2016 and 2001, respectively.

         Deferred tax assets, consisting primarily of the tax effect of net operating loss carryforwards, are offset with a full valuation allowance because of the uncertainty regarding the realizability of such assets. The valuation allowance increased from $347,000 to $745,000 during the year ended December 31, 1997. Additionally, the effect of the valuation allowance represents the primary reconciling item between tax expense computed using the federal statutory tax rate of 34% and the Company's negligible effective tax rate.

                         GALVESTON'S STEAKHOUSE CORP.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1997
------------------------------------------------------------------------------


NOTE 13 - INCOME TAXES (Continued)

         In February 1998, the Company raised gross proceeds of $6,250,000 in additional capital through a public offering. As a result of bringing in additional stockholders there may be a substantial annual limitation on the use of net operating loss carryforwards for both federal and state tax purposes. In general, an ownership change occurs when the major stockholders, which includes groups of stockholders of the Company, have increased their ownership by more than 50 percentage points. If there has been an ownership change, section 382 of the Internal Revenue Code places a limitation on the amount of income that can be offset by net operating loss carryforwards. The section 382 limitation is the product of multiplying the Company's value (at the time of the ownership change) by the highest federal long-term tax-exempt rate for the month of the change or the two preceding months. The amount of the potential limitation, if any, is yet to be determined.

NOTE 14 - RELATED PARTY TRANSACTIONS

         In June 1996, the Company assumed $92,000 of convertible promissory notes from Texas Loosey's Steakhouse Holdings, Inc., an affiliate of the Company's Chief Executive Officer and President. The holders of the notes may convert the notes into 55,200 shares of the Company's common stock upon the successful completion of the Company's IPO (see Note 6).

         During the year ended December 31, 1997 and the period from June 3, 1996 (inception) to December 31, 1996, the Company made advances to the Company's Chief Executive Officer and President totaling $179,739, which are recorded as advances to officers on the balance sheet.

         In April 1997, the Company issued 2,809 shares of the Company's common stock to the Company's Chief Executive Officer in exchange for services rendered.

         In April 1997, the Company issued 2,809 shares of the Company's common stock to the President in exchange for services rendered.

         In April 1997, the Company issued 4,495 shares of the Company's common stock to its attorney in exchange for services rendered.

         In November 1997, the Company's Chief Executive Officer and President contributed a total of $130,000 to the Company as additional paid-in capital. No shares of common stock were issued.

         The President of the Company has personally guaranteed the operating lease agreements for the Fullerton and Norco restaurant locations.

                         GALVESTON'S STEAKHOUSE CORP.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1997
------------------------------------------------------------------------------


NOTE 15 - CERTAIN TRANSACTIONS

         Certain disputes have arisen with the sellers of the Torrance and Fullerton restaurants resulting in an extended escrow closing period and which may effect the ultimate purchase price and/or acquisition of the restaurants. Additionally, certain disputes have arisen related to the Company's obligation under its consulting agreement with a seller. The Company has notified the sellers of material breaches of the sellers' representations and warranties with respect to the acquisition agreement, and the sellers have notified the Company of its default with respect to two notes payable issued in connection with the purchase.

         The disputes in this transaction relate primarily to the sellers' claim that the Company is obligated to pay for certain unpaid federal income and state sales taxes of approximately $287,000 and $193,000, respectively, and certain liabilities to vendors of approximately $135,000. These amounts are not reflected in the accompanying balance sheet or statements of operations and the Company intends to vigorously defend itself, if necessary, against the claims of the seller.

         The Company has made certain payments in connection with its consulting agreement (see note 12) with a seller and has withheld or deferred certain other payments as a result of performance issues with the seller prior to and after possession of the restaurants by the Company. At December 31, 1997, the Company has a possible liability for unpaid amounts to the seller of up to approximately $140,000. This amount is not reflected in the accompanying balance sheet or statements of operations, and the Company intends to vigorously defend itself, if necessary, against the seller.

         As a result of these disputes, the Company has withheld payment on a $375,000 note payable (see Note 5) due subsequent to the Company's IPO in February 1998 and has withheld certain 1998 monthly payments due on a $870,000 note payable (see Note 5). The $375,000 note payable has been classified as a current liability on the balance sheet as management believes that the resolution of the disputes and payment of the note will occur during 1998. Management and the Company's counsel believe that the default notice and the acceleration payment clauses of the notes are not enforceable and that the $870,000 note payable is reasonably classified in accordance with the original payment terms of the note; accordingly, such note has been excluded from total current liabilities on the balance sheet.


NOTE 16 - SUBSEQUENT EVENTS

         In February 1998, the Company completed an IPO in which it sold 1,250,000 shares of common stock at $5.00 per share. Gross proceeds from the sale were $6,250,000.

                         GALVESTON'S STEAKHOUSE CORP.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 1997
------------------------------------------------------------------------------

NOTE 16 - SUBSEQUENT EVENTS (Continued)

         In connection with the IPO in February 1998, the Company granted the underwriters warrants to purchase 125,000 shares of common stock at an initial exercise price of 140% of the IPO price. The warrants are exercisable for a period of four years commencing one year from the IPO date.

         In March 1998, $1,112,500 of the notes payable relating to the $1,500,000 private placements discussed in Note 7 were converted into 278,125 shares of the Company's common stock. The remaining balance of $387,500 plus accrued interest was paid-off.

         In March 1998, the bridge loans of $150,000 plus accrued interest discussed in Note 9 were paid-off.

         In March 1998, certain other notes payable to various individuals of $87,000 plus accrued interest were paid off.

                         GALVESTON'S STEAKHOUSE CORP.
                           CONDENSED BALANCE SHEET
                              September 30, 1998
                                 (unaudited)

                                    ASSETS
Current assets
         Cash and cash equivalents                                                                $          744,994
         Accounts receivable                                                                                 148,649
         Advances to officers                                                                                461,047
         Inventories                                                                                          39,775
         Acquisition deposits                                                                              1,954,519
         Prepaid and other current assets                                                                    168,681
                                                                                                        ------------
                  Total current assets                                                                     3,517,665
Furniture and equipment, net                                                                                 935,127
Debt issuance costs                                                                                           50,000
Intangible assets, net                                                                                       469,714
Other assets                                                                                                  44,034
                                                                                                        ------------
                  Total assets                                                                    $        5,016,540
                                                                                                         ===========

                           See the accompanying notes

                         GALVESTON'S STEAKHOUSE CORP.
                     CONDENSED BALANCE SHEET (continued)
                              September 30, 1998
                                 (unaudited)

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
         Current portion of notes payable                                                         $        1,439,497
         Accounts payable                                                                                     67,184
         Other accrued liabilities                                                                            79,839
                                                                                                        ------------
                  Total current liabilities                                                                1,586,520
Notes payable, net of current portion                                                                        795,245
                                                                                                        ------------
                           Total liabilities                                                               2,381,765
Commitments and contingencies
Stockholders' equity
   Preferred stock, $.001 par value                                                                                -
         4,000,000 shares authorized
         0 shares issued and outstanding
   Preferred stock, Series B, Convertible, $.001 par value
         1,000,000 shares authorized
         1,000,000 shares issued and outstanding                                                               1,000
   Common stock, $.01 par value
         10,000,000 shares authorized
         2,428,325 shares issued and outstanding                                                              24,283
   Additional paid-in capital                                                                              5,852,427
   Accumulated deficit                                                                                    (3,242,935)
                                                                                                        ------------
                  Total stockholders' equity                                                               2,634,775
                           Total liabilities and stockholders' equity                             $        5,016,540
                                                                                                        ============

                           See the accompanying notes

                         GALVESTON'S STEAKHOUSE CORP.
                      CONDENSED STATEMENTS OF OPERATIONS
            For the Nine Months Ended September 30, 1998 and 1997
                                 (unaudited)


                                                                                 1998                  1997
                                                                             ----------         ------------
Restaurant revenues                                                       $        841,476     $        1,481,719

Restaurant costs and expenses
         Food and beverage                                                         269,653                510,983
         Payroll and payroll related costs                                         348,040                491,661
         Restaurant operating expenses                                             366,328                308,640
         Depreciation and amortization                                             109,741                100,224
         General and administrative expenses                                       694,990                264,103
         Pre-opening startup costs                                                       -                 63,955
                                                                               -----------         --------------
                  Total restaurant costs and expenses                            1,788,752              1,739,566
                                                                               -----------         --------------
Loss from operations                                                              (947,276)              (257,847)
                                                                               -----------         --------------
Other income (expense)
         Interest expense, net                                                    (275,140)              (466,044)
         Other income                                                                    -                 18,034
                                                                               -----------         --------------
                  Total other income (expense)                                    (275,140)              (448,010)
                                                                               -----------         --------------
Net loss                                                                   $    (1,222,416)     $        (705,857)
                                                                           ===============      =================
Basic loss per share                                                       $         (0.59)     $           (0.91)
                                                                           ===============      =================
Diluted loss per share                                                     $         (0.59)     $           (0.91)
                                                                           ===============      =================
Weighted-average shares outstanding                                              2,064,714                778,600
                                                                           ===============      =================

                         GALVESTON'S STEAKHOUSE CORP.
                      CONDENSED STATEMENTS OF CASH FLOWS
            For the Nine Months Ended September 30, 1998 and 1997
                                 (unaudited)

                                                                                       1998                 1997
                                                                                  -------------       -------------
Cash flows from operating activities
         Net loss                                                                 $  (1,222,416)       $   (705,857)
         Adjustments to reconcile net loss to net cash
           Used in operating activities
                  Depreciation and amortization                                         109,741             100,224
                  Amortization of discount on private  placement proceeds                     -             117,746
                  Issuance of common stock in exchange for
                    services rendered                                                         -             124,730
                  Issuance of common stock for additional
                    financing cost on notes payable                                     100,000                   -
         (Increase) decrease in operating assets                                       (446,535)           (144,540)
         Increase (decrease) in operating liabilities                                  (360,716)            217,424
                                                                                  -------------       -------------
                  Net cash used in operating activities                              (1,819,926)           (290,273)
                                                                                  -------------       -------------
Cash flows from investing activities
         Purchases of furniture and equipment                                          (100,146)            (28,784)
         Deposit on future acquisitions                                              (1,883,713)                  -
         Other                                                                          (10,431)            (82,861)
                                                                                  -------------       -------------
                  Net cash used in investing activities                              (1,994,290)           (111,645)
                                                                                  -------------       -------------
Cash flows from financing activities
         Proceeds from issuance of notes payable, net                                 1,300,000             701,282
         Repayment of notes payable                                                  (1,069,758)
         Payment of offering costs                                                                         (298,517)
         Proceeds from issuance of common stock                                       4,264,242             173,720
                                                                                  -------------       -------------
                  Net cash provided by financing activities                           4,494,484             576,485
                                                                                  -------------       -------------
                           Net increase in cash and cash
                           Equivalents                                                  680,268             174,567
Cash and cash equivalents, beginning of period                                           64,726              46,439
                                                                                  -------------       -------------
Cash and cash equivalents, end of period                                          $     744,994       $     221,006
                                                                                  =============       =============

                           See the accompanying notes

                         GALVESTON'S STEAKHOUSE CORP.
                   NOTES TO CONSENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The unaudited Condensed Financial Statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The results of the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

NOTE 2 - LOSS PER SHARE

In 1997, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. Net loss per share amounts for all periods have been restated to conform to SFAS No. 128 requirements.

Prior to SFAS No. 128, the Securities and Exchange Commission ("SEC") required that, even where anti-dilutive, common and common equivalent shares issued during the twelve-month period prior to the filing of an initial public offering ("IPO") be included in the calculation of earnings per share as if they were outstanding for all periods presented (using the treasury stock method and the IPO price). Because of new requirements issued in 1998 by the SEC for companies that recently completed an IPO and interpretation by FASB of the initial application of SFAS No. 128, the number of shares used in the calculation of basic net loss per share has changed to exclude common equivalent shares, even when anti-dilutive. Net loss per share for the three and nine months ended September 30, 1997 have been restated to conform with SFAS No. 128 and Staff Accounting Bulleting No. 98.

                         GALVESTON'S STEAKHOUSE CORP.
                   NOTES TO CONSENSED FINANCIAL STATEMENTS


NOTE 3 - STOCKHOLDERS' EQUITY

In February 1998, the Company received approximately $4.2 million, net of offering costs, from the issuance of 1,250,000 shares in common stock in connection with the Company's IPO. In connection with the IPO in February 1998, the Company granted the underwriters warrants to purchase 125,000 shares of common stock at an initial exercise price of 140% of the IPO price. The warrants are exercisable for a period of four years commencing one year from the IPO date.

NOTE 4 - NOTES PAYABLE

In March 1998, $ 1,112,500 of the notes payable relating to the $1,500,000 private placements were converted into 278,125 shares of the Company's common stock. The remaining balance of $387,500 plus accrued interest was paid off.

In March 1998, the bridge loans of $150,000 plus accrued interest were paid off.

In March through July 1998, certain other notes payable to various individuals of $147,000 plus accrued interest were paid off.

In July 1998, the acquisition note payable of $375,000 plus accrued interest were paid off (See note 6). In addition, the $92,000 convertible notes payable was converted into 55,200 shares of the Company's common stock.

On July 15, 1998, pursuant to a private placement, the Company sold to two investors $600,000 principal amount of 6% Convertible Debentures ("Debentures") and received a commitment from such investors, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of $400,000. On July 23, 1998, the Company sold an additional $100,000 principal amount of Debentures to a third investor, who also received warrants to purchase 6,303 shares of common stock. The investors may convert the Debentures into common stock, and the Company has the right, under certain circumstances, to require such conversion. In connection with such private placement, the Company issued warrants to purchase 12,000 shares of its common stock to the placement agents.

On September 28, 1998, pursuant to a private placement, the Company sold to one investor a Secured Exchangeable Promissory Note in the principal amount of $650,000 (the "Secured Note") and issued such investor warrants to purchase 73,125 shares of common stock at an exercise price of $5.28125 per share. The investor may exchange all or a portion of the Secured Note for common stock.

                         GALVESTON'S STEAKHOUSE CORP.
                   NOTES TO CONSENSED FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

Through September 30, 1998, the Company had advanced $461,047 to certain officers of the Company. These advances are non-interest bearing and are expected to be repaid by December 31, 1998.

NOTE 6 - CONTINGENCIES

Certain disputes arose with the sellers of the Torrance and Fullerton restaurants following the closing of the Company's IPO resulting in an extended escrow closing period. Additionally, certain disputes arose related to the Company's obligation under its consulting agreement with the principal of the sellers. The disputes in this transaction related primarily to the sellers' claim that the Company should be obligated to pay for certain unpaid federal income and state sales taxes of the sellers of approximately $287,000 and $193,000, respectively, and certain liabilities to vendors of approximately $135,000.

The Company made various, but not all scheduled payments in connection with the above mentioned consulting agreement and withheld or deferred certain other payments as a result of performance issues relating to the restaurants.

As a result of these disputes, the Company withheld payment on a $375,000 note payable due subsequent to the Company's IPO in February 1998 and withheld five
(5) monthly payments due on a $870,000 note payable. On July 21, 1998, the Company and the sellers of the Torrance and Fullerton restaurants settled the matter which resulted in the Company paying the $375,000 note payable plus accrued interest, paying the five (5) monthly payments on the $870,000 note payable that were in arrears, and paying the amounts due under the consulting agreement. The sellers in turn, paid their federal income and state sales taxes, and the amounts due to the vendors.

                        Report of Independent Auditors

Board of Directors and Shareholder
Paragon Steakhouse Restaurants, Inc.

We have audited the accompanying consolidated balance sheets of Paragon Steakhouse Restaurants, Inc. (a wholly-owned subsidiary of Kyotaru Co., Ltd.) and subsidiaries as of September 25, 1998 and September 26, 1997, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paragon Restaurants, Inc. and subsidiaries at September 25, 1998 and September 26, 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Paragon Steakhouse Restaurants, Inc. and subsidiaries will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses, has a working capital deficiency and, as a result of the Company's Parent filing a petition for corporate reorganization procedures with the Tokyo District Court in Japan on January 19, 1997, the Company may not have access to adequate working capital during the coming year. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                            /s/ Ernst & Young LLP
November 7, 1998
                                      F-33

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

                         Consolidated Balance Sheets

                                                                         SEPTEMBER 25,      SEPTEMBER 26,
                                                                             1998                1997
                                                                      ----------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents                                              $     715,388         $ 1,392,921
   Accounts receivable, less allowances of $49,585 in 1998 and
     $82,510 in 1997                                                          3,399,535           3,114,668
   Inventories                                                                5,180,141           4,448,067
   Prepaid expenses, supplies and other current assets                        3,282,651           3,374,014
                                                                      ----------------------------------------
Total current assets                                                         12,577,715          12,329,670

Property and equipment, net                                                  55,060,971          61,188,457


Other assets:
   Liquor licenses                                                            2,191,117           2,321,198
   Cash - restricted under collateral agreements                              1,679,194           2,927,960
   Other                                                                      1,985,967           1,782,071
                                                                      ----------------------------------------
                                                                              5,856,278           7,031,229
                                                                      ----------------------------------------
Total assets                                                                $73,494,964         $80,549,356
                                                                      ========================================
LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities:
   Accounts payable                                                         $11,206,188         $11,587,516
   Advance from affiliate                                                           272           1,808,085
   Other accrued liabilities                                                  9,122,574           9,972,920
   Accrued salaries, wages and benefits                                       3,776,600           3,458,109
   Current portion of capital lease obligations                               1,152,143           1,404,202
   Current portion of long-term debt                                         20,706,225           1,119,256
                                                                      ----------------------------------------
Total current liabilities                                                    45,964,002          29,350,088


Capital lease obligations, less current portion                               8,557,331           9,706,474
Long-term debt, less current portion                                                  -          20,621,781
Other long-term liabilities                                                   4,350,877           4,133,203
Due to affiliate                                                             20,626,103          19,001,135

Commitments and contingencies

Deficiency in assets:
   Common stock, no par value:
     Shares authorized - 10,000
     Issued and outstanding -1,794 shares in 1998 and 1997                   49,000,000          49,000,000
   Additional paid-in capital                                                32,349,089          32,349,089
   Accumulated deficit                                                      (87,352,438)        (83,612,414)
                                                                      ----------------------------------------
Total deficiency in assets                                                   (6,003,349)         (2,263,325)
                                                                      ----------------------------------------
Total liabilities and deficiency in assets                                  $73,494,964         $80,549,356
                                                                      ========================================

See accompanying notes.
                                      F-34

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

        Consolidated Statements of Operations and Accumulated Deficit



                                                                                 YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Revenues:
   Restaurant                                                           $137,092,585        $150,111,596
   Foodservice distribution                                               34,218,341          27,029,670
                                                                  -----------------------------------------
                                                                         171,310,926         177,141,266

Cost of sales:
   Food and beverage costs - Restaurant                                   45,432,791          50,093,188
   Food and beverage costs - Foodservice distribution                     31,236,813          24,486,752
   Personnel costs - Restaurant                                           44,217,500          49,252,549
   Personnel costs - Foodservice distribution                              2,228,836           2,081,952
                                                                  -----------------------------------------
                                                                         123,115,940         125,914,441
                                                                  -----------------------------------------
                                                                          48,194,986          51,226,825

Costs and expenses:
   Other direct operating costs - Restaurant                              30,967,471          37,322,943
   Other direct operating costs - Foodservice distribution                 1,665,933           1,528,439
   General and administrative expenses                                     9,495,544          10,865,510
   Depreciation and amortization                                           5,670,553           7,768,595
                                                                  -----------------------------------------
                                                                          47,799,501          57,485,487
                                                                  -----------------------------------------
                                                                             395,485          (6,258,662)

Other (income) and expenses:
   Asset impairment losses                                                   237,213          23,072,616
   Amortization of intangibles                                                   339           2,298,731
   Interest expense, net                                                   4,393,449           5,826,315
   Other, net                                                               (481,431)            388,059
                                                                  -----------------------------------------
                                                                          (4,149,570)         31,585,721
                                                                  -----------------------------------------
Loss before provision for income taxes                                    (3,754,085)        (37,844,383)

Provision (benefit) for income taxes                                         (14,061)            222,790
                                                                  -----------------------------------------
Net loss                                                                  (3,740,024)        (38,067,173)

Accumulated deficit at beginning of year                                 (83,612,414)        (45,545,241)
                                                                  -----------------------------------------
Accumulated deficit at end of year                                      $(87,352,438)       $(83,612,414)
                                                                  =========================================

See accompanying notes.

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries

                    Consolidated Statements of Cash Flows



                                                                                 YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
OPERATING ACTIVITIES
Net loss                                                                $(3,740,024)     $  (38,067,173)

Adjustments to reconcile net loss to net cash provided
  by operating activities:
     Depreciation and amortization                                        5,670,553           7,768,595
     Amortization of intangibles                                                339           2,298,731
     Related party interest                                               1,177,968           2,448,789
     Related party income taxes not paid in cash                                  -               5,333
     Asset impairment loss                                                        -          23,072,616
     Gains on disposal of assets, net                                      (448,800)           (753,552)
     Provision for deferred income taxes                                    (81,038)                  -
     Write-off of unamortized capital lease                                 284,527             141,843
     Deferred rent                                                           63,860             249,595
     Other                                                                  106,301            (101,205)
     Changes in operating assets and liabilities:
       Accounts receivable                                                 (284,867)           (671,822)
       Inventories                                                         (732,074)             41,504
       Prepaid expenses, supplies and other current assets                  570,471           3,692,010
       Accounts payable                                                    (463,829)            762,098
       Accrued salaries, wages and benefits                                 318,491            (319,232)
       Other accrued liabilities                                           (499,080)            (75,760)
                                                                  -----------------------------------------
Net cash provided by operating activities                                 1,942,798             492,370

INVESTING ACTIVITIES
Purchases of property and equipment                                      (1,142,555)         (5,444,110)
Proceeds from disposal of property and equipment                          1,205,254           2,670,834
Loan acquisition costs                                                            -             (16,096)
Cash - restricted under collateral agreements                             1,248,766             222,040
Other                                                                         2,165              58,763
                                                                  -----------------------------------------
Net cash provided by (used in) investing activities                       1,313,630          (2,508,569)

FINANCING ACTIVITIES
Borrowings from affiliate                                                         -           3,308,085
Net payments on borrowings from affiliate                                (1,228,813)                  -
Payments on debt                                                         (1,303,946)         (1,876,183)
Payments on financing obligations                                        (1,401,202)         (1,559,089)
                                                                  -----------------------------------------
Net cash used in financing activities                                    (3,933,961)           (127,187)
                                                                  -----------------------------------------
Net decrease in cash and cash equivalents                                  (677,533)         (2,143,386)

Cash and cash equivalents at beginning of year                            1,392,921           3,536,307
                                                                  -----------------------------------------
Cash and cash equivalents at end of year                                $   715,388      $    1,392,921
                                                                  =========================================


See accompanying notes.

            Paragon Steakhouse Restaurants, Inc. and Subsidiaries


                                                                                  YEAR ENDED
                                                                       SEPTEMBER 25,      SEPTEMBER 26,
                                                                            1998              1997
                                                                     --------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Taxes paid                                                        $  156,441           $     66,815
   Interest paid, net of amounts capitalized of $27,988
     in 1997                                                         $3,392,045           $  3,334,439


During 1997, the Company entered into a sale and leaseback agreement for land and building with a fair market value of $1,500,000. The lease was treated as a financing lease and capitalized.

The Company financed prepaid insurance policies of $269,134 and $660,137 through the issuance of short-term notes payable in 1998 and 1997, respectively.



See accompanying notes.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES


1.  SIGNIFICANT ACCOUNTING POLICIES AND GENERAL INFORMATION


BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that Paragon Steakhouse Restaurants, Inc. and subsidiaries (the Company) will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. At September 25, 1998, the Company has an accumulated deficit of $87,352,438, a deficiency in assets of $6,003,349 and negative working capital of $33,386,287. In addition, at September 25, 1998, the Company is not in compliance with certain loan covenants under the terms of its long-term borrowing agreement and such covenants have not been waived or amended. If the lender demanded payment of the balance outstanding it is likely the Company would not have available funds to meet the lender's demand. The Company has historically relied upon Kyotaru Co., Ltd. (the Parent) for operating capital which may not be available during the coming year as the Parent filed a petition for corporate reorganization procedures with the Tokyo District Court in Japan on January 19, 1997, pursuant to Law No. 172 of June 7, 1952, known as the Corporate Reorganization Law of Japan. The Tokyo District Court ordered commencement of the Parent's corporate reorganization procedures on March 31, 1997. Due to the Company's recurring losses from operations, net deficiency in assets, the covenant violations under the terms of its long-term borrowing agreement and the financial status of its Parent, there can be no assurance that the Company will be able to obtain additional operating capital, which may impact the Company's ability to continue as a going concern.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management is pursuing various options to improve the Company's operating results and cash flows, including closing under-performing operations, selling under-utilized assets, reducing costs through various cut backs and considering the need to dispose of part or all of its operations. The Company intends to begin negotiations with its long-term lender to revise the terms and covenants under its long-term borrowing agreement such that the Company will be able to be in compliance in the future.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES

DESCRIPTION OF BUSINESS

Paragon Steakhouse Restaurants, Inc. and its subsidiaries (Paragon of Michigan, Inc., Paragon of Nevada, Inc. and Paragon of Wisconsin, Inc.) (collectively PSR) own and operate restaurants located primarily throughout California, Arizona, and the Great Lakes Region. PSR also owns Pacific Basin Foods, Inc. (PBF), a company engaged in purchasing and selling food and other restaurant supplies to PSR and nonaffiliated companies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of PSR and PBF (collectively the Company). Significant intercompany amounts and transactions have been eliminated in consolidation.

OWNERSHIP

PSR is a wholly-owned subsidiary of Kyotaru Co., Ltd. (KCL or the Parent).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates and such differences may be material to the financial statements.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased and whose use is not restricted under collateral agreements, to be cash equivalents. The carrying amount reported in the consolidated balance sheets for cash equivalents approximates fair value.

INVENTORIES

Inventories, consisting primarily of food and beverages, are carried at the lower of cost (first-in, first-out method) or market.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES

SUPPLIES

When a restaurant is opened, the initial purchase of expendable equipment, such as china, glassware and silverware, is recorded as prepaid supplies.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated over their estimated useful lives (3 to 15 years for furniture, fixtures and equipment, 40 years for buildings) using the straight-line method for financial reporting purposes. Costs of leasehold rights and improvements are amortized on a straight-line basis over the estimated useful lives of the assets, or the lease term, whichever is shorter.

INTANGIBLES

Trademarks and trade names were carried at acquisition cost and amortized using the straight-line method over 10 years, prior to such costs being written-off during 1997.

LIQUOR LICENSES

Transferable liquor licenses which have a market value are carried at cost and are not amortized.

PRE-OPENING COSTS

In September 1997, the Company changed its method of accounting for pre-opening costs incurred with the start up of a new restaurant, and began expensing such costs in the period incurred. As a result of changing the method of accounting for pre-opening costs, the Company wrote-off unamortized pre-opening costs at September 26, 1997 of $345,068.

GIFT CERTIFICATES

The Company sells gift certificates and recognizes a liability, included in other accrued liabilities, for gift certificates outstanding until the gift certificate is redeemed or deemed to have expired.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES

ASSET IMPAIRMENT LOSS

During 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". As a result of adopting SFAS No. 121, the Company wrote down property and equipment as a result of comparing the discounted cash flows for under-performing restaurants to the net book value of the restaurants' assets. The adjustment for the impairment was recorded by increasing depreciation and amortization by $10,859,255 in 1997. No adjustment for asset impairment was recorded during fiscal 1998. At September 26, 1997, management concluded that due to continued losses from operations, trademarks, trade names and other intangibles no longer had a continuing value based on an updated fair market value assessment of the Company, and accordingly increased the applicable accumulated amortization accounts by $12,240,949. The Company also recorded reserves for future operating costs of properties which were closed at or subsequent to the fiscal years ended September 25, 1998 and September 26, 1997 of $237,213 and $652,037, respectively. The total of the write-downs of the property and equipment, intangible assets and reserves for future operating costs of closed restaurants is included in other expenses as asset impairment losses.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are charged to expense as incurred. Advertising and promotional costs for the years ended September 25, 1998 and September 26, 1997 were $5,008,288 and $6,090,624, respectively.

OTHER DIRECT OPERATING COSTS

Other direct operating costs consist of those direct costs associated with operating the restaurant locations, exclusive of depreciation and amortization expense, and with costs associated with operating PBF's warehouse operations.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES


2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Land                                                                     $11,832,771        $ 12,394,763
Buildings and improvements                                                52,106,657          56,403,736
Furniture, fixtures and equipment                                         28,314,128          30,310,898
Leased property under capital leases                                      13,881,126          15,131,151
Leasehold rights                                                           3,041,000           3,358,040
Construction-in-progress                                                           -           2,744,346
                                                                  -----------------------------------------
                                                                         109,175,862         120,342,934

Less accumulated depreciation and amortization                            54,114,711          59,154,477
                                                                  -----------------------------------------
                                                                         $55,060,971        $ 61,188,457
                                                                  =========================================

3. LONG-TERM DEBT

Long-term debt consists of the following:


                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
10.39% mortgage loan collateralized by land, building, and
   improvements, due in monthly installments of principal and
   interest through September 2011                                       $20,621,781         $21,335,990
Other                                                                         84,444             405,047
                                                                  -----------------------------------------
                                                                          20,706,225          21,741,037

Less current portion                                                      20,706,225           1,119,256
                                                                  -----------------------------------------
                                                                       $           -         $20,621,781
                                                                  =========================================


On August 30, 1997, PSR entered into a $22,624,000 secured mortgage financing (the Mortgage) with a financing company. Paragon Steakhouse Restaurants, Inc. and one of its subsidiaries, Paragon of Michigan, Inc. are liable for the repayment of such financing. The Mortgage bears interest at 10.39% and is payable in 180 equal installments of principal and interest, with the final installment due September 2011. In 1997, the Company prepaid $626,779 of the mortgage, reducing the original monthly payments of $248,545 to $241,470. The prepayment was funded from the sale of a portion of the security. The Mortgage is secured by substantially all of PSR's owned land, buildings and

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES the improvements thereon. The Mortgage was used to refinance existing debt, finance restaurant remodels and pay fees and expenses associated with the Mortgage. The terms of the Mortgage include specific financial covenants, restrictions on obtaining other financing and limitations on payments to its parent. On April 30, 1997, and on May 28, 1997, the mortgage agreement was amended primarily to modify the loan covenants. As of September 25, 1998, the Company is not in compliance with certain financial ratio loan covenants and has not obtained a waiver for the covenant violations. As a result, the entire loan balance has been included in the current portion of long-term debt for financial statement presentation.

The maturities of long-term debt, assuming the Mortgage is not accelerated, for the years succeeding fiscal 1998 are as follows:

  1999                                    $    876,494
  2000                                         878,378
  2001                                         974,115
  2002                                       1,080,287
  2003                                       1,198,032
  Thereafter                                15,698,919
                                     ---------------------
                                           $20,706,225
                                     =====================

4. LEASE COMMITMENTS

In January 1997, the Company received net cash proceeds of $1,263,650 relating to the sale of a new restaurant property. Following the sale, the Company obtained an additional $200,000 in financing for the property, completed construction of the restaurant, and leased the property back for a period of 20 years at an initial annual rental of $163,500 subject to increases of 6% beginning January 1, 2000 and every three years thereafter.

The lease, noted above, is renewable for two additional periods of 5 years at the Company's option. The Company also has an option to purchase the property for a fixed sum during the sixty-first full month of the lease. As a result of the purchase option, the transaction has been recorded as a financing lease, with the restaurant being included in property and equipment in the accompanying financial statements along with the related lease obligation.

The Company leases various land and building sites for its restaurant operations. These leases have initial terms generally ranging from 20 to 35 years and, in certain instances, provide for renewal options ranging from 5 to 25 years. Certain of these leases require

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES additional (contingent) rental payments by the Company if sales volumes at the related restaurants exceed specified levels. Most of these lease agreements require payments of taxes, insurance and maintenance costs by the Company. The Company also leases various restaurant and transportation equipment. Those leases have initial terms generally ranging from 4 to 7 years and require a fixed monthly payment or, in the case of transportation equipment, additional payments on a per mile basis. Certain of the leases are accounted for as operating leases while others are accounted for as capital leases.

Rental expense consists of the following:


                                                                                YEAR ENDED
                                                                     SEPTEMBER 25,       SEPTEMBER 26,
                                                                          1998                1997
                                                                  -----------------------------------------
Restaurant, land and buildings:
   Minimum rents                                                          $6,259,019          $7,015,815
   Percentage rentals                                                        335,112             339,416
                                                                  -----------------------------------------
                                                                           6,594,131           7,355,231

Equipment rentals                                                          1,397,386           1,600,959
                                                                  -----------------------------------------
                                                                          $7,991,517          $8,956,190
                                                                  =========================================


Future minimum lease payments for all leases (including sale/leasebacks) with initial or remaining terms of one year or more at September 25, 1998 are as follows :


                                                                        CAPITAL            OPERATING
                                                                        LEASES              LEASES
                                                                  -----------------------------------------
1999                                                                   $  2,142,562         $  6,635,882
2000                                                                      1,602,565            5,919,155
2001                                                                      1,009,057            5,741,125
2002                                                                        939,301            5,379,601
2003                                                                        966,963            4,592,718
Thereafter                                                               13,857,507           35,435,311
                                                                  -----------------------------------------
Total minimum lease payments                                             20,517,955          $63,703,792
                                                                                     ======================
Less amount representing interest                                        10,808,481
                                                                  --------------------
                                                                          9,709,474

Less current portion                                                      1,152,143
                                                                  --------------------
Long-term lease obligations                                            $  8,557,331
                                                                  ====================

                                      F-44

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES


5. COMMITMENTS AND CONTINGENCIES

The Company has self-insured retention insurance programs for general liability, workers' compensation and employee health plans up to varying deductibles and certain maximum coverages under the Company's risk management program. Amounts estimated to be payable with respect to existing claims for which the Company is liable under its self-insured retention have been accrued as liabilities. The Company is also required to maintain cash deposits securing future payments under the programs and has entered into an arrangement with the insurance companies, whereby they have placed cash deposits into money market funds controlled by the insurance companies and granted the insurance companies a security interest in the cash deposits. These deposits have been recorded in the other asset section of the balance sheet as "Cash - restricted under collateral agreements".

The Company is periodically a defendant in cases involving personal injury and other matters which arise in the normal course of business. While any pending or threatened litigation has an element of uncertainty, the Company believes that the outcome of any pending lawsuits or claims, individually or combined, will not materially affect the financial condition or results of operations.

At September 25, 1998, the Company had outstanding commitments to purchase inventory of approximately $3.2 million. The inventory purchase commitments approximate market value.

The Company is also contingently liable on operating leases of properties sublet to third parties. The future minimum lease payments on these properties aggregate $3,169,100 through December 2009 .

6. RELATED PARTY TRANSACTIONS

In 1997, the Company issued an additional 794 shares in the Company to its Parent in exchange for a reduction in amount due to the Parent of $36,000,000.

In connection with the original acquisition of the Company's stock, debt associated with the acquisition was pushed down to the Company. Such debt, along with other borrowings and advances to the Company, is included in amounts due to affiliate and is payable on demand. The affiliate has agreed not to call the debt due during fiscal 1999, unless the Company has funds sufficient to meet the demand for payment and meet certain financial ratio loan covenants of its Mortgage. The interest rate on borrowings due to affiliate was 6.1% at September 25, 1998 and September 26, 1997. Interest expense includes $1,177,968 and $2,448,789 for fiscal 1998 and 1997, respectively, related to borrowings due to affiliate.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES

The Company paid an affiliate prior years taxes relating to a tax sharing agreement of $121,000 and $132,000 in 1998 and 1997, respectively.

7. INCOME TAXES

The provision for income taxes for the years ended September 25, 1998 and September 26, 1997, consists of the following:


                                                   1998              1997
                                            -------------------------------------
Current:
   Federal                                     $           -     $        (266)
   State                                              66,977           223,056
                                            -------------------------------------
                                                      66,977           222,790

Deferred:
   Federal                                          (877,764)       (8,170,919)
   State                                             (81,038)                -
                                            -------------------------------------
                                                    (958,802)       (8,170,919)
                                            -------------------------------------
                                                    (891,825)       (7,948,129)

Change in valuation reserve                          877,764         8,170,919
                                            =====================================
                                               $     (14,061)    $     222,790
                                            =====================================


Through the period ended December 29, 1993, the Company filed consolidated federal and combined state income tax returns with its former parent KII. On December 30, 1993, the Company's ownership was transferred from KII to KCL. Subsequent to the change in ownership, the Company has continued to file certain combined state tax returns with affiliated companies, but began filing its own consolidated federal tax return. Under the agreement the Company has with KCL, the Company provides for income taxes, when filing with affiliated companies, on a separate basis, as if it filed its own tax return.

The Company accounts for income taxes using the liability method required by Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes."

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES

Significant components of the Company's net deferred tax assets consist of the following:


                                                                         SEPTEMBER 25,     SEPTEMBER 26,
                                                                             1998               1997
                                                                      -------------------------------------
 Deferred tax assets:
    Net operating loss carryforward                                         $12,151,945     $   8,996,109
    FICA tax credit carryforward                                              1,813,506         1,813,506
    Depreciation net of deferred gain on casualty loss                        1,721,380         1,507,780
    Deferred rent                                                               669,824           633,854
    Self-funded insurance accruals                                              479,151           793,753
    Amortization on non-compete agreement                                        15,847            17,320
    Salaries, wages and benefit accruals                                        130,143           198,921
    Asset valuation reserves                                                  4,648,751         7,092,886
    Alternative minimum tax carryforward                                        136,318           136,318
    Amortization of financing costs                                             271,727           292,754
    State income taxes                                                           68,991           117,606
    Affiliated entity interest                                                  400,509                 -
    Other                                                                        43,955            39,476
    Inventory uniform capitalization costs                                       41,575            55,313
                                                                       -------------------------------------
 Total deferred tax assets                                                   22,593,622        21,695,596

 Deferred tax liabilities:
    State income tax fixed asset deductions                                     207,585           288,623
    Prepaid items                                                                75,008           129,451
    Deferred loss on sale/leaseback                                              23,640            23,640
    Capital leases                                                               65,760
    Other                                                                         8,945                 -
                                                                       -------------------------------------
 Total deferred tax liabilities                                                 380,938           441,714
                                                                       -------------------------------------
 Net deferred tax assets before valuation allowance                          22,212,684        21,253,882

 Valuation allowance                                                        (22,420,269)      (21,542,505)
                                                                       =====================================
 Net deferred tax liabilities                                               $  (207,585)    $    (288,623)
                                                                       =====================================

The Company recorded a net operating loss for tax purposes in 1998 and 1997 and has remaining net operating loss carryforwards, after carrybacks, of $35,741,014 expiring in 2013. The Company also has FICA tip tax credit carryforwards of $1,813,506 for income tax purposes that expire through 2011.

PARAGON STEAKHOUSE RESTAURANTS, INC. AND SUBSIDIARIES


8.  OTHER INCOME AND EXPENSES

During 1996, one of the Company's restaurants was partially destroyed by fire. The loss, covered by the Company's replacement cost property insurance, resulted in a gain of $418,280 and $459,526 in 1998 and 1997, respectively, included in other income, as the carrying value of the assets destroyed was substantially less than replacement cost.

9.  YEAR 2000 ISSUE (UNAUDITED)

The Company has developed a plan to replace or modify portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company does not expect this project to have a significant effect on its balance sheet, the statements of operations or cash flows. The Company believes that with modifications and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

   (b)              Pro forma financial information.




                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                Unaudited Pro forma Consolidated Balance Sheet
                            As of September 30, 1998




                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA


ASSETS

Current assets
Cash and cash equivalents                       $        744,994    $        715,388      $             -      $      1,460,382
Accounts receivable                                      148,649           3,399,535                    -             3,548,184
Advances to officers                                     461,047                   -                    -               461,047
Inventories                                               39,775           5,180,141                    -             5,219,916
Acquisition deposits                                   1,954,519                   -  b        (1,954,519)                    -
Prepaid and other current assets                         168,681           3,282,651                    -             3,451,332
                                               ------------------  ------------------     -----------------   ------------------

Total current assets                                   3,517,665          12,577,715           (1,954,519)           14,140,861


Property and equipment, net                              935,127          55,060,971  b        (9,877,118)           46,118,980
Debt issuance costs                                       50,000                   -                    -                50,000
Intangible assets, net                                   469,714           2,191,117  b        (2,191,117)              469,714
Other assets                                              44,034           3,665,161                    -             3,709,195
                                               ------------------  ------------------     -----------------   ------------------


Total assets                                     $     5,016,540     $    73,494,964        $ (14,022,754)      $    64,488,750
                                               ==================  ==================     =================   ==================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
           Unaudited Pro forma Consolidated Balance Sheet (continued)
                            As of September 30, 1998


                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current portion of notes payable                 $     1,439,497    $      2,028,636  b    $       600,000     $      4,068,133
Accounts payable                                          67,184          11,206,188                     -           11,273,372
Other accrued liabilities                                 79,839          12,899,446                     -           12,979,285
                                               ------------------  ------------------     -----------------   ------------------

Total current liabilities                              1,586,520          26,134,270               600,000           28,320,790

Notes payable, net of current portion                    795,245          28,387,063                     -           29,182,308
Other long term liabilities                                    -           4,350,877                     -            4,350,877
Due to affiliate                                               -          20,626,103  a       (20,626,103)                    -
                                               ------------------  ------------------     -----------------   ------------------

Total liabilities                                      2,381,765          79,498,313          (20,026,103)           61,853,975

Commitments and contingencies


Stockholders' equity
Preferred stock
Preferred stock, Series B, Convertible                     1,000                   -                    -                 1,000
Common stock                                              24,283          49,000,000  b       (49,000,000)               24,283
Additional paid-in capital                             5,852,427          32,349,089 a,b      (32,349,089)            5,852,427


Accumulated deficit                                  (3,242,935)        (87,352,438)  b         87,352,438          (3,242,935)
                                               ------------------  ------------------     -----------------   ------------------

Total stockholders' equity                             2,634,775         (6,003,349)             6,003,349            2,634,775
                                               ------------------  ------------------     -----------------   ------------------

Total liabilities and stockholders' equity       $     5,016,540     $    73,494,964        $ (14,022,754)      $    64,488,750
                                               ==================  ==================     =================   ==================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                  Pro forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1997



                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

Revenues                                         $     1,867,671      $  173,611,807      $              -      $  175,479,478


Costs and expenses
 Food and beverage                                       627,165          73,553,690                     -           74,180,855
 Payroll and payroll related costs                       757,232          49,597,925                     -           50,355,157
 Operating expenses                                      400,217          36,278,467                     -           36,678,684
 Depreciation and amortization                           221,737           9,144,842                     -            9,366,579
 General and administrative expenses                     350,945          10,624,158                     -           10,975,103
 Pre-opening startup costs                                65,155                   -                     -               65,155
                                                ------------------  ------------------     -----------------   ------------------


 Total costs and expenses                              2,422,451         179,199,082                     -          181,621,533
                                                ------------------  ------------------     -----------------   ------------------

Loss from operations                                   (554,780)         (5,587,275)                     -          (6,142,055)

Other income (expense)
 Interest expense, net                                 (523,187)         (4,965,444)  c          1,520,551          (3,968,080)
 Write down of assets                                          -        (23,072,616)                     -         (23,072,616)
 Other                                                         -           (547,998)                     -            (547,998)
                                               ------------------  ------------------     -----------------   ------------------

 Total other income (expense)                          (523,187)        (28,586,058)             1,520,551         (27,588,694)
                                               ------------------  ------------------     -----------------   ------------------

Net loss                                        $    (1,077,967)      $ (34,173,333)        $    1,520,551       $ (33,730,749)
                                               ==================  ==================     =================   ==================

Basic loss per share                            $         (1.36)                                                 $      (42.68)
                                               ==================                                             ==================

Diluted loss per share                          $         (1.36)                                                 $      (42.68)
                                               ==================                                             ==================

Weighted-average shares outstanding
  basic and diluted                                     790,296                                                        790,296
                                               ==================                                             ==================


See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
                  Pro forma Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1998



                                                  GALVESTON'S           PARAGON             ADJUSTMENTS           PRO FORMA

Revenues                                        $        841,476      $  130,765,614      $              -         $  131,607,090

Costs and expenses
 Food and beverage                                       269,653          59,070,334                     -            59,339,987
 Payroll and payroll related costs                       348,040          35,615,142                     -            35,963,182
 Operating expenses                                      366,328          25,019,078                     -            25,385,406
 Depreciation and amortization                           109,741           4,339,791                     -             4,449,532
 General and administrative expenses                     694,990           7,272,393                     -            7,967,383
                                               ------------------  ------------------     -----------------   ------------------

 Total costs and expenses                              1,788,752         131,316,738                     -          133,105,490
                                               ------------------  ------------------     -----------------   ------------------

Loss from operations                                   (947,276)           (551,124)                     -          (1,498,400)

Other income (expense)
 Interest expense, net                                 (275,140)         (3,339,713)  c            907,539          (2,707,314)
 Other income                                                 -             255,383                      -             255,383
                                               ------------------  ------------------     -----------------   ------------------

 Total other income (expense)                          (275,140)         (3,084,330)               907,539          (2,451,931)
                                               ------------------  ------------------     -----------------   ------------------
Net loss                                         $   (1,222,416)    $    (3,635,454)       $       907,539     $    (3,950,331)
                                               ==================  ==================     =================   ==================

Basic loss per share                             $        (0.59)                                               $         (1.91)
                                               ==================                                             ==================

Diluted loss per share                           $        (0.59)                                               $         (1.91)
                                               ==================                                             ==================

Weighted-average shares outstanding
  basic and diluted                                   2,064,714                                                      2,064,714
                                               ==================                                             ==================



See the accompanying notes to the pro forma financial statements.

                        Galveston's Steakhouse Corp. and
              Paragon Steakhouse Restaurants, Inc and Subsidiaries
               Notes to Pro forma Consolidated Financial Statements



NOTE 1 - BASIS OF PRESENTATION


The accompanying pro forma consolidated balance sheet presents the accounts of Galveston's Steakhouse Corp. ("Galveston's") and Paragon Steakhouse Restaurants, Inc. and Subsidiaries ("Paragon") as if the acquisition of Paragon by Galveston's occurred on September 30, 1998. The accompanying pro forma consolidated statements of operations present the accounts of Galveston's and Paragon for the year ended December 31, 1997 and the nine months ended September 30, 1998 as if the acquisition occurred on January 1, 1997.


The following adjustments would be required if the acquisition occurred as indicated above:

a. To remove the amount due to affiliate that was forgiven in connection with the acquisition.

b. To record the purchase price which consists of a $600,000 note payable, $600,000 in cash that was previously paid the sellers and included in acquisition deposits and $1,354,519 in transaction fees that were also included in the acquisition deposit account. In addition, due to the forgiveness of the amount due to affiliate as mentioned in item a. above, the $1.2 million purchase price was less than the net book value of Paragon. This purchase discount of $12,068,235 is being used to reduce the basis of intangible assets and property and equipment of $2,191,117 and $9,877,118, respectively.

c. To remove the interest expense incurred on the amount due to affiliate that was forgiven in connection with the acquisition.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.


           ----------------------

              TABLE OF CONTENTS

                                       PAGE

Prospectus Summary......................  3
Risk Factors............................  6
Use of Proceeds......................... 14
Capitalization.......................... 15
Dividend Policy......................... 16
Management's Discussion and
Analysis or Plan of Operation........... 16
Business................................ 21
Management.............................. 26
Certain Transactions.................... 31
Principal Stockholders.................. 32
Description of Securities............... 32
Shares Eligible for Future Sale......... 34
Legal Matters........................... 36
Experts................................. 36
Additional Information.................. 37
Index to Financial Statements.......... F-1

           ----------------------


------------------------------------------
------------------------------------------



             1,064,248 SHARES


              GALVESTON'S
            STEAKHOUSE CORP.

              COMMON STOCK

          ----------------------
               PROSPECTUS
          ----------------------


           FEBRUARY 10, 1999


------------------------------------------
------------------------------------------

                         GALVESTON'S STEAKHOUSE CORP.

                                   PART II.
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. References are made to Article VI of the Registrant's Bylaws, a copy of which is incorporated herein by reference as
Exhibit 3.4, which provides for indemnification of officers and directors of the Registrant to the full extent authorized by the aforesaid section of the General Corporation Law of the State of Delaware.

     Section 102(b) of the General Corporation Law of the State of Delaware permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. Reference is made to Article Tenth of the Registrant's Restated Certificate of Incorporation, as amended, a copy of which is incorporated herein by reference as Exhibit 3.1, which limits a director's liability in accordance with the aforesaid section of the General Corporation Law of the State of Delaware.

     The Registrant has entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements provide that the executive officers and directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnity will be provided to any director or officer under these agreements on account of conduct which is finally adjudged to be knowingly fraudulent or deliberately dishonest or willful misconduct. In addition, no indemnification will be provided if there is a final adjudication that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, or of any similar statutory law, or on account of any compensation paid to a director or officer which is adjudicated to have been in violation of law, and in certain other circumstances.


     The Registrant presently has in effect directors and officers liability insurance which it believes is adequate in amount and scope of coverage.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses for the issuance and distribution of the shares of Common Stock registered hereby are set forth in the following table.

SEC registration fee.........................                $ 2,119.18
Legal fees and expenses (1)..................                 30,000
Accounting fees and expenses (1).............                  3,000
Blue sky fees and expenses (including
  counsel fees) (1)..........................                  1,000
Printing and engraving expenses (1)..........                  1,000
Miscellaneous (1)............................                  2,880.82
                                                             ----------
Total........................................                $40,000
                                                             ==========
----------
(1) Estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein. The information set forth below has been adjusted to reflect the Company's 1 for 3.671 reverse stock split effected in August 1997 and a subsequent 1.650 for 1 forward stock split effected in December 1997.

         In January 1997, the Company commenced a private placement bridge financing under Rule 506 of Regulation D through William Scott & Co., L.L.C. pursuant to which it raised $500,000 by issuing to eighteen (18) accredited investors twenty (20) $25,000 units, consisting of a $25,000 promissory note bearing interest at eight percent (8%) per annum and 2,698 shares of its common stock. The Company paid a ten percent (10%) sales commission and a three percent (3%) non-accountable expense allowance in connection with such financing. Each of the investors in the bridge financing was an "accredited investor."

         In January 1997, the Company borrowed $25,000 from Kenneth W. Larson, Esq. and issued to him a $25,000 promissory note bearing interest at eight percent (8%) per annum and 2,249 shares of its common stock. Mr. Larson was an "accredited investor."


         In February 1997, the Company issued 14,833 shares of common stock (valued at $74,167.50) to three (3) persons associated with Winchester Investment Securities, Inc., a NASD member, for services rendered to the Company. Each of these persons was an "accredited investor." In February 1998, in connection with the Company's initial public offering, these three (3) persons returned their shares to the Company.


         In April 1997, the Company issued 4,496 shares of common stock (valued at $22,481.25) to its counsel, Hank Gracin, Esq. of Lehman & Eilen, in payment for legal services rendered.

         In April 1997, the Company issued 2,810 shares of common stock to Mr. Lee and 2,810 shares of common stock to Mr. Woo (each valued at $14,049.75) in consideration for services rendered by them to the Company.

         On August 11, 1997, the Company borrowed an aggregate of $150,000 from Alexander Majewski, Eileen Kaplan and Universal Partners, L.P. and issued to them $150,000 of promissory notes bearing interest at nine percent (9%) per annum and 30,000 shares of its common stock. Each of the investors in the bridge financing was an "accredited investor."

         In November 1997, Messrs. Lee and Woo contributed $130,000 to the Company as additional paid-in capital. No shares of Common Stock were issued.

         In July, 1998, 55,200 shares of Common Stock were issued upon conversion of $92,000 aggregate principal amount of convertible notes payable.

         In March, 1998, 278,125 shares of Common Stock were issued upon conversion of $1,112,500 aggregate principal amount of bridge notes.

         On July 15, 1998 each of JMG Capital Partners, L.P. and Triton Capital Investments Limited purchased $300,000 principal amount of the Company's 6% Convertible Debentures. On July 23, 1998, Barry Lebin purchased $100,000 principal amount of the Company's 6% Convertible Debentures.

         On September 28, 1998 Talisman Capital Opportunity Fund Ltd. purchased a Secured Exchangeable Note of the Company due and payable on or before September 28, 2003 in the principal amount of $650,000.


         On December 21, 1998 Talisman Capital Opportunity Fund Ltd. purchased a Secured Exchangeable Note of the Company due and payable on or before September 28, 2003 in the principal amount of $1,350,000.

         On December 21, 1998 each of JMG Capital Partners, L.P. and Triton Capital Investments Limited purchased $200,000 principal amount of the Company's 6% Convertible Debentures.

         On or about December 31, 1998, the Company issued 26,000 shares of restricted common stock to Winchester Investment Securities, Inc. for services rendered to the Company.

ITEM 27. EXHIBITS.


  The following exhibits are filed as part of this Registration Statement:


                  1.1*   Form of Underwriting Agreement.


                  3.1*   Restated Certificate of Incorporation of the Company.

                  3.2* Certificate of Correction to Restated Certificate of Incorporation of the Company.

                  3.3* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                  3.4*   By-Laws of the Company.

                  3.5* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                  3.6* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                  4.1*   Form of Specimen of Common Stock Certificate.

                  4.2*   Form of Underwriter's Warrant Agreement.


                 5.1**** Opinion of Lehman & Eilen, counsel to the Company
                         concerning the legality of securities being registered.


                 10.1*   Lease between Walter Bollenbacher Family
                         Trust and TLC Corp. (Seller) dated November
                         1, 1994 and assigned to the Company June 25, 1996. (re: Torrance).

                 10.2* Lease between University Plaza, Ltd. and the Company dated September 4, 1996.
                         (re: Fullerton).

                 10.3* Lease between Mission Grove Plaza, LP and Kent Andersen (Seller) dated March 8, 1993 and assigned to the Company March 1, 1997. (re: Riverside).

                 10.4* Lease between E & R Co-ownership (The Family Corner) and the Company dated February 1, 1997. (re: Norco).

                 10.5*   Employment Contract between the Company and Michael
                         R. Dunmire dated October 15, 1996.

                 10.6*   Employment Contract between the Company and Rebecca
                         L. Rotman dated October 15, 1996.

                 10.7* Employment Contract between the Company and Hiram J. Woo dated June 3, 1996.

                 10.8*   Employment Contract between the Company and Richard
                         M. Lee dated June 3, 1996.

                 10.9* Asset Purchase Agreement between the Company as buyer and TLC Restaurant Management Corp., Better Business Security, Inc., River Diego Investment Corp. and Ron Walton, collectively as seller dated April 10, 1996.

                 10.10* Escrow Instruction with Jean Allen Escrow Co., Inc. dated February 20, 1996 reference to Asset Purchase Agreement cited in 10.9 above.

                 10.11* Note Payable in the amount of $375,000 to Ron Walton, et. al. with extension of Due Date to August 29, 1997.

                 10.12* Note Payable in the amount of $870,000 to Ron Walton, et. al.

                 10.13* Asset Purchase Agreement between the Company as buyer and Kent & Jenny Andersen as sellers dated September 23, 1996.

                 10.14* Escrow Instruction with Jean Allen Escrow Co., Inc. dated December 3, 1996 with Estimated Closing Statement dated March 3, 1997 reference to Asset Purchase Agreement cited in 10.13 above.

                 10.15*   Galveston Steakhouse Corp. Omnibus Stock Plan.

                 10.16*   Richard M. Lee Stock Option Agreement.

                 10.17*   Hiram J. Woo Stock Option Agreement.


                 10.18** Merger Agreement dated August 31, 1998 by and among the Company, Tri-Core Steakhouse, Inc., Paragon Steakhouse Restaurants, Inc. and Kyotaru Co. Ltd.

                 10.19*** First Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.20*** Second Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.21*** Third Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.22*** Form of Agreement Not to Compete.

                 10.23*** Form of Management Agreement.

                 10.24*** Form of Non-negotiable Promissory Note.

                 10.25****Form of Securities Purchase Agreement by and between the Company and each of JMG Capital Partners, L.P., Triton Capital Investments Limited, and Barry Lebin.

                 10.26****Form of Registration Rights Agreement by and between the Company and each of JMG Capital Partners, L.P., Triton Capital Investments Limited, and Barry Lebin.

                 10.27****Form of Debenture issued to JMG Capital Partners,
                          L.P., Triton Capital Investments Ltd and Barry Lebin.

                 10.28****Form of Note Purchase Agreement by and between the
                          Company and Talisman Capital Opportunity Fund Ltd.

                 10.29****Form of Secured Exchangeable Note issued to Talisman
                          Capital Opportunity Fund Ltd.

                 10.30****Form of Warrant issued to Talisman Capital
                          Opportunity Fund Ltd.

                 10.31****Form of Collateral, Pledge and Security Agreement by
                          and between the Company and Talisman Capital
                          Opportunity Fund Ltd.

                 10.32****Form of Warrant issued to Joseph Donohue, Jr., Max
                          Rockwell, Mark Angelo, Hunter Singer, John
                          Audiferren, AIBC Investment Services Corp., May Davis Group and Barry Lebin.

                 10.33****Loan and Security Agreement dated December 21, 1998 by and between Pacific Basin Foods, Inc. and The CIT Group/Credit Finance, Inc.

                 10.34****Security Agreement dated December 21, 1998 by and between the Company and The CIT Group/Credit
                          Finance, Inc.

                 10.35****Secured Continuing Guaranty dated December 21, 1998 executed by the Company.

                 10.36****Security Agreement (Intellectual Property) dated
                          December 21, 1998 by and between the Company and The CIT Group/Credit Finance, Inc.

                 10.37****Grant of Security Interest (Trademarks) dated
                          December 21, 1998 executed by the Company.


                 16.0*    Letter re: Change of Certifying Accountant.


                 23.1**** Consent of Singer Lewak Greenbaum & Goldstein LLP.

                 23.2**** Consent of Lehman & Eilen, counsel to the Company
                          (included in their opinion filed as Exhibit 5.1).

                 23.3**** Consent of Ernst & Young LLP.


                 27.1*    Financial Data Schedule.

                 99.1**   Press release dated September 1, 1998.



----------
* Incorporated by reference from Registration Statement on Form SB-2 (File #333-29093).
** Incorporated by reference from Form 8-K, Current Report, filed with the SEC on September 14, 1998.
*** Incorporated by reference from Form 8-K, Current Report, filed with the SEC on January 4, 1999.
**** Filed herewith.

ITEM 28. UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(b) The undersigned registrant hereby undertakes:

  (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.



                                  SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN SAN DIEGO, CALIFORNIA, ON THIS 10TH DAY OF FEBRUARY, 1999.


                                       GALVESTON'S STEAKHOUSE CORP.

                                       By: /S/ Richard M. Lee
                                          ----------------------------------
                                           RICHARD M. LEE
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                   TITLE                                     DATE

         /s/ Richard M. Lee                Chairman of the Board of Directors and              February 10, 1999
----------------------------------------     Chief Executive Officer
             Richard M. Lee

          /s/ Hiram J. Woo                 Director, President, Secretary and                  February 10, 1999
----------------------------------------     Chief Financial Officer (Principal
              Hiram J. Woo                   Financial and Accounting Officer)


           /s/ Tom Edler                   Director                                            February 10, 1999
----------------------------------------
               Tom Edler

         /s/ Mark W. Goudge
----------------------------------------   Director                                            February 10, 1999
             Mark W. Goudge

         /s/ Tod Lindner
----------------------------------------   Director                                            February 10, 1999
             Tod Lindner

         EXHIBIT INDEX



         Exhibit
         Number            Description

                 1.1*     Form of Underwriting Agreement.


                 3.1*     Restated Certificate of Incorporation of the Company.


                 3.2* Certificate of Correction to Restated Certificate of Incorporation of the Company.

                 3.3* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                 3.4*     By-Laws of the Company.


                 3.5* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                 3.6* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                 4.1*     Form of Specimen of Common Stock Certificate.

                 4.2*     Form of Underwriter's Warrant Agreement.


                 5.1**** Opinion of Lehman & Eilen, counsel to the Company concerning the legality of securities being registered.


                 10.1* Lease between Walter Bollenbacher Family Trust and TLC Corp. (Seller) dated November 1, 1994 and assigned to the Company June 25, 1996. (re: Torrance)

                 10.2* Lease between University Plaza, Ltd. and the Company dated September 4, 1996.
                          (re: Fullerton).

                 10.3* Lease between Mission Grove Plaza, LP and Kent Andersen (Seller) dated March 8, 1993 and assigned to the Company March 1, 1997. (re: Riverside).

                 10.4* Lease between E & R Co-ownership (The Family Corner) and the Company dated February 1, 1997. (re: Norco).

                 10.5*    Employment Contract between the Company and Michael
                          R. Dunmire dated October 15, 1996.

                 10.6*    Employment Contract between the Company and Rebecca
                          L. Rotman dated October 15, 1996.

                 10.7* Employment Contract between the Company and Hiram J. Woo dated June 3, 1996.

                 10.8*    Employment Contract between the Company and Richard
                          M. Lee dated June 3, 1996.

                 10.9* Asset Purchase Agreement between the Company as buyer and TLC Restaurant Management Corp., Better Business Security, Inc., River Diego Investment Corp. and Ron Walton, collectively as seller dated April 10, 1996.

                 10.10* Escrow Instruction with Jean Allen Escrow Co., Inc. dated February 20, 1996 reference to Asset Purchase Agreement cited in 10.9 above.

                 10.11* Note Payable in the amount of $375,000 to Ron Walton, et. al. with extension of Due Date to August 29, 1997.

                 10.12* Note Payable in the amount of $870,000 to Ron Walton, et. al.

                 10.13* Asset Purchase Agreement between the Company as buyer and Kent & Jenny Andersen as sellers dated September 23, 1996.

                 10.14* Escrow Instruction with Jean Allen Escrow Co., Inc. dated December 3, 1996 with Estimated Closing Statement dated March 3, 1997 reference to Asset Purchase Agreement cited in 10.13 above.

                 10.15*   Galveston Steakhouse Corp. Omnibus Stock Plan.

                 10.16*   Richard M. Lee Stock Option Agreement.

                 10.17*   Hiram J. Woo Stock Option Agreement.


                 10.18** Merger Agreement dated August 31, 1998 by and among the Company, Tri-Core Steakhouse, Inc., Paragon Steakhouse Restaurants, Inc. and Kyotaru Co. Ltd.

                 10.19*** First Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.20*** Second Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.21*** Third Amendment to Merger Agreement dated August 31,
                          1998, by and amoung the Company and Tri-Core
                          Steakhouse, Inc., on the one hand, and Paragon Steakhouse Restaurants, Inc. and Kyotaru Co., Ltd., on the other hand.

                 10.22*** Form of Agreement Not to Compete.

                 10.23*** Form of Management Agreement.

                 10.24*** Form of Non-negotiable Promissory Note.

                 10.25****Form of Securities Purchase Agreement by and between the Company and each of JMG Capital Partners, L.P., Triton Capital Investments Limited, and Barry Lebin.

                 10.26****Form of Registration Rights Agreement by and between the Company and each of JMG Capital Partners, L.P., Triton Capital Investments Limited, and Barry Lebin.

                 10.27****Form of Debenture issued to JMG Capital Partners,
                          L.P., Triton Capital Investments Ltd and Barry Lebin.

                 10.28****Form of Note Purchase Agreement by and between the
                          Company and Talisman Capital Opportunity Fund Ltd.

                 10.29****Form of Secured Exchangeable Note issued to Talisman
                          Capital Opportunity Fund Ltd.

                 10.30****Form of Warrant issued to Talisman Capital
                          Opportunity Fund Ltd.

                 10.31****Form of Collateral, Pledge and Security Agreement by
                          and between the Company and Talisman Capital
                          Opportunity Fund Ltd.

                 10.32****Form of Warrant issued to Joseph Donohue, Jr., Max
                          Rockwell, Mark Angelo, Hunter Singer, John
                          Audiferren, AIBC Investment Services Corp., May Davis Group and Barry Lebin.

                 10.33****Loan and Security Agreement dated December 21, 1998 by and between Pacific Basin Foods, Inc. and The CIT Group/Credit Finance, Inc.

                 10.34****Loan and Security Agreement dated December 21, 1998 by and between the Company and The CIT Group/Credit Finance, Inc.

                 10.35****Secured Continuing Guaranty dated December 21, 1998 executed by the Company.

                 10.36****Security Agreement (Intellectual Property) dated
                          December 21, 1998 by and between the Company and The CIT Group/Credit Finance, Inc.

                 10.37****Grant of Security Interest (Trademarks) dated
                          December 21, 1998 executed by the Company.


                  16.0*   Letter re: Change of Certifying Accountant.


                  23.1****Consent of Singer Lewak Greenbaum & Goldstein LLP.

                  23.2****Consent of Lehman & Eilen, counsel to the
                          Company (included in their opinion filed as Exhibit 5.1).

                  23.3****Consent of Ernst & Young LLP.


                  27.1*   Financial Data Schedule.

                  99.1**  Press release dated September 1, 1998.


----------
* Incorporated by reference from Registration Statement on Form SB-2 (File #333-29093).
** Incorporated by reference from Form 8-K, Current Report, filed with the SEC on September 14, 1998.
*** Incorporated by reference from Form 8-K, Current Report, filed with the SEC on January 4, 1999.
**** Filed herewith.